As Filed with the Securities and Exchange Commission on August 26, 2005
                                                        Registration No. 333-[ ]
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      TARGET CREDIT CARD OWNER TRUST 2005-1
                   (Issuer with respect to the Class A notes)
             (Exact Name of Registrant as Specified in its Charter)

                         TARGET RECEIVABLES CORPORATION
                           (Originator of the Issuer)
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                     9999                     41-1812153
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
       of incorporation        Industrial Classification    Identification No.)
       or organization)               Code No.)

                         Target Receivables Corporation
                               1000 Nicollet Mall
                                   Suite 3136
                          Minneapolis, Minnesota 55403
                                 (612) 696-3102
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of the Registrant's Principal Executive Office)

                               ----------------

                              Douglas A. Scovanner
                                    President
                         Target Receivables Corporation
                               1000 Nicollet Mall
                          Minneapolis, Minnesota 55403
                                 (612) 696-3102
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:
                               Andrew M. Faulkner
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                                 (212) 735-2853

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                ---------------

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
 Title of Each Class of Securities   Amount to be    Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
          to be Registered            Registered         Price per Unit (1)           Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Class A Notes....................     $1,000,000               100%                     $1,000,000                 $117.70
---------------------------------------------------------------------------------------------------------------------------------
Collateral Certificate(2)........     $1,000,000               ----                        ----                     ----
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the Registration Fee.
(2) No additional consideration will be paid by purchasers of the Class A notes for the collateral certificate, which is pledged as security for the Class A notes.

                                                         ---------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

==================================================================================================================================

The information in this prospectus supplement and prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not prohibitied.



         Prospectus Supplement to Prospectus, dated August _______, 2005

                      TARGET CREDIT CARD OWNER TRUST 2005-1

                                     Issuer

                         TARGET RECEIVABLES CORPORATION
                          Transferor and Administrator

                              TARGET NATIONAL BANK
                   Servicer of Target Credit Card Master Trust
               $_________ Floating Rate Class A Asset Backed Notes

   ___________________________________________________________________________


    Principal Amount                                $
    Price                                           $
    Underwriters' Commissions                       $
    Proceeds to Target Receivables Corporation      $
    Class A Interest Rate                           one-month LIBOR + [ ]% p.a.
    Interest Payment Dates                          monthly on the 25th
    First Interest Payment Date                     ________
    Class A Expected Final Payment Date             ________
    Legal Maturity Date                             ________

         The Target Credit Card Owner Trust 2005-1 is also issuing a Subordinated Interest of the same series with an initial principal amount of $________. The Subordinated Interest will be subordinated to the Class A notes and initially will be retained by Target Receivables Corporation.

         The Class A notes and the Subordinated Interest are obligations of Target Credit Card Owner Trust 2005-1 and are backed only by the assets of Target Credit Card Owner Trust 2005-1. None of the Class A notes, the Subordinated Interest or the collateral certificate, which is the primary asset of Target Credit Card Owner Trust 2005-1, are obligations of Target Corporation, Target National Bank, Target Capital Corporation, Target Receivables Corporation or any of their affiliates or are obligations insured by the FDIC.

         These securities are highly structured. Before you purchase these securities, you should understand the structure and you should consider carefully the "Risk Factors" beginning on page S-12 of this prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

         The underwriters of the Class A notes have agreed to purchase the Class A notes, subject to the terms and conditions in the underwriting agreement.

                                        [Names of Underwriters]

   ___________________________________________________________________________


         The date of this Prospectus Supplement is August _______, 2005.

                                Table of Contents

Important Notice About Information            Events of Default and Rights
    Presented in this Prospectus                  Upon Event of Default....S-34
    Supplement and the Attached
    Prospectus....................S-1         Transfer of the Subordinated
                                                  Interest.................S-35
Summary of Terms..................S-2
                                              Issuance of Additional
Structural Summary................S-3             Notes....................S-35

Transaction Flow Chart...........S-11         Optional Termination.........S-36

Risk Factors.....................S-12         Purchase of Class A Notes by
                                                  TRC......................S-36
Target National Bank's Credit
    Card Business................S-21         Noteholder Reports...........S-36

    Target VISA..................S-21     Description of the Collateral
                                              Certificate..................S-36
    Private Label Credit Card
        Business (Target Card)...S-21         General......................S-36

    Marketing Programs and Account            Collateral Certificate
        Origination..............S-22             Interest Payments........S-36

    Target National Bank's                    Collateral Certificate
        Underwriting Processes and                Principal Payments.......S-37
        Authorizations...........S-22
                                              Allocation Percentages.......S-38
    Servicing of Accounts........S-23
                                              Application of Collections...S-39
    Terms of Accounts............S-24
                                              Postponement of Accumulation
    Delinquency and Collections                   Period...................S-44
        Procedures for Target
        National Bank Credit                  Sharing of Excess Finance
        Cards....................S-24             Charge Collections.......S-45

The Master Trust Portfolio.......S-25         Shared Principal
                                                  Collections..............S-45
    General......................S-25
                                              Excess Transferor Finance
    Principal Receivables                         Charge Collections and
        Outstanding..............S-25             Shared Transferor
                                                  Principal Collections....S-46
    Delinquency Experience.......S-26
                                              Reallocation of Cash Flows;
    Charge-Off Rate Experience...S-26             Defaulted Receivables;
                                                  Investor Charge-Offs.....S-47
    Principal Payment Rate
        Experience...............S-27         Principal Funding Account....S-48

    Master Trust Portfolio Yield              Reserve Account..............S-48
        Experience...............S-28
                                              Increases in the Principal
    Characteristics of the Master                 Balance of the Collateral
        Trust Portfolio..........S-28             Certificate..............S-49

Creation of the Owner Trust......S-30         Early Amortization Events....S-49

Use of Proceeds..................S-31         Servicing Fees and Expenses..S-51

Description of the Notes.........S-31         Defeasance...................S-51

    General......................S-31         Optional Termination.........S-52

    Interest Payments............S-31         Series Termination...........S-52

    Principal Payments...........S-32     Underwriting.....................S-52

    Distributions to                      Other Series Issued and
        Noteholders..............S-32         Outstanding..................S-54

    Note Distribution Account....S-33     Glossary of Terms for Prospectus
                                              Supplement...................S-55
    Subordination................S-33

              Important Notice About Information Presented in this
                Prospectus Supplement and the Attached Prospectus

         The attached prospectus provides general information about the Target Credit Card Owner Trust 2005-1 and the Target Credit Card Master Trust, including terms and conditions that are generally applicable to the Class A notes issued by the owner trust and certificates issued by the master trust. The specific terms of the Class A notes are described in this prospectus supplement.

         This prospectus supplement begins with several introductory sections describing the Class A notes, the collateral certificate, the Target Credit Card Owner Trust 2005-1 and the Target Credit Card Master Trust in abbreviated form:

         o Summary of Terms provides important dates, amounts and other terms of your notes,

         o Structural Summary gives a brief introduction to the key structural features of your notes and the collateral certificate and directions for locating further information,

         o    Transaction Flow Chart illustrates the flow of receivables, and

         o Risk Factors describes some of the risks that apply to your notes and the collateral certificate.

         As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this prospectus supplement. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the attached prospectus.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these notes in any state where the offer is not permitted.

         We do not make any representation as to the accuracy of the information in this prospectus supplement as of any date other than the date set forth on its cover.

         You can find a glossary with definitions of important terms that appear in this document under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-55 in this prospectus supplement or under the caption "Glossary of Terms for Prospectus" beginning on page 68 in the attached prospectus.

--------------------------------------------------------------------------------
    To understand the structure and terms of these securities, you must read carefully this prospectus supplement and the attached prospectus in their entirety.
--------------------------------------------------------------------------------

                                Summary of Terms

--------------------------------------------------------------------------------
Issuer:                                 Target Credit Card Owner Trust 2005-1

Transferor and Administrator:           Target Receivables Corporation -- "TRC"

Servicer:                               Target National Bank

Indenture Trustee and Master Trust
Trustee:                                Wells Fargo Bank, National Association

Owner Trustee:

Pricing Date:

Closing Date:

Clearance and Settlement:               DTC/Clearstream/Euroclear

Owner Trust Assets:                     The collateral certificate issued by
                                        Target Credit Card Master Trust,
                                        representing an undivided interest in
                                        receivables originated in consumer
                                        open-end credit card accounts of Target
                                        National Bank.
--------------------------------------------------------------------------------

          Series Structure:                   Principal Amount                  % of Total Series
                                     ----------------------------------   -----------------------------
Class A notes                        $

Subordinated Interest                $

Annual Servicing Fee Rate:           2%

Credit Enhancement for Class A:      subordination of the Subordinated
                                     Interest

Class A Interest Rate:               one-month LIBOR + [  ]%p.a.

Interest Accrual Method              actual/360

Interest Payment Dates:              monthly on the 25th

First Interest Payment Date:

Class A Expected Final Payment Date                  distribution date

Legal Maturity Date:                                 distribution date

CUSIP Number:

Class A Anticipated Ratings          Aaa/AAA
(Moody's/Standard & Poor's):

                               Structural Summary

         This summary briefly describes certain major structural components of the Class A notes. To fully understand the terms of the Class A notes, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Target Credit Card Owner Trust 2005-1      Target National Bank originates the
                                           Target VISA accounts and the Target
Target Credit Card Owner Trust 2005-1      Card accounts. Target National Bank
is the issuer of the Class A notes         also is the servicer of these
and is referred to as the owner            accounts.
trust. The Class A notes will be the
only class of notes issued by the          For more information on Target
owner trust. The owner trust will be       National Bank, see "Target National
maintained by the indenture trustee        Bank" in the attached prospectus.
for the benefit of the holders of the
notes. The owner trust is a Delaware       Target Financial Services
statutory trust formed for the
purpose of issuing the notes and the       Target Financial Services, a division
Subordinated Interest. TRC is the          of Target, performs many of the
beneficial owner of the owner trust.       services which Target National Bank,
                                           as servicer, would typically perform,
For more information on the owner          including marketing, implementation
trust, see "The Owner Trusts" in the       of underwriting, implementation of
attached prospectus.                       authorizations, guest services,
                                           collections and systems support.
Target Credit Card Master Trust            Target Financial Services will also
                                           perform, on behalf of Target
Target Credit Card Master Trust,           Receivables Corporation, most of the
referred to as the master trust, is        duties that Target Receivables
the issuer of the Series 2005-1            Corporation, as administrator of the
collateral certificate, which is           owner trust, is obligated to perform.
referred to as the collateral
certificate. The collateral                For more information on Target
certificate is one of two series of        Financial Services, see "Target
certificates issued by the master          Financial Services" in the attached
trust that will be outstanding as of       prospectus.
the closing date. The master trust is
maintained by the master trust             Target Capital Corporation
trustee for the benefit of the
holders of the securities of each          Target Capital Corporation, referred
outstanding series, including the          to as TCC, purchases the receivables
collateral certificate, as of the          originated by Target National Bank
closing date.                              and subsequently sells the
                                           receivables to Target Receivables
For more information on other series       Corporation.
of the master trust, see "Other
Series Issued and Outstanding" in          For more information on TCC, see
this prospectus supplement.                "Target Capital Corporation" in the
                                           attached prospectus.
Target Corporation
                                           Target Receivables Corporation
Target Corporation, referred to as
Target, is one of America's largest        Target Receivables Corporation,
general merchandise retailers              referred to as TRC, is the transferor
operating large-format discount            of the receivables to the master
stores. The receivables in the master      trust, the administrator of the owner
trust portfolio primarily arise under      trust and the depositor of the
Target VISA accounts and under Target      collateral certificate into the owner
Card private label revolving credit        trust. TRC holds the transferor
card accounts relating to the sale of      certificate issued by the master
merchandise and services by Target         trust and initially will retain the
stores and Target.com.                     Subordinated Interest. The mailing
                                           address of TRC is 1000 Nicollet Mall,
For more information on Target, see        Suite 3136, Minneapolis, Minnesota
"Target Corporation" in the attached       55403 and the telephone number is
prospectus.                                (612) 696-3102.

Target National Bank                       For more information on TRC, see
                                           "Target Receivables Corporation" in
                                           the attached prospectus.

The Indenture Trustee                          o   certificateholders of other
                                                   series issued by the master
Wells Fargo Bank, National                         trust,
Association is the trustee under the
indenture pursuant to which the Class          o   Target National Bank, as the
A notes are issued. The corporate                  holder of a participation in
trust department of the indenture                  the assets of the master
trustee is located at Sixth and                    trust, and
Marquette, MAC N9311-161,
Minneapolis, Minnesota 55479.                  o   TRC, as the holder of the
                                                   transferor certificate issued
For more information on the indenture              by the master trust.
trustee, see "Description of the
Notes--The Indenture Trustee" in the       Each series, including the collateral
attached prospectus.                       certificate, has a claim to a
                                           specific dollar amount of the master
The Owner Trustee                          trust's assets, regardless of the
                                           total amount of principal receivables
[   ] is the owner trustee under the       in the master trust at any time. TRC,
trust agreement for the owner trust.       as holder of the transferor
The corporate trust department of the      certificate, and Target National
owner trustee is located at [   ].         Bank, as holder of the participation,
                                           hold the other claims to the master
The Master Trust Trustee                   trust's assets. The sizes of these
                                           claims fluctuate with the total
Wells Fargo Bank, National                 amount of principal receivables in
Association is the trustee under the       the master trust.
pooling and servicing agreement
governing the collateral certificate.      For more information on interests in
The corporate trust department of the      the master trust, see "Description of
master trust trustee is located at         the Certificates--Allocation of
Sixth and Marquette, MAC N9311-161,        Master Trust Assets" in the attached
Minneapolis, Minnesota 55479.              prospectus.

For more information on the master         The Series 2005-1 Collateral
trust trustee, see "The Master Trust       Certificate
Trustee" in the attached prospectus.
                                           The collateral certificate represents
The Collateral                             the right to receive a portion of
                                           collections on the underlying master
The primary asset of the owner trust       trust assets and will also be
is the collateral certificate. The         allocated a portion of net losses on
primary asset of the master trust is       the principal receivables in the
a pool of receivables arising under:       master trust, called the investor
                                           defaulted amount. Any collections
    o   Target VISA accounts relating      allocated to the collateral
        to the sale of merchandise         certificate in excess of the amount
        and services by Target stores      owed to the owner trust or the
        and other merchants and            servicer of the receivables will be
        vendors participating in the       shared with other series of
        worldwide VISA network, and        certificates issued by the master
                                           trust or returned to TRC.
    o   Target Card accounts relating
        to the sale of merchandise         For more information on the
        and services by Target             collateral certificate, see
        stores.                            "Description of the Collateral
                                           Certificate" in this prospectus
For more information on the                supplement. For more information on
receivables, see "Target National          the allocation of collections and
Bank's Credit Card Business" and "The      payments to the collateral
Master Trust Portfolio" in this            certificate, see "Description of the
prospectus supplement.                     Collateral Certificate--Collateral
                                           Certificate Interest Payments,"
Interests in the Master Trust              "--Collateral Certificate Principal
                                           Payments" and "--Allocation
The master trust trustee maintains         Percentages" in this prospectus
the master trust for several               supplement.
beneficiaries:
                                           The Class A Notes
    o   the owner trust, as holder of
        the collateral certificate,

The Class A notes represent                Principal Payments
obligations of the owner trust and
will be secured by the collateral          Your Class A notes are expected to be
certificate and amounts received in        paid in full on the ______
respect of the collateral                  distribution date, which is the
certificate, which will be the sole        expected final payment date for the
source of payments on the Class A          Class A notes. If an early
notes. The amounts allocated to the        amortization period has not
collateral certificate will be used        commenced, the master trust will
to pay principal and interest on the       accumulate collections of principal
Class A notes as those amounts become      receivables in a principal funding
due, to cover net losses allocated to      account during the accumulation
the collateral certificate and to pay      period for the benefit of the owner
the servicing fees and other expenses      trust, as holder of the collateral
allocated to the collateral                certificate, for the purpose of
certificate. In no case will you           repaying the Class A notes on the
receive more than the principal and        Class A expected final payment date.
interest owed to you under the terms       The length of the accumulation period
of your notes described in this            prior to the Class A expected final
prospectus supplement.                     payment date will be as many months
                                           as is expected to be necessary for
For more information on the Class A        the accumulation of the Class A
notes, see "Description of the Notes"      principal amount, but will not be
in this prospectus supplement.             more than twelve months or less than
                                           one month. The accumulation period
Interest Payments                          will end on the first to occur of the
                                           following:
Interest on your Class A notes will
be paid monthly on each distribution           o   the day before an early
date for the related interest period,              amortization period begins,
from interest paid to the owner trust
on the collateral certificate. A               o   the date on which the
distribution date will occur on the                invested amount of the
25th day of each month, or if that                 collateral certificate is
day is not a business day, the next                reduced to zero, and
business day, beginning on _______.
Your Class A notes will bear interest          o   the ________ distribution
at one-month LIBOR plus___ % per                   date, which is the legal
year.                                              maturity date.

Interest for your Class A notes will       If your Class A notes are not paid in
be calculated as follows:                  full on the Class A expected final
                                           payment date, an early amortization
  Class A       actual       Class A       event will occur, the early
outstanding    number of     interest      amortization period will begin and
 principal   x  days in   x  rate for      the Class A notes will begin to
balance at     interest      interest      receive monthly payments of interest
  end of        period        period       and principal until the first to
prior month   ----------                   occur of the following:
                 360
                                               o   the date on which they are
Each interest period will begin on                 paid in full,
and include a distribution date and
end on but exclude the next                    o   the date on which the
distribution date. However, the first              invested amount of the
interest period will begin on and                  collateral certificate is
include the closing date and end on                reduced to zero,
but exclude the first distribution
date for your notes.                           o   the distribution date
                                                   following the date on which
You may obtain the interest rates for              the assets of the owner trust
the current interest period and the                are fully liquidated after an
immediately preceding interest period              event of default and
by telephoning the indenture trustee               acceleration of the principal
at (612) 667-2484.                                 balance of the notes, and

For more information on the payment            o   the legal maturity date.
of interest on the Class A notes, see
"Description of the Collateral             For more information on the payment
Certificate--Collateral Certificate        of principal of the Class A notes and
Interest Payments" and "--Application      the accumulation period, see
of Collections--Payment of Interest,       "Description of the Collateral
Fees and Other Items" and                  Certificate--Collateral Certificate
"Description of the Notes--Interest        Principal Payments" and
Payments" in this prospectus               "--Application of
supplement.                                Collections--Payment of Principal"
                                           and "Description of the
                                           Notes--Principal Payments"
and "--Distributions to Noteholders"           o   any unpaid adjustment payment
in this prospectus supplement.                     that TRC is required to but
                                                   fails to make and that is
Credit Enhancement                                 allocated to the collateral
                                                   certificate.
Your Class A notes are credit
enhanced through the subordination of      The Class A notes may suffer a loss
the Subordinated Interest. Each            of principal and shortfalls in
month, the master trust will allocate      interest payments if the subordinated
a portion of net losses on the             amount is reduced to zero and there
receivables in the master trust            are shortfalls in collections of
portfolio to the collateral                finance charge receivables and other
certificate. Finance charge                amounts available to make interest
collections allocated to the               payments and to cover the investor
collateral certificate ordinarily          defaulted amount.
will be used to pay interest on the
Class A notes, to fund the servicing       For a more detailed description of
fee with respect to the collateral         the subordination provisions of the
certificate and then to cover the          Subordinated Interest, see
portion of net losses allocated to         "Description of the
the collateral certificate.                Notes--Subordination" in this
                                           prospectus supplement.
If finance charge collections
allocated to the collateral                Allocations of Collections
certificate are insufficient to make
all required payments and                  Each month the servicer will allocate
reimbursements in any month, excess        collections among:
finance charge collections from other
series issued by the master trust, if          o   the collateral certificate,
any, may be used to make required
payments and reimbursements. If those          o   other series of certificates
amounts are not sufficient and TRC                 issued and outstanding,
does not elect to apply excess
transferor finance charge collections          o   the interests of any holders
to cover those required payments and               of participations in assets
reimbursements or the amount of                    of the master trust, and
excess transferor finance charge
collections applied is insufficient            o   the transferor's interest in
to cover those required amounts,                   the master trust.
principal collections allocated to
the collateral certificate in an           Generally, you are entitled to
aggregate amount not to exceed the         receive payments of interest and
subordinated amount will be                principal only from collections and
reallocated to make up shortfalls in       other master trust assets allocated
amounts available to make interest         to the collateral certificate.
payments on the Class A notes and pay
the monthly servicing fee. The             The amount allocated to the
subordinated amount is equal to the        collateral certificate will be based
difference between the invested            generally upon the invested amount of
amount of the collateral certificate       the collateral certificate compared
and the principal balance of the           to the total amount of principal
Class A notes, but not less than           receivables in the master trust. The
zero. Any reallocation of principal        invested amount of the collateral
collections allocated to the               certificate is the sum of:
collateral certificate will result in
a reduction in the invested amount of          o   the initial invested amount
the collateral certificate. In                     of the collateral
addition, the invested amount of the               certificate, plus
collateral certificate will be
reduced by:                                    o   any increase in the
                                                   collateral certificate
    o   any investor defaulted amount              principal balance in
        allocated to the collateral                connection with the issuance
        certificate and not funded by              of additional Class A notes
        collections of finance charge              and Subordinated Interest,
        receivables and other amounts              minus
        available to the collateral
        certificate to cover the               o   principal payments made to
        investor defaulted amount,                 the holder of the collateral
        and                                        certificate, minus

                                               o   unreimbursed investor
                                                   charge-offs, minus

    o   the amount of any reduction            o   to cover the investor
        in the invested amount of the              defaulted amount,
        collateral certificate due to
        the purchase and subsequent            o   to reimburse write downs of
        cancellation of notes by TRC.              the invested amount of the
                                                   collateral certificate due to
On the closing date, the invested                  investor charge-offs,
amount of the collateral certificate
will be $_________, the Class A                o   to pay interest, if any, on
principal balance will be $_______                 the Subordinated Interest,
and the principal balance of the
Subordinated Interest will be                  o   to fund the reserve account,
$_______.                                          if TRC, at its option,
                                                   designates a reserve account
During the accumulation period,                    funding date,
collections of finance charge
receivables allocated to the                   o   to pay any other amounts
collateral certificate and the                     required to be paid pursuant
investor defaulted amount will be                  to the Indenture or any
based upon the adjusted invested                   supplement to the Indenture,
amount of the collateral certificate,              and
which is equal to the invested amount
of the collateral certificate less             o   to be applied as excess
amounts accumulated in the principal               finance charge collections.
funding account for the purpose of
making payments to the Class A             Collections of Principal Receivables
noteholders on the Class A expected
final payment date.                        So long as the subordinated amount is
                                           greater than zero, collections of
If the invested amount of the              principal receivables allocable to
collateral certificate is reduced due      the collateral certificate, up to an
to investor charge-offs, collections       amount equal to the subordinated
of principal receivables and finance       amount, will be applied each month
charge receivables allocated to the        first to fund shortfalls, if any, in:
collateral certificate and available
for payment on your notes may be               o   interest payments on the
reduced.                                           Class A notes, and

For a more detailed description of             o   payments of the monthly
the allocation percentages used for                servicing fee;
the collateral certificate, see
"Description of the Collateral                     then as follows:
Certificate--Allocation Percentages"
in this prospectus supplement. For a           o   during the revolving period:
description of the events which may
lead to reductions in the invested                 --  first, at the request of
amount of the collateral certificate,                  TRC, provided that rating
see "Description of the Collateral                     agency confirmation is
Certificate--Allocation Percentages"                   received, used to reduce
and "--Reallocation of Cash Flows;                     the principal amount of
Defaulted Receivables; Investor                        the Subordinated Interest
Charge-Offs" in this prospectus                        in an amount not to
supplement.                                            exceed the subordinated
                                                       amount, and
Application of Collections
                                                   --  second, treated as shared
Collections of Finance Charge                          principal collections,
Receivables
                                               o   during the accumulation
Collections of finance charge                      period:
receivables allocated to the
collateral certificate will be used                --  first, deposited up to
each month in the following order:                     the Class A controlled
                                                       deposit amount in the
    o   to pay interest due and                        principal funding account
        payable on the Class A notes                   for the benefit of the
        for the related interest                       owner trust for payment
        period,                                        to the Class

    o   to pay the monthly servicing
        fee,

            A noteholders on the           "Description of the Collateral
            Class A expected final         Certificate--Sharing of Excess
            payment date,                  Finance Charge Collections" in this
                                           prospectus supplement.
        --  second, after the deposit
            in the principal funding       Shared Principal Collections
            account of an amount
            equal to the outstanding       The collateral certificate is a
            principal amount of the        principal sharing series. The series
            Class A notes, paid to         listed under "Other Series Issued and
            the owner trust to be          Outstanding" in this prospectus
            applied to pay principal       supplement is also a principal
            of the Subordinated            sharing series. Each principal
            Interest until the             sharing series that has a principal
            subordinated amount has        shortfall will receive a portion of
            been paid in full, and         the total amount of shared principal
                                           collections based on the amount of
        --  third, treated as shared       the principal shortfall for that
            principal collections,         series divided by the total principal
            and                            shortfalls for all principal sharing
                                           series.
    o   during an early amortization
        period:                            For more information on shared
                                           principal collections and principal
        --  first, paid to the owner       sharing series, see "Description of
            trust to be applied to         the Collateral Certificate--Shared
            pay principal of the           Principal Collections" in this
            Class A notes, until the       prospectus supplement.
            outstanding Class A
            principal amount has been      Early Amortization Events
            paid in full or the
            invested amount of the         The collateral certificate is subject
            collateral certificate is      to several early amortization events,
            reduced to zero,               which could cause principal to be
                                           paid on the collateral certificate,
        --  second, paid to the owner      and thus on the Class A notes, prior
            trust to be applied to         to the Class A expected final payment
            pay principal of the           date. If the collateral certificate
            Subordinated Interest          or the master trust experiences an
            until the subordinated         early amortization event, the early
            amount has been paid in        amortization period may begin. If the
            full, and                      early amortization period begins, the
                                           Class A notes will receive monthly
        --  third, treated as shared       payments of principal and interest
            principal collections.         until the first to occur of the
                                           following:
For a more detailed description of
the application of collections, see            o   the date on which they are
"Description of the Collateral                     paid in full,
Certificate--Application of
Collections" in this prospectus                o   the date the invested amount
supplement.                                        of the collateral certificate
                                                   is reduced to zero,
Group I
                                               o   the distribution date
The collateral certificate is                      following the date on which
included in Group I and will share                 the assets of the owner trust
excess finance charge collections                  are fully liquidated after an
with other series in Group I. The                  event of default and
series listed under "Other Series                  acceleration of the principal
Issued and Outstanding" in this                    balance of the notes, and
prospectus supplement is also
included in Group I. Additional                o   the legal maturity date.
series issued by the master trust may
be included in Group I or may be           Early amortization events may occur
included in other groups that may be       if TRC fails to make required
established.                               deposits or payments, violates
                                           certain covenants and agreements or
For more information on sharing of         makes representations and warranties
excess finance charge collections          that are materially incorrect.
among series in Group I, see
                                           The following are also early
                                           amortization events:

    o   the average portfolio yield                make principal payments of
        for any three consecutive                  the notes from principal
        months is less than the                    payments of the collateral
        average base rate for those                certificate.
        three consecutive months,
                                           The following are events of default
    o   the Class A principal amount       under the indenture:
        is not paid in full on the
        Class A expected final                 o   principal of any class of
        payment date,                              notes is not paid in full on
                                                   the legal maturity date,
    o   bankruptcy, insolvency or
        similar events relating to             o   the owner trust fails to pay
        TRC, the servicer, TCC or the              interest on any class of
        holder of the transferor                   notes when due and the
        certificate, and                           failure continues for 35
                                                   days,
    o   the occurrence of an event of
        default and the acceleration           o   the owner trust becomes
        of the principal balance of                bankrupt or insolvent,
        the notes under the
        indenture.                             o   failure to observe or perform
                                                   any covenants or agreements
For more information on early                      under the indenture, which
amortization events, see "Description              failure has a material
of the Collateral                                  adverse effect on
Certificate--Application of                        noteholders, and
Collections--Payment of Principal"
and "--Early Amortization Events" in           o   the owner trust becomes
this prospectus supplement.                        subject to regulation as an
                                                   "investment company" under
Events of Default                                  the Investment Company Act of
                                                   1940.
The Class A notes are subject to
several events of default, which           For more information on events of
could cause principal to be paid on        default, see "Description of the
the Class A notes prior to the Class       Notes--Events of Default and Rights
A expected final payment date. If an       Upon Event of Default" in this
event of default occurs, the               prospectus supplement.
indenture trustee or the holders of a
majority by outstanding principal          Optional Termination
amount of the notes, including any
portion of the Subordinated Interest       TRC, as the holder of the transferor
held by an entity other than TRC or        certificate, has the right to
its affiliates, may declare the notes      repurchase the collateral
to be immediately due and payable.         certificate, and thus cause an early
General references in this prospectus      repayment of the Class A notes, on
supplement to "notes" or "noteholder"      any distribution date on or after the
includes any portion of the                distribution date on which the
Subordinated Interest held by an           outstanding principal amount of the
entity other than TRC or its               Class A notes is less than or equal
affiliates and any holder thereof, as      to 10% of the highest outstanding
applicable. Notes or Subordinated          principal amount of the Class A notes
Interest held by TRC or its                at any time. The purchase price will
affiliates are not entitled to vote.       be equal to the outstanding principal
If the Class A notes are accelerated,      balance of the collateral certificate
the indenture trustee can:                 plus accrued and unpaid interest.

    o   begin proceedings to collect       For more information on optional
        amounts due from the owner         termination, see "Description of the
        trust,                             Collateral Certificate--Optional
                                           Termination" in this prospectus
    o   foreclose on the collateral        supplement.
        certificate,
                                           Federal Income Tax Characterization
    o   sell the collateral                of the Class A Notes, Target Credit
        certificate and use the            Card Owner Trust 2005-1 and the
        proceeds to pay the notes,         Target Credit Card Master Trust
        and
                                           Skadden, Arps, Slate, Meagher & Flom
    o   allow the owner trustee to         LLP, special federal income tax
        continue to hold the               counsel to TRC, will render the
        collateral certificate and
opinion, in connection with the            on page S-12 in this prospectus
issuance of the Class A notes and          supplement.
subject to the assumptions and
qualifications stated in its opinion,      Registration, Clearance and
that:                                      Settlement

    o   under existing law the Class       The Class A notes offered by this
        A notes will be classified as      prospectus supplement and the
        debt for U.S. federal income       attached prospectus will be
        tax purposes, and                  registered in the name of The
                                           Depository Trust Company or its
    o   neither the owner trust nor        nominee. The purchasers of those
        the master trust will be an        Class A notes will not be entitled to
        association or publicly            receive physical delivery of those
        traded partnership taxable as      Class A notes in definitive paper
        a corporation for U.S.             form except under limited
        federal income tax purposes.       circumstances. Owners of those Class
                                           A notes may elect to hold their Class
For more information regarding the         A notes through The Depository Trust
application of U.S. federal income         Company in the United States or
tax laws, see "Federal Income Tax          through Clearstream Banking, societe
Consequences" in the attached              anonyme, or the Euroclear system in
prospectus.                                Europe. Transfers will be made in
                                           accordance with the rules and
ERISA Considerations                       operating procedures of those
                                           clearing systems.
Subject to important considerations
described under "ERISA                     For more information regarding
Considerations" in the attached            registration, clearance and
prospectus, the Class A notes will be      settlement procedures, see
eligible for purchase by persons           "Description of the Notes--General"
investing assets of employee benefit       in this prospectus supplement and
plans or individual retirement             "Description of the Notes" in the
accounts.                                  attached prospectus.

For more information regarding the         Note Ratings
application of ERISA, see "ERISA
Considerations" in the attached            Upon issuance, the Class A notes are
prospectus.                                required to be rated in the highest
                                           rating category by at least one
Risk Factors                               nationally recognized rating
                                           organization. It is anticipated that
Investment in the Class A notes            the Class A notes will be rated "Aaa"
involves risks. You should consider        by Moody's and "AAA" by Standard &
carefully the risk factors beginning       Poor's.

                                                 Transaction Flow Chart
                                    ----------------------------                      ^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^
                                   |          Target            |                    (   Originates credit cards and  )
                    -------------> |         National           |<-------------------(  services accounts; holder of  )
                   |               |           Bank             |                    (     participation in master    )
                   |                ----------------------------                     (           trust assets         )
                   |                            |                                     ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
                   |                            |
                   |                            |
                   |                           \|/
                   |                            .
                   |                ----------------------------                      ^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^
                   |               |          Target            |                    ( Purchases receivables arising  )
                   |               |    Capital Corporation     |<-------------------(  under credit card accounts    )
                   |               |           (TCC)            |                    ( originated by Target National  )
                   |                ----------------------------                     (             Bank               )
                   |                            |                                     ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
                   |                            |
                   |                            |
                   |                           \|/
   Participation   |                            .
                   |                ----------------------------                      ^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^
                   |               |                            |                    (   Purchases receivables from    )
                   |               |    Target Receivables      |<-------------------( TCC and transfers them to the   )
                   |               |       Corporation          |<----               ( master trust; retains transferor)
                   |               |          (TRC)             |     |              (  certificate; initially holds   )
                   |                ----------------------------      |              (    Subordinated Interest        )
                   |                            |                     |               ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
                   |                            |                     |
                   |                            |                     |
                   |                           \|/                    |
                   |                            .                     |
                   |                ----------------------------      |               ^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^
                   |               |     Target Credit Card     |     |              (    Target Credit Card Master    )
                   |               |        Master Trust        |     |              ( Trust issues the Series 2005-1  )
                    ---------------|    (Delaware Common Law    |<-------------------(  collateral certificate that is )
                                   |          Trust)            |     |              (  deposited into Target Credit   )
                                    ----------------------------      |              (     Card Owner Trust 2005-1     )
                                    /           |                     |               ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
                                   /            |                     |
                                  /             |                     |
                                 /              |                     |
                                /               |                     |
                               /                |                     |
                              /                 |                     |
                             /                  |                     |
                          \ /                  \|/                    |
                           . _                  .                     |               ^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^
         --------------------       ----------------------------      |              (     Target Credit Card Owner    )
        |                    |     | Target Credit Card Owner   |     |              (    Trust 2005-1 enters into an  )
        |  Existing Series   |     |       Trust 2005-1         |<-------------------(   Indenture with an indenture   )
        |                    |     | (Delaware Statutory Trust) |     |              (   trustee and issues notes and  )
         --------------------       ----------------------------      |              (    the Subordinated Interest    )
                                                |                     |               ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
                                                |                     |
                                                |                     |
                                 ---------------------------------    |
                                |                                 |   |
                                |                                 |   |
                        -----------------                  -----------------
                       |                 |                |   Subordinated  |
                       |  Class A Notes  |                |     Interest    |
                       |                 |                |                 |
                        -----------------                  -----------------

                                  Risk Factors

         You should consider carefully the following risk factors in deciding whether to purchase the Class A notes described in this prospectus supplement.

Reduced collections of finance       If the average portfolio yield, which is
charge receivables or increased      net of defaulted receivables, for any three
defaulted receivables could          consecutive months is less than the average
result in accelerated, delayed       base rate for the same three consecutive
or reduced payments to you.          months, an early amortization event will
                                     occur and the early amortization period
                                     will begin. This could result in
                                     accelerated, delayed or reduced payments to you.

Reduced collections of principal     Reductions in collections of principal
receivables or an inadequate         receivables may cause the period necessary
amount of principal receivables      to repay the collateral certificate and, as
could result in accelerated,         a result, your Class A notes to extend
delayed or reduced payments to       beyond the Class A expected final payment
you.                                 date. In addition, an inadequate amount of
                                     principal receivables could result in an early amortization event, thereby resulting in early or delayed repayment or reduced payments of principal to the owner trust as holder of the collateral certificate and, as a result, on your Class A notes.

                                     The receivables transferred to the master trust may be paid at any time. We cannot assure the creation of additional receivables in the master trust accounts or that any particular pattern of cardholder payments will occur. The amount of outstanding receivables will vary due to changes in credit terms and conditions, seasonal variations, the availability of other sources of credit, legal factors, general economic conditions, and the spending and borrowing habits of individual cardholders.

                                     We can give you no assurance that
                                     sufficient collections of principal
                                     receivables will be available when
                                     expected, either to accumulate during the accumulation period or to pay to the owner trust as holder of the collateral certificate to be used to pay principal of the Class A notes on the Class A expected final payment date. Collections of principal receivables may or may not be constant from month to month or be similar to historical experience. The monthly principal payment rates on the receivables may vary due to any of the following: cardholders failing to make required minimum payments, cardholders paying only the minimum required amount, variations in the master trust portfolio receivables balance and changing payment habits of the cardholders. This could result in accelerated, delayed or reduced payments to you.

Allocations of defaulted             Target National Bank will write off
receivables could result in          defaulted receivables arising in accounts
reduced payments to you.             in the master trust portfolio. If the
                                     amount of defaulted receivables allocated to the collateral certificate exceeds the amount of funds available for reimbursement of those defaulted receivables, the owner trust as holder of the collateral certificate may not receive the full amount of principal and interest due to it and you may receive reduced payments on your Class
                                     A notes. See "Target National Bank's Credit
                                     Card Business--Delinquency and Collections
                                     Procedures for Target

                                     National Bank Credit Cards," "The Master
                                     Trust Portfolio--Delinquency Experience" and "--Charge-Off Rate Experience," and "Description of the Notes--Subordination," and "Description of the Collateral Certificate--Application of Collections" and "--Reallocation of Cash Flows; Defaulted Receivables; Investor
                                     Charge-Offs" in this prospectus supplement.

Limited credit enhancement           The credit enhancement provided for your
provided by the Subordinated         Class A notes from the subordination of the
Interest could result in reduced     Subordinated Interest is limited. The Class
payments to you.                     A notes may suffer a loss of principal and
                                     shortfalls in interest payments if the
                                     subordinated amount is reduced to zero and there are shortfalls in collections of finance charge receivables and other amounts available to make interest payments on the Class A notes and to cover the investor defaulted amount. This could result in reduced payments to you. See
                                     "Description of the Notes--Subordination" in this prospectus supplement.

A change in the terms and            Target National Bank will sell receivables
conditions of the accounts may       arising under specified credit card
reduce the amount of receivables     accounts to TCC which will sell those
arising under the accounts,          receivables to TRC. TRC will transfer those
reduce the portfolio yield,          receivables to the master trust, but Target
reduce the amount of collections     National Bank will continue to own the
on those receivables or              credit card accounts. As the owner of the
otherwise alter payment patterns     accounts, Target National Bank retains the
and could result in accelerated,     right to change account terms and
delayed or reduced payments to       conditions, including finance charges and
you.                                 other fees it charges and the required
                                     minimum monthly payment. For example, in 2005 Target National Bank began assessing finance charges at a prime based floating rate instead of a fixed rate on a majority of accounts. Certain changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the portfolio yield, reduce the amount of collections on those receivables or otherwise alter payment patterns.
                                     Payments to the owner trust on the
                                     collateral certificate and, therefore,
                                     payment to you could be accelerated,
                                     delayed or reduced as a result of these
                                     changes.

Competition in the credit card       The credit card industry is highly
and debit card industry could        competitive. As the issuer of Target VISA,
impact Target National Bank's        Target National Bank competes with other
ability to generate new accounts     issuers of VISA credit cards and with
and receivables and might also       issuers of MasterCard, American Express,
affect payment patterns on the       Discover Card and other credit cards and
existing receivables which could     charge cards, as well as issuers of debit
result in accelerated, delayed       cards. As new issuers enter the market and
or reduced payments to you.          existing issuers try to expand their market
                                     share, effective advertising, target
                                     marketing, pricing and technology related strategies grow in importance. The ability of Target National Bank to compete in this industry environment will affect its ability to generate new accounts and receivables and might also affect payment patterns on the receivables. This could result in accelerated, delayed or reduced payments to you.

Fluctuations in the rate of          Retailing is highly competitive. Target
receivables growth and principal     stores compete not only with other discount
payment rates due to the             and general merchandise stores in the areas
dependence on Target stores          in which they operate but also with direct
could result in accelerated,         marketers and numerous types of retail
delayed or reduced payments to       outlets, including online retailers. Target
you.                                 stores currently accept most major credit
                                     cards and
                                     related debit cards. Target's ability to compete in this environment will affect its ability to generate new receivables from Target National Bank credit cards, including Target VISA to the extent it is used for purchases in Target stores, and might also affect payment patterns on those receivables. Target stores may not be able to continue generating new receivables at the same rate as in previous years. Target may decide at any time to sell all or any portion of its business or assets. A significant decline in the amount of new receivables generated by the accounts in the master trust or a decline in the principal payment rate could result in reduced collections. This could result in accelerated, delayed or reduced payments to you.

TRC may not be able to add           If TRC's percentage interest in the
accounts to the master trust.        principal receivables and certain accounts
This could result in                 in the master trust falls to a minimum
accelerated, delayed or reduced      level, currently set at 2%, TRC will be
payments to you.                     required to maintain that level of interest
                                     in the master trust assets by designating additional accounts for the master trust portfolio and transferring the receivables in those accounts to the master trust. TRC may not be able to designate additional accounts when required. If TRC fails to designate additional accounts when required, an early amortization event will occur and the early amortization period will begin. This could result in accelerated, delayed or reduced payments to you. See "The Pooling and Servicing
                                     Agreement--Addition of Master Trust Assets" in the attached prospectus.

Currently, all new accounts are      So long as certain conditions are
automatically designated as          satisfied, TRC currently intends to
additional accounts. These           automatically designate all new accounts as
additional accounts may have         additional accounts and transfer the
different terms and conditions       receivables in those accounts to the master
and may be of lower credit           trust. Credit card accounts purchased by
quality than existing accounts.      Target National Bank and originated by
This could result in                 other credit card originators may also be
accelerated, delayed or reduced      included as additional accounts if certain
payments to you.                     conditions are satisfied. Any additional
                                     accounts may have different terms and
                                     conditions than the accounts currently
                                     designated to have their receivables
                                     included in the master trust. These
                                     additional accounts and the related
                                     receivables may perform differently than the current accounts and receivables already included in the master trust. This could result in accelerated, delayed or reduced payments to you.

If any rating of the Class A         Any rating of the Class A notes by a rating
notes is lowered or withdrawn,       agency will indicate:
the market value of the Class A
notes could decrease.                    o   its view on the likelihood that
                                             Class A noteholders will receive
                                             timely payments of interest and
                                             payments of principal by the legal
                                             maturity date, and

                                         o   its evaluation of the receivables
                                             and the availability of any
                                             enhancement for the Class A notes
                                             provided by the subordination of
                                             the Subordinated Interest.

                                     Among the things a rating will
                                     not indicate are:

                                         o   the likelihood of payment in full
                                             of the Class A notes by the Class A
                                             expected final payment date,

                                         o   the likelihood that an early
                                             amortization event will occur,

                                         o   the marketability of the Class A
                                             notes,

                                         o   the market price of the Class A
                                             notes,

                                         o   the likelihood that a United States
                                             withholding tax will be imposed on
                                             non-U.S. noteholders, or

                                         o   whether the Class A notes are an
                                             appropriate investment for you.

                                     Rating agencies other than those requested could assign a rating to the Class A notes and that rating could be lower than any rating assigned by a rating agency chosen by TRC.

                                     A rating is not a recommendation to buy, sell or hold the Class A notes. A rating may be lowered or withdrawn at any time by a rating agency. The market value of the Class A notes could decrease if any rating of the Class A notes is lowered or withdrawn.

You may not be able to resell        The underwriters may assist in resales of
your Class A notes.                  your Class A notes but they are not
                                     required to do so. A secondary market for the Class A notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A notes.

Repayment of your notes is           The owner trust will not have any
limited to the owner trust's         significant assets for the benefit of your
assets.                              notes other than the collateral certificate
                                     and the note distribution account. As a
                                     result, you must rely only on those assets for repayment of your notes. Although the owner trust may be required to sell the collateral certificate following an event of default, there can be no assurance that the proceeds of a sale of the collateral certificate will be sufficient to pay the interest or principal due to you.
                                     Additionally, the sale of the collateral certificate is subject to restrictions on transfer that may delay the payment on your notes.

If Target National Bank, TCC or      Target National Bank represents and
TRC breaches representations and     warrants to TCC, TCC represents and
warranties relating to the           warrants to TRC and TRC represents and
receivables, it could result in      warrants to the master trust, the
accelerated, delayed or reduced      eligibility, validity and enforceability of
payments to you.                     the receivables arising under the accounts
                                     in the master trust portfolio, and the
                                     perfection and priority of the security
                                     interest in the transferred receivables.
                                     Neither the indenture trustee nor the
                                     master trust trustee makes any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations or warranties, or for any other purpose. If a representation or warranty relating to the receivables is violated, the cardholders may have defenses to payment or offset rights, or creditors of Target National Bank or TCC, as the case may be, may claim rights to these receivables. This could result in accelerated, delayed or reduced payments to you. See "The Pooling and Servicing
                                     Agreement" and "The Bank Receivables
                                     Purchase Agreement and the Receivables
                                     Purchase Agreement" in the attached
                                     prospectus.

Changes to consumer protection       Federal and state consumer protection laws
laws may impede Target National      regulate the creation and enforcement of
Bank's collection efforts or         consumer loans, including credit card
alter the timing or amount of        accounts and receivables. Changes or
collections. This could result       additions to those laws or failure to
in accelerated, delayed or           comply with those laws could make it more
reduced payments to you.             difficult for Target National Bank to
                                     collect payments on the receivables or
                                     could reduce the finance charges and other fees that Target National Bank can charge on credit card account balances, or could render some receivables uncollectible.
                                     Receivables which arise under accounts that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligor on those receivables. This could result in accelerated, delayed or reduced payments to you. See "The Pooling and Servicing Agreement--Representations and
                                     Warranties," "The Bank Receivables Purchase
                                     Agreement and the Receivables Purchase
                                     Agreement" and "Legal Aspects of the
                                     Receivables--Consumer Protection Laws" in the attached prospectus.

Regulatory action could result       Federal and state banking agencies have
in delayed or reduced payments       broad enforcement powers over Target
to you.                              National Bank. If the appropriate banking
                                     agency were to find that any securitization agreement of Target National Bank, the master trust or the owner trust, or the performance of any obligation under such an agreement, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Target National
                                     Bank, that banking agency has the power to order Target National Bank, among other things, to rescind that agreement, refuse to perform that obligation, terminate that activity, or take such other action as that banking agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Target National Bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced, and Target National Bank may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See "Legal
                                     Aspects of the Receivables--Certain
                                     Regulatory Matters" in the attached
                                     prospectus.

The proposed implementation of       In January 2003, the Federal Financial
new minimum payment requirements     Institutions Examination Council, referred
could increase delinquency and       to herein as the FFIEC, issued guidelines
net charge-off rates in the          regarding account management, risk
accounts included in the master      management and loss allowance practices for
trust portfolio, resulting in        institutions engaged in credit card
accelerated, delayed or reduced      lending. The Office of the Comptroller of
payments to you.                     the Currency, referred to herein as the
                                     OCC, has recently provided new interpretive guidance to Target National Bank and other
                                     OCC regulated banks with respect to the
                                     FFIEC's guidelines that will result in an increase in the minimum payments due on a portion of the Target VISA and Target Card accounts when fully implemented by Target
                                     National Bank. The OCC guidance is intended to be responsive to concerns raised by the FFIEC that credit card lenders should require minimum payments that amortize outstanding account balances over a reasonable period of time. By
                                     December 31, 2005, in response to the OCC guidance, a new minimum payment is expected to be implemented for Target VISA accounts and, in 2006, Target National Bank expects to implement a new minimum payment due for Target Card accounts. See "Target National
                                     Bank's Credit Card Business - Terms of
                                     Accounts" in this prospectus supplement.

                                     These changes in minimum payments are
                                     likely to result in a near-term increase in delinquencies and charge-offs in the accounts in the master trust portfolio. Target National Bank is unable to predict at this time the magnitude of that increase or its long-term impact, if any, on portfolio performance. Any negative impact on portfolio performance may result in accelerated, delayed or reduced payments to you.

Insolvency or bankruptcy of          Target National Bank owns the credit card
Target National Bank, TCC or TRC     accounts under which the receivables arise.
could result in accelerated,         If Target National Bank becomes insolvent
delayed or reduced payments to       or is in an unsound financial condition,
you.                                 the Comptroller of the Currency is
                                     authorized to appoint the FDIC as receiver.
                                     Under these circumstances, the FDIC would have the statutory authority to take any of the following actions:

                                         o   require the master trust trustee to
                                             go through an administrative claims
                                             procedure under which the FDIC
                                             could have up to 180 days to
                                             determine the master trust
                                             trustee's right to payments
                                             collected on the receivables in the
                                             master trust,

                                         o   request a stay of up to 90 days of
                                             any judicial action or proceeding
                                             involving Target National Bank, and

                                         o   repudiate any contract of Target
                                             National Bank within a reasonable
                                             time following the date of
                                             receivership and limit the master
                                             trust's resulting claim to "actual
                                             direct compensatory damages" -- not
                                             including lost profits or
                                             opportunity -- measured as of the
                                             date of receivership, not the date
                                             of payment.

                                     If the FDIC were to take any of these
                                     actions, your payments could be
                                     accelerated, delayed or reduced. See "Legal
                                     Aspects of the Receivables--Matters
                                     Relating to Bankruptcy or Receivership" in the attached prospectus.

                                     The receivables in which the owner trust has an interest are conveyed to the master trust by TRC. TRC acquires them from TCC which in turn acquired the receivables from Target National Bank. The conveyances from Target National Bank to TCC and from TCC to TRC are intended to be treated as sales. However, a court could conclude that TCC or Target National Bank still owns the receivables and has only conveyed a security interest in the receivables. The receivables may then be subject to tax or other governmental liens and to administrative expenses of the bankruptcy or bank receivership proceeding of a predecessor in interest of those receivables. Also, a bankruptcy trustee or a creditor may attempt to cause TRC to be substantively consolidated with a predecessor in interest of the receivables. Recharacterization of the conveyance of the receivables as a pledge or substantive consolidation can delay or reduce payments to the owner trust as holder of the collateral certificate and, therefore, to you.

                                     The FDIC, as conservator or receiver, would have the statutory authority to repudiate any contract of Target National Bank. This authority may permit the FDIC to repudiate the transfers of receivables to TCC. Under an FDIC regulation, however, the FDIC, as conservator or receiver, would not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the receivables, transferred by a bank if certain conditions are met. These conditions include that the transfer by Target National Bank must qualify for sale accounting treatment, be made for adequate consideration, and not be made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Target National Bank believes that this FDIC regulation applies to the transfer of receivables under the bank receivables purchase agreement and that the conditions of the regulation have been satisfied.

                                     If specified events related to the
                                     conservatorship or receivership of Target
                                     National Bank, or the bankruptcy or
                                     insolvency of TCC or TRC were to occur then an early amortization event would occur for all outstanding series and new principal receivables would cease to be transferred to the master trust. The FDIC, as conservator or receiver, may nonetheless have the power regardless of the terms of the bank receivables purchase agreement, the receivables purchase agreement, or the pooling and servicing agreement:

                                         o   to prevent the beginning of an
                                             early amortization period,

                                         o   to require new principal
                                             receivables to continue to be sold
                                             by Target National Bank to TCC, or

                                         o   to prohibit the continued transfer
                                             of receivables to TCC.

                                     In addition, the FDIC, as conservator or receiver, may have the power to prevent the master trust trustee or the certificateholders (including the owner trust as holder of the collateral certificate) from appointing a new servicer under the pooling and servicing agreement. The events described in this paragraph could result in accelerated, delayed or reduced payments to you.

Issuance of additional series of     The master trust has issued series of
certificates by the master trust     certificates other than the collateral
may result in delayed or reduced     certificate and is expected to issue
payments to you.                     additional series from time to time. The
                                     master trust may issue additional series with terms that are different from the terms of the collateral certificate without the prior review or consent of the owner trust as holder of the collateral certificate. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series of certificates or notes confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating on such certificates or notes. However, the terms of a new series could affect the timing and amount of payments on any other outstanding series and may result in delayed or reduced payments to you. See "Description of the Certificates--New Issuances" in the attached prospectus.

Shortfalls in investment             Any amounts deposited in the special
earnings on amounts deposited in     funding account or in the principal funding
the special funding account and      account will be invested in investments
the principal funding account        earning a rate that is likely to be less
could result in accelerated or       than the yield from collections of finance
reduced payments to you.             charge receivables and that is likely to be
                                     less than the base rate. Excess transferor finance charge collections will and any amounts on deposit in a reserve account may be used to fund shortfalls in investment earnings on amounts in the principal funding account during the accumulation period; however, there can be no assurances that these funds will be available or sufficient to cover shortfalls in investment earnings. Shortfalls in investment earnings may result in the occurrence of an early amortization event and the commencement of the early amortization period. This could result in accelerated or reduced payments to you.

You will have limited control of     You will have limited voting rights
master trust or owner trust          relating to actions of the owner trust and
actions.                             the indenture trustee. You will not have
                                     the right to vote to direct the master
                                     trust trustee to take any actions other
                                     than the right to vote to commence an early amortization period or declare a servicer default. Moreover, actions taken or not taken by controlling certificateholders may be contrary to the actions that you determine to be in your best interest. In general, any voting right to which the owner trust, as holder of the collateral certificate, is entitled to exercise in respect of master trust actions will be passed through to noteholders. In such cases, holders of the same proportion of notes, by principal balance, as that specified for the applicable certificates will have a right to direct the exercise of the vote by the owner trust in respect of the collateral certificate.

                                     During the revolving period, TRC may
                                     increase the principal balances of the
                                     collateral certificate, the Class A notes and the Subordinated Interest. If the conditions precedent described in this prospectus supplement are satisfied, TRC may also sell the Subordinated Interest to affiliates or third parties. Holders of the Subordinated Interest who are not affiliates of TRC will have a right to vote with Class A noteholders, as a single class, on any matter on which Class A noteholders have a right to vote, unless such right is expressly limited to Class A noteholders. Any such increase in the principal balances of the Class A notes or Subordinated Interest and any transfer of the Subordinated Interest to an entity that is not an affiliate of TRC may dilute your voting rights. See "Description of the Notes--Increases in the Principal Balance of the Collateral Certificate" and "Description of the Notes -Transfer of the Subordinated Interest" in this prospectus supplement.

         This prospectus supplement and the attached prospectus use defined terms. Any capitalized term used but not defined in this prospectus supplement is defined in the attached prospectus. Both the attached prospectus and this prospectus supplement contain a glossary of important terms where definitions can be found.

                   Target National Bank's Credit Card Business

         Target National Bank's credit card business is comprised of Target VISA and Target Card, as described in the table below.


                                     Composition of Receivables in Target National Bank's Credit Card Portfolio
Target National Bank    ----------------------------------------------------------------------------------------------------
   Credit Cards         as of _______, 2005    as of December 31, 2004    as of December 31, 2003    as of December 31, 2002
--------------------    -------------------    -----------------------    -----------------------    -----------------------
Target VISA                            %                          %                          %                          %
Target Card                            %                          %                          %                          %


Effective July 8, 2004, receivables originated on Marshall Field's and Mervyn's private label credit cards were removed from the master trust in connection with Target's sale of these receivables and related accounts and retail operations. All numerical portfolio information in this prospectus supplement reflects the removal of Marshall Field's and Mervyn's receivables balances for all periods.

Target VISA

         The pilot introduction of Target VISA in the fall of 2000 was focused on leveraging Target National Bank's credit card operations to strengthen the loyalty of Target's higher credit quality guests. The approaches to account acquisition, credit-granting and the features of Target VISA were tailored to encourage guests to both shop more frequently at Target stores and purchase more on each visit. Accordingly, the primary origination channel was to substitute Target VISA for the Target Cards of qualifying accountholders. Target VISA is accepted by Target stores as well as by other merchants and service providers throughout the VISA network.

         In the fall of 2001, Target VISA was rolled out nationally with the conversion of approximately 4 million qualifying and primarily active Target Card accounts to Target VISA accounts. Additional conversions occurred in the fall of 2002 and 2004 for 1.6 million and 1.4 million accounts, respectively. [Another conversion is planned for the fall of 2005.]

         Since the national rollout, expanding existing relationships with Target's higher credit quality guests continues to remain the focus of Target VISA. New Target VISA accounts have been generated through applications offered at Target stores and online through the Target website. In the future, Target National Bank expects to continue to originate new Target VISA accounts and may convert select existing Target Card accounts to Target VISA accounts as these accounts meet Target VISA underwriting standards. As a result, Target VISA accounts are expected to constitute a somewhat greater portion of the accounts designated to have their receivables included in the master trust.

         Target VISA cardholders may currently use their Target VISA for purchases and cash advance transactions. Cardholders make purchases when using their Target VISA to buy goods or services. A cash advance is made when Target VISA is used to obtain cash from a financial institution or an automated teller machine to draw against the cardholder's credit line. The majority of accounts are limited to cash advances up to 15% of their credit line, although certain low risk accounts are allowed cash advances up to 50% of their credit line. Target National Bank may from time to time offer additional credit card features or issue credit cards on other networks.

Private Label Credit Card Business (Target Card)

         Currently, Target's private label credit card, Target Card, is used to purchase products from Target stores and online through the Target website at www.target.com. New Target Card accounts are generated through applications offered at Target stores and online through the Target website. Target National Bank may test and introduce new private label credit card products from time to time. Credit cards issued by Target National Bank in the future may contain terms different from Target National Bank's current credit cards.

Marketing Programs and Account Origination

         Account Origination. Over 96% of all new account originations in 2004 were the result of in-store origination channels. The primary vehicle that Target National Bank uses for in-store account origination is "instant credit." Applicants provide information, including name, address and social security number, which allows the credit underwriting system to access their credit history and to score their applications. For identification purposes, applicants must also present a valid picture identification and major credit card. Another vehicle that Target National Bank uses for account origination is the use of "Take-One" applications that are available to Target store guests. Target National Bank also originates new accounts through online applications submitted through the Target website.

         Guests of Target stores can apply for a Target Card or a Target VISA. A Target VISA applicant is automatically considered for a Target Card if the applicant's credit history does not meet requirements for the Target VISA. Currently, somewhat more than half of all newly approved accounts are Target Card accounts, with the remainder being Target VISA.

         New Accounts. Application information on all new accounts is entered into a new account processing system. Each application is source-coded to allow future tracking of activation rates, sales trends, delinquencies and charge-offs for various new account sources and promotional programs. Opening a new credit card account may entitle the cardholder to discounts on purchases.

         For approved applications, the account is automatically established and a credit card is generated and mailed to the new cardholder. For instant credit accounts, a temporary card is also issued which can be used immediately for purchases.

         Stimulation of Account Usage. Target National Bank and Target stores operate various account loyalty and purchase frequency reward programs. Target encourages Target Card and Target VISA usage by contributing a specified percentage of cardholder purchases to the cardholder's designated K-12 school. Account usage is also stimulated for Target VISA and Target Card by rewarding cardholders with discounts on future purchases. Additional account loyalty and reward programs may be used in the future.

Target National Bank's Underwriting Processes and Authorizations

         Account Underwriting and Credit Guidelines. Target National Bank develops or adopts systems and specifications for underwriting and authorizations. It contracts with Target for services, including the implementation of these systems and of the underwriting and authorization specifications. Target National Bank's underwriting process involves the purchase of credit bureau information. Target National Bank obtains credit reports from Experian, Inc., Equifax Credit Information Services, Inc., Trans Union Corp. and other reporting agencies as appropriate. Individual credit bureau selection is based on the applicant's mailing address and the perceived strength of each credit bureau service in that geographic region. The information obtained is electronically fed into proprietary scoring models developed for Target National Bank to calculate a credit score. These proprietary models are used along with other bureau information, including generic risk scores offered by the credit bureaus, to make approval, interest rate and credit limit assignment decisions. Target National Bank periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening credit limit to manage risk. Different scoring models may be used depending upon bureau type, account source and type of credit card. All new Target VISA accounts are underwritten by Target National Bank using credit scores from FICO, Inc. and proprietary scoring models. All Target VISA accounts converted from Target Card accounts are re-underwritten by Target National Bank using updated credit bureau information.

         Ongoing Credit Monitoring. To control the quality of its portfolio of credit cards, Target National Bank currently uses an adaptive control system in conjunction with statistical scoring models to evaluate each active account on its monthly cycle date. The models are used with other factors such as delinquency status, time on books and utilization to evaluate whether or not credit limits should be increased or decreased. If a credit limit change is warranted, based on this strategy, the change is made effective immediately.

         Up to three types of scoring models are used for credit monitoring and strategy settings:

         o Internal behavior score: Incorporates payment and usage behavior to predict the likelihood of an account going three or more cycles past due over the next six to twelve months. Internal models are customized at the product level to evaluate specific factors and their respective weighting. Scores are refreshed every month at billing.

         o External credit bureau score: Reviews utilization, payment patterns and other behavior with external credit grantors to predict the likelihood of an account going two or more cycles past due over the next twelve months. All active accounts within the portfolio receive refreshed scores on a quarterly basis. In addition, active accounts are continuously monitored at the credit bureau and high risk behavior is reported on a daily basis through a trigger process. This daily report includes updated risk scores and specific credit bureau attributes that are integrated into the credit monitoring process.

         o External bankruptcy score: Includes transactional information from other credit card issuers to predict the likelihood of an accountholder filing for bankruptcy within the next twelve months. All active Target VISA accounts receive refreshed scores on a monthly basis. In addition, Target VISA accounts previously assigned low-risk status that have migrated to high-risk status are refreshed on a daily basis.

         Credit monitoring also includes segmentation and trend analysis to identify opportunities that may increase profitability. Standard analysis includes acquisition channel performance, risk score migration, utilization patterns, geographic variances and early stage delinquency trends. Opportunities are evaluated to determine the impact on both credit losses and revenues before they are implemented.

         Credit Authorization. For Target Card, point-of-sale terminals in Target stores have an online connection with Target National Bank's credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through a proprietary authorization system which looks at a variety of behavioral and risk factors to determine whether each transaction should be declined, approved or referred for further review.

         For Target VISA, the TSYS (TSYS, Inc.) system is used in conjunction with adaptive control software to allow account authorization decisions to be made in real-time. The system looks at a variety of behavioral factors and predictive scoring models to set risk based authorization parameters.

         Fraud Prevention. Target Financial Services provides fraud prevention and detection services to Target National Bank. The TFS Fraud Prevention team monitors several types of transactions and contacts cardholders to confirm whether the account activity is authorized. The team uses industry-standard neural network scoring tools and observed rules to determine transactions that appear suspicious and require confirmation. In addition, the team works closely with Target National Bank in identifying and reviewing suspicious account applications, and leads the research efforts of all national fraud alerts.

Servicing of Accounts

         Target National Bank performs the majority of full application new account data entry, review of new account worklists, billing statement preparation and mailing, the production and mailing of credit cards, the mailed communication of adverse credit decisions, and the mailing of collection letters at its offices in Sioux Falls, South Dakota. Credit card production and mailing of Target VISA are also performed at Target Financial Services' facility in Tempe, Arizona. Credit card production at both sites is performed in a secured environment, including a separately alarmed secure area and audit procedures that are designed to maintain an accurate count of all cards produced, stored, destroyed and mailed.

         An internal credit system supports the Target Card accounts by housing all guest account information, providing data interfaces for guest service and collections functions, enabling various credit account management functions (such as automated bill calculation and generation) and interfacing with other key systems. Such systems include Accounts Receivable, Collections, Credit Authorization, Point-of-Sale and Remittance Processing. These interfaces facilitate all key account maintenance and reconciliation functions. TSYS is currently under contract to provide similar account maintenance functions for Target VISA accounts. Target currently plans to move the Target Card from internal system support to the TSYS system in 2006.

         Target National Bank sends monthly billing statements to cardholders. Statement mailing is highly automated, utilizing pre-sorting, bar coding and an on-site postal representative to increase efficiency. The billing statements present the total amount due and show the allocation among current fees, current finance charges and the minimum payment due. Under the account agreement and as allowed by law, late fees, returned check fees and other applicable fees may also be added to a cardholder's outstanding balance. No issuance or annual fees are presently charged to any cardholders. The processing of cardholder remittances is serviced by Target Financial Services in Minneapolis, Minnesota using automated payment processing equipment and systems.

Terms of Accounts

         In March 2005 and May 2005, respectively, a majority of Target VISA and Target Card account terms were changed to a variable rate APR. The annual periodic finance charge rate is a prime based variable rate except for Target VISA and Target Card accounts opened after October 2003 and April 2004, respectively, which remain fixed, but are expected to be changed to a variable rate during 2006 and 2007. The fixed rate for the Target Card is between 21.0% to 21.6% and for the Target VISA between 9.9% to 18.9% for purchases and 18.9% to 21.9% for cash advances. The variable rate for the Target Card is prime plus 15.99%. For Target VISA, the variable rate is prime plus a margin between 4.99% and 16.99% for purchases and a variable rate of prime plus 16.99% for cash advances. To date, there has been no material change in card usage or account terminations as a result of such changes in account terms. Target National Bank may change its finance charge rates at any time at its discretion, subject to applicable law. Late payment fees of $20 to $25-- on Target Card accounts-- and a tiered structure of $15, $29 or $35 based on balance on Target VISA accounts-- are assessed each month on accounts that are delinquent in payment. In addition to late payment fees, the annual periodic finance charge rate may increase if the account is delinquent. Target National Bank from time to time tests different rate structures.

         Finance charges for Target National Bank credit card accounts are calculated by multiplying the daily outstanding balance during a billing period by the daily periodic rate and adding these daily calculations together, subject to a minimum finance charge. Periodic finance charges on Target VISA cash advances are assessed from the date of the advance with no grace period. All other periodic finance charges are assessed from the date of purchase, although a grace period of approximately 25 to 30 days applies on purchases if the account is paid in full by the due date.

         In January 2003, the FFIEC issued guidelines regarding account management, risk management and loss allowance practices for institutions engaged in credit card lending. The OCC has recently provided new interpretive guidance to Target National Bank and other OCC regulated banks with respect to the FFIEC's guidelines that will result in an increase in the minimum payments due on a portion of the Target VISA and Target Card accounts when fully implemented by Target National Bank. The OCC guidance is intended to be responsive to concerns raised by the FFIEC that credit card lenders should require minimum payments that amortize outstanding account balances over a reasonable period of time. Currently, Target Card accounts have a minimum payment of either the greater of $10 or 5% of the outstanding balance or the greater of $20 or 10% of the outstanding balance. The Target VISA accounts have a minimum payment of the greater of $10 or 2.5% of the outstanding balance. By December 31, 2005, in response to the OCC guidance, a new minimum payment is expected to be implemented for Target VISA accounts which will equal the greater of (a) $10 or (b) the sum of the following: 1% of the new balance, any periodic finance charges, any returned check fees, and any late payment fees. In 2006, Target National Bank expects to implement a similar minimum payment due for Target Card accounts. These changes in minimum payment are likely to result in a near-term increase in delinquencies and charge-offs in the accounts in the master trust portfolio, although Target National Bank is unable to predict at this time the magnitude of that increase or its long-term impact, if any, on portfolio performance.

Delinquency and Collections Procedures for Target National Bank Credit Cards

         Efforts to collect delinquent receivables are made for Target National Bank by the Target Financial Services collection department, collection agencies and outside attorneys. The collection department consists of approximately 600 full-time equivalents. New collectors undergo training which includes courses in professional debt collection, collection laws and regulations and negotiating skills. These courses are also available on a "refresher" basis for experienced collectors. Approximately 1,900 accounts per month are referred to various law firms to assist in collection efforts.

         An account is considered delinquent if the minimum payment due is not received by the billing due date. At that time, the account is given a status of one day delinquent. Under current policies, a message requesting payment is printed on a cardholder's billing statement after a scheduled payment has been missed. Soon after an account becomes delinquent, a proprietary collection model automatically scores the risk of the account and assigns a collection strategy to the account. The strategy dictates the contact schedule and collections priority for the account.

         Accounts which become 180 days delinquent are charged off. However, subject to regulatory standards, Target National Bank has the ability, but not the obligation, to re-age accounts during delinquency if the obligor demonstrates a willingness and ability to repay by making at least three consecutive minimum payments and other conditions are satisfied. When Target National Bank receives notice of the bankruptcy of an obligor for an account, that account is charged off at the beginning of that account's next billing cycle.

                           The Master Trust Portfolio

General

         The master trust portfolio includes credit card receivables generated through accounts originated by Target National Bank that TRC has designated as master trust accounts.

         The  master trust accounts consist of:

         o accounts which were designated as master trust accounts when the master trust was initially established,

         o Automatic Additional Accounts designated upon creation as master trust accounts since the establishment of the master trust, and

         o Supplemental Accounts which have been designated as master trust accounts after they were created and since the establishment of the master trust.

         All new accounts originated since the establishment of the master trust have been designated as Automatic Additional Accounts. To date, no Supplemental Accounts have been designated as master trust accounts. TRC is permitted to designate accounts, provided that certain conditions are satisfied, and at times is required to designate accounts, the receivables of which will be added to the master trust. TRC can designate accounts, the receivables of which will be removed from the master trust, if the conditions to removal are satisfied. As a result, the composition of the master trust is expected to change over time.

         The following information reflects the historical performance and composition of the master trust portfolio of credit card accounts. For the "Charge-Off Rate Experience", "Principal Payment Rate Experience" and "Master Trust Portfolio Yield Experience" tables below, references to monthly periods mean calendar months.

         The following information excludes historical data for accounts originated at Marshall Field's and Mervyn's. Receivables in these accounts were removed from the master trust on July 8, 2004 in connection with the sale of the related retail entities by Target.

Principal Receivables Outstanding

         The following table provides the amount of Principal Receivables Outstanding as of the indicated dates. In the following table:

         o "Principal Receivables Outstanding" means the aggregate amount of principal receivables outstanding at the end of the period shown.

                        Principal Receivables Outstanding
                           for Master Trust Portfolio
                             (Dollars in Thousands)

                                                                                As of December 31,
                                                        As of        ------------------------------------------
                                                      [ ], 2005          2004           2003           2002
                                                   ---------------   ------------   ------------   ------------
Principal Receivables Outstanding..............


Delinquency Experience

         The following table provides the delinquency experience for the master trust portfolio as of the indicated dates. In the following table:

         o "Number of Days Delinquent" means the number of days following the original billing due date. For example, 30 to 59 days delinquent means that the minimum payment has not been received and that between 30 and 59 days have elapsed since the original billing due date,

         o "Delinquent Amount" represents the outstanding amount of total receivables that are delinquent in each delinquency category at the end of the period shown, and

         o the percentages result from dividing the "Delinquent Amount" by the total receivable balances at the end of the month.

                             Delinquency Experience
                           for Master Trust Portfolio
                             (Dollars in Thousands)

                                                                           As of December 31,
                               As of            ------------------------------------------------------------------------
                             [ ], 2005                   2004                     2003                     2002
                       ----------------------   ----------------------   ----------------------   ----------------------
     Number of
        Days            Delinquent               Delinquent               Delinquent               Delinquent
     Delinquent           Amount         %         Amount         %         Amount         %         Amount         %
--------------------   ------------   -------   ------------   -------   ------------   -------   ------------   -------
30 to 59 Days.....     $                    %   $                    %   $                    %   $                    %
60 to 89 Days.....
90 Days or More...                                        5
                       ------------   -------   ------------   -------   ------------   -------   ------------   -------
   Total..........     $                    %   $                    %   $                    %   $                    %
                       ============   =======   ============   =======   ============   =======   ============   =======

Charge-Off Rate Experience

         The following table provides the highest, lowest and average monthly gross and net charge-off rates for the master trust portfolio during any month in the periods shown. The average monthly gross and net charge-off rate for all months during the periods shown, in each case, is calculated as an arithmetic average of the gross or net charge-off rate for each month during the indicated period. In the following table:

         o "Gross Charge-Off Rates" are calculated as the amount of gross charge-offs for each month expressed as an annualized percentage of the total amount of Principal Receivables in the master trust as of the first day of that month.

         o The amount of gross charge-offs for any month is the amount of charged-off principal receivables recorded in the month.

         o "Net Charge-Off Rates" are calculated as the amount of net charge-offs for each month expressed as an annualized percentage of the total amount of Principal Receivables in the master trust as of the first day of that month.

         o The amount of net charge-offs for any month is the amount of gross charge-offs for that month, net of any recoveries from earlier charge-offs on principal receivables.

                           Charge-Off Rate Experience
                           for Master Trust Portfolio

                                                           [ ] Months              For the Year Ended December 31,
                                                             Ended        ------------------------------------------------
                                                           [ ], 2005           2004             2003             2002
                                                        ---------------   --------------   --------------   --------------
Highest Monthly Gross Charge-Off Rate................                %                %                %                %
Lowest Monthly Gross Charge-Off Rate.................                %                %                %                %
Average Monthly Gross Charge-Off Rate................                %                %                %                %
Highest Monthly Net Charge-Off Rate..................                %                %                %                %
Lowest Monthly Net Charge-Off Rate...................                %                %                %                %
Average Monthly Net Charge-Off Rate..................                %                %                %                %


         Charge-offs depend on a variety of factors, including:

         o general economic conditions and trends in consumer bankruptcy filings,

         o    underwriting policies and standards,

         o    the mix of credit card products in the master trust portfolio,

         o    terms and conditions of the accounts, and

         o    growth and maturity of the portfolio.

Principal Payment Rate Experience

         The following table provides the highest and lowest cardholder monthly principal payment rates for the master trust portfolio during any month in the periods shown and the average cardholder monthly principal payment rate for all months during the periods shown, in each case calculated as an arithmetic average of the principal payment rate for each month during the indicated period. In the following table:

         o "Principal Payment Rates" are calculated as principal payments collected during each month as a percentage of the total amount of Principal Receivables in the master trust as of the first day of that month.

                        Principal Payment Rate Experience
                           for Master Trust Portfolio
                                                           [ ] Months              For the Year Ended December 31,
                                                             Ended        ------------------------------------------------
                                                           [ ], 2005           2004             2003             2002
                                                        ---------------   --------------   --------------   --------------
Highest Monthly Principal Payment Rate.............                  %                %                %                %
Lowest Monthly Principal Payment Rate..............                  %                %                %                %
Average Monthly Principal Payment Rate.............                  %                %                %                %


Master Trust Portfolio Yield Experience

         The following table provides the highest and lowest monthly Master Trust Portfolio Yields during any month in the periods shown and the average monthly Master Trust Portfolio Yield for all months during the periods shown, in each case calculated as an arithmetic average of the Master Trust Portfolio Yield for each month during the indicated period. In the following table:

         o "Master Trust Portfolio Yield" means for any month, the annualized percentage equivalent of a fraction:

                  -- whose numerator equals the total collections of Finance Charge Receivables for that month, and

                  -- whose denominator is the total amount of Principal Receivables in the master trust as of the first day of that month.

                     Master Trust Portfolio Yield Experience
                             Master Trust Portfolio

                                                           [ ] Months              For the Year Ended December 31,
                                                             Ended        ------------------------------------------------
                                                           [ ], 2005           2004             2003             2002
                                                        ---------------   --------------   --------------   --------------
Highest Master Trust Portfolio Yield...............                  %                %                %                %
Lowest Master Trust Portfolio Yield................                  %                %                %                %
Average Master Trust Portfolio Yield...............                  %                %                %                %


Characteristics of the Master Trust Portfolio

         The receivables and the accounts in the master trust portfolio, at the end of the day on _______, 2005:

         o included $___________ of Principal Receivables and $___________ of Finance Charge Receivables,

         o had an average receivables balance of $___, excluding accounts with a zero balance,

         o had an average credit limit of $_____, of which the average receivables balance represented approximately __%, excluding accounts with a zero balance,

         o    had an average account age of __ months,

         o had billing addresses in all 50 states, the District of Columbia and in U.S. territories and possessions and on U.S. military bases, and less than 1% of the obligors have billing addresses outside of the United States,

         o    included the following percentages of total receivable balances:
              Target VISA __% and Target Card __%, and

         o    included the following percentages of total number of accounts:
              Target VISA __% and Target Card __%.

         The following tables summarize characteristics of the master trust portfolio at the end of the day on _______, 2005. Because the composition of the master trust portfolio may change in the future, these tables are not necessarily indicative of the composition of the master trust portfolio at any later time.

                         Composition by Account Balance
                             Master Trust Portfolio

                                                                  Percentage                           Percentage
                                                                   of Total                             of Total
                                                  Number            Number          Receivables        Receivables
Account Balance Range                           of Accounts      of Accounts        Outstanding        Outstanding
-------------------------------------------  ----------------   --------------   -----------------   ---------------
Credit Balance..........................                                   %      $                               %
$0.00...................................
$0.01 to $500.00........................
$500.01 to $1,000.00....................
$1,000.01 to $3,000.00..................
$3,000.01 to $5,000.00..................
$5,000.01 to $10,000.00.................
Over $10,000.00.........................
                                             ----------------   --------------   -----------------   ---------------
   Total................................                                   %      $                               %
                                             ================   ==============   =================   ===============

                           Composition by Credit Limit
                             Master Trust Portfolio

                                                                  Percentage                           Percentage
                                                                   of Total                             of Total
                                                  Number            Number          Receivables        Receivables
Credit Limit Range                              of Accounts      of Accounts        Outstanding        Outstanding
-------------------------------------------  ----------------   --------------   -----------------   ---------------
$0 to $250.99...........................                                  %      $                             %
$251.00 to $500.99......................
$501.00 to $750.99......................
$751.00 to $1,000.99....................
$1,001.00 to $2,000.99..................
$2,001.00 to $2,500.99..................
$2,501.00 to $3,000.99..................
$3,001.00 to $3,500.99..................
$3,501.00 to $4,000.99..................
$4,001.00 to $4,500.99..................
$4,501.00 to $5,000.99..................
$5,001.00 to $6,000.99..................
$6,001.00 to $7,500.99..................
$7,501.00 to $10,000.00.................
Over $10,000.00.........................
                                             ----------------   --------------   -----------------   ---------------
   Total................................                                   %      $                               %
                                             ================   ==============   =================   ===============

                      Composition by Period of Delinquency
                             Master Trust Portfolio

                                                                  Percentage                           Percentage
                                                                   of Total                             of Total
                                                  Number            Number          Receivables        Receivables
Number of Days Delinquent                       of Accounts      of Accounts        Outstanding        Outstanding
-------------------------------------------  ----------------   --------------   -----------------   ---------------
Current.................................                                         $
1 to 29 days............................
30 to 59 days...........................
60 to 89 days...........................
90 days or more.........................
                                             ----------------   --------------   -----------------   ---------------
   Total................................                                   %      $                               %
                                             ================   ==============   =================   ===============

         In the table "Composition by Account Age" below, "Account Age" is determined by the number of months elapsed since the account was originally opened. In the case of converted Target VISA accounts, the "Account Age" is determined by the number of months elapsed since the original Target Card account opening date.

                           Composition by Account Age
                             Master Trust Portfolio
                                                                  Percentage                           Percentage
                                                                   of Total                             of Total
                                                  Number            Number          Receivables        Receivables
Account Age                                     of Accounts      of Accounts        Outstanding        Outstanding
-------------------------------------------  ----------------   --------------   -----------------   ---------------
Less than or equal to 1 year............                                  %      $                             %
Over 1 year to 2 years..................
Over 2 years to 3 years.................
Over 3 years to 5 years.................
Over 5 years............................
                                             ----------------   --------------   -----------------   ---------------
   Total................................                                   %      $                               %
                                             ================   ==============   =================   ===============

         In the table "Composition of Accounts by State" below, "Other" means not in excess of 5% of the percentage of total number of accounts and includes U.S. military, U.S. territories and non-U.S. accounts. The states are ranked by percentage of total receivables outstanding.

                        Composition of Accounts by State
                             Master Trust Portfolio

                                                                  Percentage                           Percentage
                                                                   of Total                             of Total
                                                  Number            Number          Receivables        Receivables
State                                           of Accounts      of Accounts        Outstanding        Outstanding
-------------------------------------------  ----------------   --------------   -----------------   ---------------
California..............................                                  %      $                             %
Michigan................................
Illinois................................
Texas...................................
Minnesota...............................
Florida.................................
Other...................................
                                             ----------------   --------------   -----------------   ---------------
   Total................................                                   %      $                               %
                                             ================   ==============   =================   ===============

                           Creation of the Owner Trust

         TRC and [   ], a [Delaware] banking corporation, as owner trustee will form Target Credit Card Owner Trust 2005-1 as a Delaware statutory trust. The Trust Agreement for the owner trust will provide that the owner trust has been formed for a limited purpose and may not engage in any activities other than:

         o    acquiring, owning and managing the assets of the owner trust,

         o issuing and making payments on the Class A notes, the Subordinated Interest and the certificates of beneficial interest in the owner trust, and

         o engaging in other activities incidental to the activities described above.

         Because of its limited activities, the owner trust has contracted with TRC to provide administrative services, including providing notices to you and directions to the Indenture Trustee. You should refer to the Trust Agreement and the Deposit and Administration Agreement for a complete description of the owner trust's activities.

         The owner trust's assets include the collateral certificate and the Note Distribution Account. The owner trust is not expected to have any other assets and payments of principal and of interest on the notes will only be made to the extent that the master trust allocates finance charge and principal collections to the collateral certificate.

         The owner trust's address is [     ], in care of the owner trustee and
its telephone number at that address is [            ].

                                 Use of Proceeds

         The net proceeds from the sale of the Class A notes [will be used to make an initial deposit to the Collection Account in the amount of $____ to be allocated to the collateral certificate and applied as Available Series 2005-1 Finance Charge Collections. The remainder] will be paid to TRC in consideration of the collateral certificate and used by it for general corporate purposes.

                            Description of the Notes

         The following is a summary of the material provisions of the Class A notes. This summary is not a complete description of the terms of the Class A notes. You should refer to "Description of the Notes" in the attached prospectus as well as the Indenture for a complete description.

General

         The Class A notes will be issued under an Indenture between the owner trust and Wells Fargo Bank, National Association, as Indenture Trustee. The Class A notes represent obligations of the owner trust and payments on the Class A notes will only be made if the owner trust receives payment on the collateral certificate. The owner trust will be the holder of the collateral certificate and will pledge the collateral certificate, including its allocations of principal and interest from the master trust, to the Indenture Trustee for your benefit.

         Payments of interest on the Class A notes will be made on each Distribution Date, and payments of principal will be made on the Class A Expected Final Payment Date and on any other Distribution Date on which principal is to be paid, to the persons in whose names Class A notes are registered in the note register on the related Record Date, to the extent of available funds.

         The Class A notes will be issued in $1,000 denominations and will be available only in global book-entry form through DTC in the name of its nominee Cede & Co. So long as the Class A notes are in global book-entry form, DTC or its nominee will be the registered holder of the Class A notes and your interest in the Class A notes will be represented, and may be transferred only, through financial institutions acting as direct and indirect participants in DTC. For more information on the form and denomination of your notes, book-entry registration, DTC and the standard settlement procedures of DTC, see "Description of the Notes--General" and "-Form of Your Notes," "-DTC," "-Book-Entry Registration" and "-Initial Settlement" in the attached prospectus.

Interest Payments

         You will be entitled to receive from available funds payment of Class A Monthly Interest plus Class A Carryover Interest on the 25th day of each month, or if such day is not a business day, the next business day-- each a Distribution Date-- that the Class A notes are outstanding.

         On each Distribution Date, you will receive an interest payment based on the interest rate for your Class A notes for the related Interest Period, the outstanding principal balance of your Class A notes as of the end of the prior Monthly Period and the number of days in the related Interest Period.

         The Class A notes are floating rate securities and will bear interest for each Interest Period at a rate determined by reference to one-month LIBOR. The Indenture Trustee will calculate the interest rate on the Class A notes for each Interest Period on the applicable LIBOR Determination Date. All determinations of interest by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes and binding on the Class A noteholders. All percentages resulting from any calculation of the rate of interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. If you do not receive your interest in full on any Distribution Date, you will be entitled to receive a payment equal to the shortfall amount on the next succeeding Distribution Date together with interest on such shortfall amount, called Class A Carryover Interest, to the extent that there are funds available to make that payment.

         The owner trust will make interest payments on the Class A notes on each Distribution Date from money received from the collateral certificate and deposited in the Note Distribution Account. The Class A notes will receive interest payments prior to the Subordinated Interest.

Principal Payments

         The Class A notes are scheduled to be paid in full on the [ ] Distribution Date, which is the Class A Expected Final Payment Date. Principal may be paid earlier if an Early Amortization Period begins or if an Event of Default and acceleration of the principal balance of the notes occur under the Indenture. Final payment of principal may be delayed if the rate of repayment of principal of the receivables in the master trust is slower than expected or in certain other circumstances. See "Risk Factors."

         The Indenture Trustee is required to use the amount on deposit in the Note Distribution Account to pay principal of the Class A notes on the Class A Expected Final Payment Date. If the outstanding principal balance of the Class A notes is greater than zero after the Class A Expected Final Payment Date, principal will be paid on the following Distribution Dates until the first to occur of:

         o    the date that the full balance is paid,

         o the date the Invested Amount of the collateral certificate is reduced to zero,

         o the Distribution Date following the date on which assets of the owner trust are sold following an Event of Default and acceleration of principal balance of the notes, and

         o    the ____ Distribution Date, which is the Legal Maturity Date.

         After an Event of Default has been declared, if the Indenture Trustee and the noteholders determine that the principal balance of the notes is due and payable, available amounts will be paid first to the Class A notes and then to the Subordinated Interest. See "--Subordination." For more information about principal payments, see "Description of the Collateral Certificate--Collateral Certificate Principal Payments" and "-Application of Collections--Payment of Principal."

Distributions to Noteholders

         On each Distribution Date, the Master Trust Trustee will allocate collections of Finance Charge Receivables and collections of Principal Receivables and other amounts to pay interest, principal, fees and other amounts on the collateral certificate. Amounts allocated to the collateral certificate in respect of principal on any Distribution Date during the Accumulation Period prior to the Class A Expected Final Payment Date will be deposited into the Principal Funding Account until those amounts become payable to the holder of the collateral certificate. Amounts payable to the owner trust as holder of the collateral certificate on any Distribution Date will be deposited by the Master Trust Trustee into the Note Distribution Account on that Distribution Date and used by the Indenture Trustee to make principal and interest payments on the Class A notes and Subordinated Interest on that Distribution Date in the following manner and order of priority:

         o amounts in respect of interest will be used first to pay Class A Monthly Interest and Class A Carryover Interest to the Class A noteholders and then to pay Subordinated Monthly Interest and Subordinated Carryover Interest, if any, to the holders of the Subordinated Interest,

         o    amounts in respect of principal will be applied as follows:

                  -- during the Revolving Period, upon satisfaction of the conditions for a reduction of the principal amount of the Subordinated Interest, to the holders of the Subordinated Interest in the amount of such reduction, and

                  -- on and after the first to occur of the Class A Expected Final Payment Date and the first Special Payment Date, first to pay principal of the Class A notes, and then to pay principal of the Subordinated Interest, in each case until the first to occur of

                           + the date that the applicable principal balance is paid in full,

                           + the date the Invested Amount of the collateral certificate is reduced to zero,

                           + the Distribution Date following the date on which assets of the owner trust are sold following an Event of Default and acceleration of the principal balance of the notes, and

                           +    the Legal Maturity Date.

         o all remaining amounts to TRC as holder of the equity in the owner trust.

Note Distribution Account

         The Indenture Trustee will establish and maintain for the benefit of the noteholders a Note Distribution Account, which will be an Eligible Deposit Account. The Master Trust Trustee, on behalf of the owner trust, will deposit into the Note Distribution Account on each Distribution Date payments of principal and interest due on the collateral certificate for that Distribution Date. Amounts deposited in the Note Distribution Account on any Distribution Date will be used to make interest and, if applicable, principal distributions to the holders of the Class A notes on that Distribution Date.

Subordination

         The Subordinated Interest will be subordinated to the Class A notes. At closing, the Subordinated Interest will not have a stated interest rate and will not be entitled to payments of interest. Any principal payments on the Subordinated Interest will not begin until the Class A notes have been paid in full unless:

         o TRC requests a reduction of the outstanding principal amount of the Subordinated Interest during the Revolving Period, and

         o    the Rating Agency Condition is satisfied.

         If collections of Principal Receivables allocated to the collateral certificate are reallocated to pay interest on the Class A notes or the Monthly Servicing Fee, including any unpaid Monthly Servicing Fee from prior Distribution Dates, the principal amount of the Subordinated Interest may not be repaid.

         If Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections for any Monthly Period are not sufficient to cover the Investor Defaulted Amount, an Investor Charge-Off will occur and principal may not be paid in full. In addition, if on any Distribution Date TRC is obligated but fails to make an Adjustment Payment, then the Invested Amount of the collateral certificate will be reduced by the Series 2005-1 Allocation Percentage of the unpaid Adjustment Payment and principal may not be paid in full. The Subordinated Interest will bear this risk prior to the Class A notes.

         If receivables of the master trust are sold in connection with the occurrence of the Legal Maturity Date or the assets of the owner trust are sold after an Event of Default and the principal balance of the notes is accelerated, the net proceeds of that sale which are available to make principal payments on the notes will be paid first to the

Class A notes before any payments will be made to the Subordinated Interest. See "Description of the Collateral Certificate--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs."

Events of Default and Rights Upon Event of Default

         Events of Default. Each of the following is an Event of Default under the Indenture:

         o principal of any class of notes is not paid in full on the Legal Maturity Date,

         o the owner trust fails to pay interest on any class of notes when due and the failure continues for 35 days,

         o    the owner trust becomes bankrupt or insolvent,

         o failure to observe or perform in any material respect any covenants or agreements contained in the Indenture and that failure has a material adverse effect on noteholders and the failure continues unremedied for 60 days after written notice is given by the Indenture Trustee or noteholders representing greater than 50% of the outstanding principal balance of the notes, or

         o the owner trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

         General references to "notes" and "noteholders" include any portion of the Subordinated Interest transferred by TRC to an entity other than an affiliate of TRC and that third-party holder of the Subordinated Interest, respectively. As a result, any holder of the Subordinated Interest other than TRC and its affiliates will have a right to vote with Class A noteholders, as a single class, on whether to declare the principal balances of the Class A notes and the Subordinated Interest due and payable after the occurrence of an Event of Default.

         Remedies upon Event of Default. During the occurrence of an Event of Default, the Indenture Trustee or holders of a majority in principal amount of the notes, voting as a single class, may declare the principal of the notes to be immediately due and payable. That declaration may be rescinded only by the holders of a majority of the notes, voting as a single class.

         If the notes are declared to be due and payable following an Event of Default, the Indenture Trustee may:

         o begin proceedings to collect amounts due from the owner trust or exercise other remedies available to it as a secured party,

         o foreclose on the collateral certificate and any other owner trust property,

         o sell the collateral certificate and any other owner trust property to a party or parties other than TRC and its affiliates and agents and use the proceeds from the sale to repay you on a date determined by the Indenture Trustee and specified to the owner trust and the noteholders as provided in the Indenture, and

         o allow the owner trustee to continue to hold the collateral certificate and any other owner trust property and pass through any payments on the collateral certificate to you.

         If an Event of Default occurs and principal of the notes is declared to be immediately due and payable, you may receive principal of your Class A notes prior to the Class A Expected Final Payment Date. For a description of other events that may have similar effect, see "Description of the Collateral Certificate--Application of Collections--Payment of Principal --Early Amortization Period." For a further description of rights upon the occurrence of an Event of Default, see "Description of the Notes--The Indentures--Events of Default; Rights Upon Event of Default" in the prospectus.

Transfer of the Subordinated Interest

         TRC will initially retain the Subordinated Interest. In the future, TRC may sell all or a portion of the Subordinated Interest. If TRC does sell the Subordinated Interest, TRC will enter into an agreement with the Indenture Trustee that will specify the interest rate for the Subordinated Interest as well as other relevant provisions. TRC can only sell the Subordinated Interest if:

         TRC notifies the Indenture Trustee, the servicer and the rating agencies of the proposed transfer of the Subordinated Interest,

         o    the transfer satisfies the Rating Agency Condition,

         o no Event of Default has occurred under the Indenture before the transfer,

         o TRC delivers an officer's certificate to the Indenture Trustee stating that TRC believes that the transfer will not cause an Event of Default to occur, and

         o TRC delivers a tax opinion to the Indenture Trustee regarding the transfer.

Holders of the Subordinated Interest, other than TRC and its affiliates, will have a right to vote together with the Class A noteholders as a single class on any matter on which Class A noteholders are entitled to vote under the Indenture, unless such voting right is expressly limited to holders of Class A notes.

Issuance of Additional Notes

         During the Revolving Period, TRC may, subject to certain conditions, cause the Indenture Trustee to issue additional notes. When issued, the additional notes will be identical in all respects to the outstanding notes of the same class and will be entitled to the benefits of the Indenture.

         Additional notes of any outstanding class will only be issued upon satisfaction of the following conditions:

         o before the date they are issued, TRC will have given the Indenture Trustee, the servicer and the rating agencies notice of the date and terms of the additional issuance,

         o the conditions precedent for increasing the principal balance of the collateral certificate have been met and the principal balance of the collateral certificate has been increased,

         o the required amount of subordination is available or will become available upon the issuance of these additional notes,

         o the Class A Controlled Accumulation Amount has been increased to reflect the increase in the outstanding principal balance of the Class A notes,

         o    the additional issuance satisfies the Rating Agency Condition,

         o TRC will have delivered to the Indenture Trustee a certificate which states that TRC believes that the additional issuance will not have a material adverse effect on the outstanding notes; for the purposes of making this determination, a dilution of voting rights will not constitute a material adverse effect on any class of notes, see "Risk Factors--You Will Have Limited Control of Master Trust and Owner Trust Actions" in this prospectus supplement, and

         o TRC will have delivered to the Indenture Trustee a tax opinion relating to the additional issuance.

Optional Termination

         The Class A notes will be redeemed by the owner trust on any Distribution Date on which TRC optionally elects to repurchase the collateral certificate. TRC may repurchase the collateral certificate on any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Class A notes is less than or equal to 10% of the highest outstanding principal balance of the Class A notes at any time. See "Description of the Collateral Certificate--Optional Termination" in this prospectus supplement for a description of the circumstances under which the collateral certificate may be repurchased by TRC.

Purchase of Class A Notes by TRC

         TRC may purchase Class A notes in the secondary market and request that the Indenture Trustee cancel those Class A notes and reduce the outstanding principal balance of the Class A notes and the Invested Amount of the collateral certificate by a corresponding amount.

Noteholder Reports

         You will receive a monthly report from the Administrator as described in the attached prospectus. If definitive Class A notes are issued, the monthly notice will be mailed to your address as it appears on the Indenture Trustee's register.

                    Description of the Collateral Certificate

         The following is a summary of the material provisions of the collateral certificate. This summary is not a complete description of the terms of the collateral certificate. You should refer to "Description of the Certificates" and "The Pooling and Servicing Agreement" in the attached prospectus as well as the Pooling and Servicing Agreement and the Series 2005-1 Supplement for a complete description.

General

         The owner trust will be the holder of the collateral certificate and will pledge the collateral certificate, including its allocations of principal and interest from the master trust, to the Indenture Trustee for your benefit.

         The collateral certificate will be issued under the Pooling and Servicing Agreement and the Series 2005-1 Supplement. The collateral certificate represents the right to receive payments from collections of Finance Charge Receivables and Principal Receivables allocated to the collateral certificate. The collateral certificate also represents the right to receive payments, if available, from Excess Finance Charge Collections and Shared Principal Collections allocated to the collateral certificate. In addition, the collateral certificate will be allocated a portion of net losses on the Principal Receivables, called the Investor Defaulted Amount.

         The owner trust as holder of the collateral certificate will also be entitled to amounts in the Principal Funding Account and, if TRC, at its option, designates a Reserve Account Funding Date, the Reserve Account and the collateral certificate's share of amounts in the Special Funding Account and the Collection Account, and investment earnings on amounts in these accounts, as applicable.

         The master trust has also issued the Transferor Certificate and a Participation. TRC owns the Transferor Certificate. Target National Bank owns the Participation. TRC may transfer the Transferor Certificate in whole or in part under the limitations and conditions described in the Pooling and Servicing Agreement. See "Description of the Certificates--The Transferor Certificate" and "--Participations" in the attached prospectus.

Collateral Certificate Interest Payments

         The owner trust as holder of the collateral certificate will be entitled to receive from available funds payment of accrued and unpaid interest on the 25th day of each month, or if such day is not a business day, the next business day-- each a Distribution Date-- that the collateral certificate is outstanding. The amount of interest required to be paid on the collateral certificate on each Distribution Date is equal to the amount of interest due and payable on the Class A notes and the Subordinated Interest on that Distribution Date.

         Interest payments on the collateral certificate on each Distribution Date will be funded from:

         o the Floating Allocation Percentage of collections of Finance Charge Receivables received during the preceding Monthly Period, plus

         o other amounts treated as Available Series 2005-1 Finance Charge Collections for that Monthly Period.

         To the extent Available Series 2005-1 Finance Charge Collections are insufficient to make the required interest payment for the collateral certificate, Excess Finance Charge Collections allocated to the collateral certificate will be applied to cover the shortfall. See "--Application of Collections--Payment of Interest, Fees and Other Items--Excess Finance Charge Collections."

         The "Required Amount" means for any Distribution Date, the shortfall, if any, in the amount of Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections allocated to the collateral certificate and available to make required payments of the Class A Monthly Interest, any Class A Carryover Interest, the Monthly Servicing Fee and any unpaid Monthly Servicing Fee from prior Distribution Dates. If for any Distribution Date there is a Required Amount and TRC does not elect to apply Excess Transferor Finance Charge Collections to the Required Amount or the amount of Excess Transferor Finance Charge Collections applied is insufficient to cover the Required Amount, the Principal Allocation Percentage of collections of Principal Receivables for the Monthly Period preceding that Distribution Date, in an amount not to exceed the Subordinated Amount, will be reallocated to pay the outstanding Required Amount. These collections of Principal Receivables applied to cover the Required Amount are referred to in this prospectus supplement as Reallocated Principal Collections. Reallocated Principal Collections will not be available to make principal payments on the collateral certificate or, therefore, the Class A notes and will result in a reduction in the Invested Amount of the collateral certificate. See "--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs."

Collateral Certificate Principal Payments

         The owner trust, as holder of the collateral certificate, is scheduled to receive an amount of principal equal to the full principal balance of the Class A notes on the Class A Expected Final Payment Date. Principal of the collateral certificate may be paid earlier if an Early Amortization Period begins and the final payment of principal may be delayed if the rate of repayment of principal of the receivables in the master trust is slower than expected or in certain other circumstances. See "Risk Factors."

         Principal deposits to the Principal Funding Account or payments on the collateral certificate on each Distribution Date with respect to the Accumulation Period or an Early Amortization Period will be funded from:

         o the Principal Allocation Percentage of collections of Principal Receivables received during the preceding Monthly Period, plus

         o other amounts treated as Available Series 2005-1 Principal Collections for that Monthly Period.

         To the extent Available Series 2005-1 Principal Collections are insufficient to make the designated deposits or payments on the collateral certificate, Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections allocated to the collateral certificate will be applied to cover the shortfall. See "--Application of Collections--Payment of Principal."

         Collections of Principal Receivables allocable to the collateral certificate but not needed to make payments on the Class A notes or the Subordinated Interest may be applied as Shared Principal Collections for the benefit of other series.

Allocation Percentages

         For each Monthly Period, the servicer will allocate collections of Finance Charge Receivables, collections of Principal Receivables and the Defaulted Amount among:

         o    the collateral certificate,

         o the interests of certificateholders of all other series issued and outstanding,

         o    the Transferor's Interest, and

         o    the interests of the holders of any Participations.

         Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to the collateral certificate based on the Floating Allocation Percentage. Collections of Principal Receivables will be allocated to the collateral certificate based on the Principal Allocation Percentage.

         For any Monthly Period, the Floating Allocation Percentage is the percentage equivalent of a fraction:

         o whose numerator equals the Adjusted Invested Amount of the collateral certificate at the end of the last day of:

                  (1) the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, during the Revolving Period or the Accumulation Period for collections of Finance Charge Receivables and at all times for the Defaulted Amount, and

                  (2) the Monthly Period immediately preceding the Monthly Period in which an Early Amortization Event occurs during the Early Amortization Period for collections of Finance Charge Receivables, and

         o    whose denominator equals:

                  (1) with respect to the Defaulted Amount, the sum of (a) the Principal Receivables and (b) any amount on deposit in the Special Funding Account at the end of the last day of the Monthly Period used to determine the numerator, and

                  (2) with respect to collections of Finance Charge Receivables, the greater of (a) the amount described above in (1) and (b) the sum of the numerators used to calculate the applicable allocation percentages for collections of Finance Charge Receivables for all classes of all series and Participations then outstanding.

         For any Monthly Period, the Principal Allocation Percentage is the percentage equivalent of a fraction:

         o    whose numerator equals:

                  (1) during the Revolving Period, the Invested Amount of the collateral certificate at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and

                  (2) during the Accumulation Period, the Invested Amount of the collateral certificate at the end of the last day of the Revolving Period,

provided that on the date of issuance of any new series during the Accumulation Period, this amount may be reduced by TRC, upon receipt by the Master Trust Trustee of confirmation that the Rating Agency Condition is satisfied, to an amount not less than the greater of:

                       -- the Adjusted Invested Amount of the collateral certificate on that date, and

                       -- the amount that would result in a Principal Allocation Percentage that when multiplied by collections of Principal Receivables for the preceding Monthly Period would equal:

                           + the Class A Controlled Deposit Amount for that Monthly Period plus [10]% of the Class A Controlled Accumulation Amount or, if that date is on or after the Class A Expected Final Payment Date and the Class A notes have been paid in full, the Invested Amount of the collateral certificate, minus

                           + the amount of any available Shared Principal Collections for that Monthly Period, and

                  (3) during an Early Amortization Period, the Invested Amount of the collateral certificate at the end of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and

         o    whose denominator equals the greater of:

                  (1)  if only one series is outstanding:

                       -- during the Revolving Period, the sum of (x) the Principal Receivables and (y) the principal amount on deposit in the Special Funding Account at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and

                       -- during the Accumulation Period and an Early Amortization Period, the sum of (x) the Principal Receivables and (y) the principal amount on deposit in the Special Funding Account at the end of the last day of the Revolving Period, and

                  (2)  if more than one series is outstanding, the greater of:

                       -- the sum of (x) the Principal Receivables and (y) the principal amount on deposit in the Special Funding Account at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and

                       -- the sum of the numerators used to calculate the principal allocation percentages for all series and Participations outstanding as of the date of determination.

         The Floating Allocation Percentage and the Principal Allocation Percentage are subject to adjustment upon the direction of TRC, pursuant to the Pooling and Servicing Agreement, to give effect to additions of Additional Accounts.

Application of Collections

         Payment of Interest, Fees and Other Items.

         On each Distribution Date, Available Series 2005-1 Finance Charge Collections for the related Monthly Period will be applied in the following order:

         o an amount equal to the Class A Monthly Interest and Class A Carryover Interest will be deposited into the Note Distribution Account for payment to the Class A noteholders,

         o an amount equal to the Monthly Servicing Fee and any unpaid Monthly Servicing Fee from prior periods will be paid to the servicer,

         o an amount equal to the Investor Defaulted Amount for that Distribution Date will be treated as Available Series 2005-1 Principal Collections,

         o an amount equal to any reduction in the Invested Amount of the collateral certificate due to unreimbursed Investor Charge-Offs will be applied to reinstate the Invested Amount of the collateral certificate and treated as Available Series 2005-1 Principal Collections,

         o an amount equal to the Subordinated Monthly Interest and Subordinated Carryover Interest, if any, will be deposited into the Note Distribution Account for payment to the holders of the Subordinated Interest,

         o on each Distribution Date from and after the Reserve Account Funding Date-- if any Reserve Account Funding Date has been established by TRC at its option-- but before the date the Reserve Account is terminated, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount, will be deposited in the Reserve Account,

         o to pay any other amounts, if any, required to be paid under the Indenture or any supplement to the Indenture, and

         o    the balance, if any, will constitute Excess Finance Charge
              Collections.

The following diagram provides you with an outline of the allocation of Available Series 2005-1 Finance Charge Collections. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.

       Application of Available Series 2005-1 Finance Charge Collections


                     -------------------------------------
                    |                                     |
                    |   Available Series 2005-1 Finance   |
                    |         Charge Collections          |
                    |                                     |
                     -------------------------------------
                                       |
                                       |
                                       |
                                       |
                                      \|/
                                       .
                    ---------------------------------------
                   | 1. Payment of interest on Class A     |
                   |    notes                              |
                   | 2. Payment of Monthly Servicing Fee   |
                   | 3. Coverage of Investor Defaulted     |
                   |    Amount                             |
                   | 4. Reimbursement of reductions in the |
                   |    Invested Amount due to Investor    |
                   |    Charge-Offs                        |
                   | 5. Payment of interest, if any, on    |
                   |    the Subordinated Interest          |
                   | 6. Optional funding of the Reserve    |
                   |    Account                            |
                   | 7. Additional amounts, if any, to be  |
                   |    paid under the Indenture           |
                    ---------------------------------------
                                       |
                                       |
                                       |
                                       |
                                      \|/
                                       .
                     -------------------------------------
                    |                                     |
                    |        Excess Finance Charge        |
                    |             Collections             |
                    |                                     |
                     -------------------------------------


         Excess Finance Charge Collections. On each Distribution Date, Excess Finance Charge Collections allocated to the collateral certificate from other series in Group I will be applied to pay the shortfall arising from the excess, if any, of the sum of:

         o    Class A Monthly Interest and Class A Carryover Interest,

         o the Monthly Servicing Fee and any unpaid Monthly Servicing Fees from prior periods,

         o    the Investor Defaulted Amount,

         o    unreimbursed Investor Charge-Offs,

         o Subordinated Monthly Interest and Subordinated Carryover Interest, if any,

         o if TRC, at its option, designates a Reserve Account Funding Date, the amount to be funded in the Reserve Account, and

         o other amounts, if any, required to be paid under the Indenture or any supplement to the Indenture, over the Available Series 2005-1 Finance Charge Collections.

         Excess Finance Charge Collections from the collateral certificate will be applied in the following order:

         o to make payments to certificateholders of other series in Group I to the extent of any shortfalls covered from Excess Finance Charge Collections,

         o to make payments of any unpaid expenses or liabilities of the master trust,

         o    as Excess Transferor Finance Charge Collections, and

         o paid to the owner trust, and to the extent remaining after payments and deposits are made by the owner trust, paid to TRC as holder of its equity.

         Payment of Principal.

         Available Series 2005-1 Principal Collections will be applied on each Distribution Date as described below:

         Revolving Period. The Revolving Period begins on the Closing Date and ends on the day before the Accumulation Period or Early Amortization Period begins. During the Revolving Period no principal payments will be made to the Class A noteholders. On each Distribution Date during the Revolving Period, Available Series 2005-1 Principal Collections will be treated as Shared Principal Collections and may be used to make principal payments to other series, except that if the Rating Agency Condition is satisfied in connection with a requested reduction in the required level of subordination, those amounts will first be used to make payments to the holder of the collateral certificate for payment to the holders of the Subordinated Interest in reduction of the Subordinated Amount.

         Accumulation Period. The Accumulation Period will begin on the first day of the [ ] Monthly Period unless postponed by the servicer as described in "--Postponement of Accumulation Period," and will end on the first to occur of:

         o    the day before an Early Amortization Period begins,

         o the date on which the Invested Amount of the collateral certificate is reduced to zero, and

         o    the Legal Maturity Date.

         During the Accumulation Period, prior to the accumulation in the Principal Funding Account of an amount equal to the outstanding principal balance of the Class A notes, Available Series 2005-1 Principal Collections plus Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, allocated to the collateral certificate will be deposited in the Principal Funding Account on each Distribution Date in an amount not to exceed the least of:

         o    the Class A Controlled Deposit Amount,

         o the amount by which the outstanding principal balance of the Class A notes exceeds the amount on deposit in the Principal Funding Account, and

         o    the Invested Amount of the collateral certificate.

         On the Class A Expected Final Payment Date, the Master Trust Trustee will pay to the owner trust as holder of the collateral certificate, by deposit into the Note Distribution Account, the principal amount on deposit in the Principal Funding Account. If an Early Amortization Event occurs during the Accumulation Period and the

Early Amortization Period begins, the principal amount on deposit in the Principal Funding Account will be paid to the owner trust as holder of the collateral certificate, by deposit into the Note Distribution Account, on the first Special Payment Date.

         During the Accumulation Period, after the accumulation in the Principal Funding Account of an amount equal to the outstanding principal balance of the Class A notes, Available Series 2005-1 Principal Collections plus Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, will be applied to make principal payments to the owner trust as holder of the collateral certificate in an amount equal to the Subordinated Amount. Any remaining Available Series 2005-1 Principal Collections will be treated as Shared Principal Collections.

         Early Amortization Period. An Early Amortization Period begins on the day an Early Amortization Event occurs and, if required, the Master Trust Trustee or a majority by principal amount of the noteholders elect to commence the Early Amortization Period and ends on the first to occur of the date the Invested Amount of the collateral certificate is reduced to zero and the Legal Maturity Date. During an Early Amortization Period, the owner trust as holder of the collateral certificate will receive payments of principal and interest, by deposit into the Note Distribution Account, on each Special Payment Date. See "--Early Amortization Events" for additional discussion.

         On each Special Payment Date during an Early Amortization Period, the owner trust as holder of the collateral certificate will be entitled to receive Available Series 2005-1 Principal Collections, Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, allocated to the collateral certificate.

         The average life and maturity of the collateral certificates and, therefore, the Class A notes can be significantly reduced if an Early Amortization Period begins.

         The final payment of principal and interest on the collateral certificate is due to be paid to the owner trust no later than the Legal Maturity Date.

         The following diagram provides you with an outline of the application of collections of Principal Receivables and amounts treated as collections of Principal Receivables. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.


                                               Application of Principal Collections


                                                   ---------------------------
                                                  |                           |
                                                  |         Available         |
                                                  |  Series 2005-1 Principal  |
                                                  |        Collections        |
 ----------------------------------               |                           |
|                                  |               ---------------------------
|     Reallocation to unpaid:      |                             |
|       1. Class A interest        |<----------------------------|
|     2. Monthly servicing fee     |                             |
|                                  |                             |
 ----------------------------------                             \ /
                                                                 .
                                           -----------------------------------------------
 ----------------------------------       |                                               |     ----------------------------------
|                                  |      | 1. During the Accumulation Period, deposited  |    |                                  |
|  Shared Principal Collections    |----->|    in the Principal Funding Account up to the |<---| Amounts from the Special Funding |
| from other series, if necessary  |      |    least of (i) the Class A Controlled Deposit|    |            Account               |
|                                  |      |    Amount, (ii) an amount equal to the excess,|    |                                  |
 ----------------------------------       |    if any, of the Class A principal balance   |     ----------------------------------
                                          |    over the Principal Funding Account balance |
                                          |    and (iii) the Invested Amount and, during  |
                                          |    the Early Amortization Period, paid to     |
 ----------------------------------       |    Class A noteholders in an amount equal to  |
|                                  |      |    the lesser of the then outstanding Class A |
|   At the option of TRC, Shared   |----->|    principal balance and the Invested Amount  |
| Transferor Principal Collections |      | 2. Paid to the holders of the Subordinated    |
|                                  |      |    Interest, up to the Subordinated Amount    |
 ----------------------------------       |                                               |
                                           -----------------------------------------------
                                                                 |
                                                                 |
                                                                 |
                                                                \ /
                                                                 .
                                           --------------------------------------------
                                          |                                            |
                                          |    During the Revolving Period or excess   |
                                          |     during Accumulation Period or Early    |
                                          |    Amortization Period treated as Shared   |
                                          |  Principal Collections allocated to other  |
                                          |            series, if necessary            |
                                          |                                            |
                                           --------------------------------------------
                                                                 |
                                                                 |
                                                                 |
                                                                \ /
                                                                 .
                                           --------------------------------------------
                                          |                                            |
                                          | Paid to the transferor or deposited in the |
                                          |           Special Funding Account          |
                                          |                                            |
                                           --------------------------------------------

Postponement of Accumulation Period

         The Accumulation Period is scheduled to begin 12 months prior to the month in which the Class A Expected Final Payment Date occurs. However, the servicer may elect to extend the Revolving Period and postpone the start of the Accumulation Period. The servicer may make this election only if the number of months needed to fund the Principal Funding Account to pay the outstanding principal balance of the Class A notes in full by the Class A Expected Final Payment Date is less than 12. In that event, the servicer may elect to postpone the start of the Accumulation Period so that the number of months included in the Accumulation Period prior to the month in which the Class A Expected Final Payment Date occurs will be equal to or exceed the number of months determined by the servicer to be required to pay the outstanding principal balance of the Class A notes in full on or prior to the Class A Expected Final Payment Date. On the third business day before each Distribution Date beginning on ________ until the Accumulation Period begins, the servicer will determine the number of months expected to be required to fully fund the Principal Funding Account and be able to pay the outstanding principal balance of the Class A notes no later than the Class A Expected Final Payment Date. In making this determination, the servicer is required to assume that:

         o the principal payment rate will be no greater than the lowest monthly principal payment rate for the previous 12 months,

         o    no additional series will be issued by the master trust,

         o the total amount of Principal Receivables and the principal amount on deposit in the Special Funding Account, if any, will remain the same throughout the Accumulation Period, and

         o no Early Amortization Event will occur for any series issued by the master trust.

         The servicer will determine the length of the Accumulation Period on the basis of:

         o the monthly collections of Principal Receivables expected to be allocable to all Principal Sharing Series during the Accumulation Period for the collateral certificate, and

         o the amount of collections of Principal Receivables expected to be distributable to holders of other Principal Sharing Series that are expected to be in their accumulation or amortization periods during the Accumulation Period for the collateral certificate.

         In addition, prior to the servicer making its initial determination of the number of months in the Accumulation Period prior to the Class A Expected Final Payment Date, TRC will determine whether or not it will utilize Shared Transferor Principal Collections to fund the Principal Funding Account. If, at its option, TRC elects to utilize Shared Transferor Principal Collections to fund the Principal Funding Account, the servicer will include Shared Transferor Principal Collections expected to be available to the collateral certificate in its determination of the number of months in the Accumulation Period prior to the Class A Expected Final Payment Date and the length of the Accumulation Period may be significantly shorter than it would have been had TRC elected not to make Shared Transferor Principal Collections available to fund the Principal Funding Account.

         After making an election to postpone the start of the Accumulation Period but before the Accumulation Period begins, the servicer may elect to further postpone the start of the Accumulation Period or be required to extend the Accumulation Period in accordance with the requirements described above. The length of the Accumulation Period may not be less than one month.

Sharing of Excess Finance Charge Collections

         Available Series 2005-1 Finance Charge Collections in excess of the amount required to make deposits or payments for the collateral certificate will be made available to other series included in Group I whose allocation of collections of Finance Charge Receivables and other amounts are not sufficient to make their required deposits or payments. If Available Series 2005-1 Finance Charge Collections are insufficient to make required deposits or payments for the collateral certificate, you will have access to Excess Finance Charge Collections from other series in Group I. Each series that is part of Group I and that has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of the shortfall for that series divided by the total shortfall for all series in Group I for that same month. For a description of how Excess Finance Charge Collections are allocated to the collateral certificate, see "--Application of Collections--Payment of Interest, Fees and Other Items--Excess Finance Charge Collections" and for a more detailed description of the sharing of Excess Finance Charge Collections, see "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections" in the attached prospectus.

Shared Principal Collections

         Series 2005-1 is a Principal Sharing Series. Available Series 2005-1 Principal Collections in excess of:

         o during the Revolving Period, if the Rating Agency Condition is satisfied, any amounts applied to reduce the Invested Amount of the collateral certificate in connection with a reduction in the outstanding principal balance of the Subordinated Interest,

         o during the Accumulation Period, the Class A Controlled Deposit Amount until the Class A Expected Final Payment Date and thereafter the Invested Amount of the collateral certificate, and

         o during an Early Amortization Period, the Invested Amount of the collateral certificate,

will be made available to other Principal Sharing Series as Shared Principal Collections. If Available Series 2005-1 Principal Collections are insufficient to make required principal deposits or payments for the collateral certificate, the owner trust as holder of the collateral certificate will share in the excess available from other Principal Sharing Series. Each Principal Sharing Series that has a Principal Shortfall with respect to any month will receive a share of the total amount of Shared Principal Collections available for that month based on the amount of the Principal Shortfall for that series divided by the total Principal Shortfalls for all Principal Sharing Series for that month.

         If Shared Principal Collections exceed shortfalls for all Principal Sharing Series, the Master Trust Trustee will distribute the remaining amount to TRC to the extent that the Transferor Amount-- excluding the interest represented by any Supplemental Certificate-- exceeds the Required Retained Transferor Amount or deposit it into the Special Funding Account.

         Shared Principal Collections may be used to cover Principal Shortfalls for the collateral certificate and, in specified circumstances, may allow the length of the Accumulation Period to be shortened. See "-- Postponement of Accumulation Period." This type of reallocation of collections of Principal Receivables does not result in a reduction in the Invested Amount of the series to which the collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections for any Monthly Period.

         If Shared Principal Collections are not sufficient to cover Principal Shortfalls allocable to the collateral certificate, TRC may elect to apply Shared Transferor Principal Collections to the remaining Principal Shortfalls.

Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections

         Excess Transferor Finance Charge Collections will consist of:

         o collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables for any Monthly Period allocable to the Transferor's Interest remaining after payments to holders of any Supplemental Certificates, and

         o collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables for any Monthly Period allocated to each series but not used to make payments to any series.

         Excess Transferor Finance Charge Collections will be used to fund investment earnings shortfalls during the Accumulation Period associated with amounts on deposit in the Principal Funding Account and will be deposited in the Collection Account on each Transfer Date to be applied as Available Series 2005-1 Finance Charge Collections. In addition, if on any Distribution Date there is a Required Amount, TRC may elect to apply Excess Transferor Finance Charge Collections to the Required Amount.

         Shared Transferor Principal Collections will consist of:

         o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest remaining after payments to the holders of any Supplemental Certificates,

         o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to any series and not applied to make principal deposits or payments for any outstanding series, and

         o any Excess Transferor Finance Charge Collections remaining after being applied as specified in the Series Supplement for each outstanding series.

         Prior to the servicer initially determining the number of months expected to be required to fully fund the Principal Funding Account in order to pay the outstanding principal balance of the Class A notes no later than the Class A Expected Final Payment Date, TRC will determine whether Shared Transferor Principal Collections will be applied to fund the Principal Funding Account during the Accumulation Period. If TRC elects to make Shared Transferor Principal Collections available to fund the Principal Funding Account, those amounts will be applied to cover any Principal Shortfalls not covered by Shared Principal Collections during the Accumulation Period. In addition, at the option of TRC, Shared Transferor Principal Collections may be applied for the benefit of the Class A notes during an Early Amortization Period. For a more detailed description of Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections, see "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections" and "--Shared Principal Collections and Shared Transferor Principal Collections" in the attached prospectus and for a description of how Shared Transferor Principal Collections may be allocated, see "--Application of Collections--Payment of Principal--Accumulation Period" and "--Payment of Principal--Early Amortization Period" in this prospectus supplement.

Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs

         On each Distribution Date for which the servicer determines there is a Required Amount, if TRC does not elect to apply Excess Transferor Finance Charge Collections to the Required Amount or the amount of Excess Transferor Finance Charge Collections applied is insufficient to cover the Required Amount, the Principal Allocation Percentage of collections of Principal Receivables for the Monthly Period preceding that Distribution Date will be reallocated in an amount not to exceed the lesser of the remaining Required Amount and the Subordinated Amount. Those amounts that are reallocated are referred to in this prospectus supplement as Reallocated Principal Collections. The Invested Amount of the collateral certificate will be reduced by the amount of Reallocated Principal Collections.

         On or before the third business day before each Distribution Date, the servicer will calculate the Investor Defaulted Amount for the collateral certificate for the immediately preceding Monthly Period. The Investor Defaulted Amount represents the collateral certificate's share of Principal Receivables charged-off as uncollectible. The Investor Defaulted Amount for each Monthly Period will be paid from Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections from other series allocated to the collateral certificate. If on any Distribution Date, the Investor Defaulted Amount exceeds the amount of Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections allocated to the collateral certificate applied to cover the Investor Defaulted Amount, then the Invested Amount of the collateral certificate will be reduced by the amount of that excess. In addition, if on any Distribution Date TRC is obligated but fails to make an Adjustment Payment, then the Invested Amount of the collateral certificate will be reduced by the Series 2005-1 Allocation Percentage of the unpaid Adjustment Payment.

         Any reductions in the Invested Amount of the collateral certificate as a result of Reallocated Principal Collections or to cover the unfunded Investor Defaulted Amount and unpaid Adjustment Payment are collectively referred to as an Investor Charge-Off and may have the effect of reducing the percentage of collections of Finance Charge Receivables and collections of Principal Receivables allocated to the collateral certificate. If the Subordinated Amount is reduced to zero, Class A noteholders will bear directly the credit and other risks associated with their interests in the owner trust.

         Prior to the reduction of the Invested Amount of the collateral certificate to zero, reductions of the Invested Amount of the collateral certificate as described above will be reimbursed, and the Invested Amount of the collateral certificate increased, on later Distribution Dates to the extent of Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections from other series allocated to the collateral certificate available for that purpose.

Principal Funding Account

         The Master Trust Trustee will establish and maintain for the benefit of the holder of the collateral certificate a Principal Funding Account into which it will deposit Available Series 2005-1 Principal Collections and any Shared Principal Collections and Shared Transferor Principal Collections, as applicable, allocated to the collateral certificate during the Accumulation Period.

         The Master Trust Trustee will pay to the owner trust as holder of the collateral certificate, by deposit into the Note Distribution Account, principal amounts on deposit in the Principal Funding Account on the first to occur of:

         o    the Class A Expected Final Payment Date, and

         o if an Early Amortization Event occurs during the Accumulation Period, the first Special Payment Date.

         Amounts on deposit in the Principal Funding Account on any Distribution Date will be invested until the following Distribution Date by the Master Trust Trustee in Eligible Investments. Any Principal Funding Investment Proceeds will be withdrawn from the Principal Funding Account and deposited in the Collection Account on each Distribution Date to be applied as Available Series 2005-1 Finance Charge Collections.

Reserve Account

         The Master Trust Trustee will establish and maintain a Reserve Account that may be used to fund investment earnings shortfalls during the Accumulation Period associated with amounts on deposit in the Principal Funding Account. TRC, at its option, may designate a Reserve Account Funding Date. If TRC does not designate a Reserve Account Funding Date, there will be no funding of the Reserve Account for the collateral certificate. If TRC designates a Reserve Account Funding Date, on and after the Reserve Account Funding Date but before the date the Reserve Account is terminated, the Master Trust Trustee will deposit into the Reserve Account Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections allocated to the collateral certificate until the account balance equals the Required Reserve Account Amount.

         TRC will invest money on deposit in the Reserve Account in Eligible Investments. Interest and investment income in the Reserve Account in excess of the Required Reserve Account Amount will be withdrawn on each Transfer Date from the Reserve Account and deposited in the Collection Account for application as Available Series 2005-1 Finance Charge Collections.

         On each Transfer Date during the Accumulation Period, the servicer will withdraw from the Reserve Account and apply as Available Series 2005-1 Finance Charge Collections the lesser of:

         o    the amount available to be withdrawn from the Reserve Account, and

         o    the Principal Funding Investment Shortfall for that Transfer Date.

         Upon the earliest to occur of:

         o the date the outstanding principal amount of the Class A notes is paid in full,

         o the first Transfer Date with respect to an Early Amortization Period, and

         o    the Class A Expected Final Payment Date,

the Master Trust Trustee will withdraw from the Reserve Account and apply as Available Series 2005-1 Finance Charge Collections all amounts remaining in the Reserve Account and the Reserve Account will be terminated.

Increases in the Principal Balance of the Collateral Certificate

         During the Revolving Period, TRC may, subject to certain conditions, cause the Master Trust Trustee to increase the outstanding principal balance and Invested Amount of the collateral certificate.

         Increases to the principal balance of the collateral certificate will only occur upon satisfaction of the following conditions:

         o before the date of increase, TRC will have given the Master Trust Trustee, the servicer and the rating agencies notice of the date and amount of the increase,

         o the total amount of Principal Receivables will equal or exceed the Required Principal Balance after the increase,

         o    the increase satisfies the Rating Agency Condition,

         o TRC will have delivered to the Master Trust Trustee a certificate which states that, TRC believes that the increase will not have a material adverse effect on the collateral certificate; for the purposes of making this determination, a dilution of voting rights will not constitute a material adverse effect on the collateral certificate, see "Risk Factors--You Will Have Limited Control of Master Trust and Owner Trust Actions" in this prospectus supplement,

         o as of the date of the increase, the amount of unreimbursed Investor Charge-Offs shall be zero,

         o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is greater than the Required Retained Transferor Amount after the increase, and

         o TRC will have delivered to the Master Trust Trustee a tax opinion relating to the increase.

         An increase in the outstanding principal balance of the collateral certificate will provide additional collateral for the issuance of additional notes as described in "Description of the Notes - Issuance of Additional Notes."

Early Amortization Events

         The following chart describes the Early Amortization Events for the collateral certificate and indicates whether each Early Amortization Event is an event which automatically triggers an Early Amortization Period or an event which requires the vote of holders of a majority by principal amount of the notes or the Master Trust Trustee to trigger an Early Amortization Period and whether the event will cause an early amortization for all outstanding series issued by the master trust.

                                                               Requires a        Automatically       Automatically
                                                            Majority Vote of    Causes an Early     Causes an Early
                                                              Noteholders       Amortization of    Amortization for
                                                             or the Master      the Collateral        all Series
Early Amortization Events                                    Trust Trustee        Certificate        Outstanding
---------------------------------------------------------   ----------------    ---------------    ----------------

1.  TRC fails to make a payment or deposit when required            X
    to under the Pooling and Servicing Agreement or the
    Series 2005-1 Supplement within five business days
    after the required date.

2.  The sale, pledge, assignment or transfer by TRC or              X
    grant of any lien on any receivable other than as
    permitted under the Pooling and Servicing Agreement
    or the Series 2005-1 Supplement.

3.  Target National Bank, TCC or TRC fails to observe or            X
    perform any covenant or agreement and that failure
    has a material adverse effect on you and the failure
    continues unremedied for 60 days after written notice
    to TRC.

4.  Target National Bank, TCC or TRC makes a                        X
    representation or warranty that was materially
    incorrect when made and that continues to be
    materially incorrect for 60 days after written notice
    from the Master Trust Trustee and as a result you are
    materially and adversely affected, unless TRC accepts
    designation of the related receivables as Ineligible
    Receivables.

5.  The average of the Portfolio Yields for three                                      X
    consecutive Monthly Periods is less than the average
    of the Base Rates for the same period.

6.  TCC or TRC fails to transfer receivables under                                     X
    Additional Accounts or Participation Interests when
    required under the Pooling and Servicing Agreement.

7.  A Servicer Default occurs which has a material                  X
    adverse effect on the collateral certificate.

8.  Any of Target National Bank, TCC or any holder of the                              X                   X
    Transferor Certificate or TRC admits in writing its
    inability to pay its debts, or is subject to a
    bankruptcy proceeding that with respect to TRC or any
    holder of the Transferor Certificate is in effect and
    not dismissed for 60 days or enters receivership or
    conservatorship or otherwise becomes subject to an
    insolvency event.

9.  TRC becomes unable to transfer receivables to the                                  X                   X
    master trust in accordance with the Pooling and
    Servicing Agreement.

10. The master trust becomes subject to regulation as an                               X                   X
    "investment company" under the Investment Company
    Act.

11. The Transferor Amount is less than the Required                                    X                   X
    Retained Transferor Amount.

                                                               Requires a        Automatically       Automatically
                                                            Majority Vote of    Causes an Early     Causes an Early
                                                              Noteholders       Amortization of    Amortization for
                                                             or the Master      the Collateral        all Series
Early Amortization Events                                    Trust Trustee        Certificate        Outstanding
---------------------------------------------------------   ----------------    ---------------    ----------------

12. The outstanding principal amount of the Class A notes                              X
    is not paid in full on the Class A Expected Final
    Payment Date.

13. The occurrence of an Event of Default and the                                      X
    acceleration of the principal balance of the notes.

Servicing Fees and Expenses

         The Monthly Servicing Fee for any Distribution Date means the amount equal to one-twelfth of the product of:

         o    the Servicing Fee Rate, and

         o    an amount equal to:

                  -- the Adjusted Invested Amount of the collateral certificate at the end of the last day of the Monthly Period second preceding the related Distribution Date, minus

                  -- the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding that Distribution Date and the Floating Allocation Percentage for that Monthly Period, except for the first Distribution Date for which the Monthly Servicing Fee will be $_______.

         The remainder of the servicing fee will be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the certificateholders of other series. The master trust, the Master Trust Trustee or the owner trust as holder of the collateral certificate will not be liable for the share of the servicing fee to be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the certificateholders of any other series.

Defeasance

         On any date, if:

         o    TRC has deposited:

                  -- into the Principal Funding Account, an amount equal to the outstanding principal balance of the Class A notes,

                  -- if such deposit occurs before an Early Amortization Period and TRC, at its option, had designated a Reserve Account Funding Date, into the Reserve Account, an amount equal to or greater than the Class A Covered Amount, as estimated by TRC, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date, and

                  -- into an account established by the Master Trust Trustee, an amount equal to the outstanding principal balance of the any portion of the Subordinated Interest that is outstanding and not held by TRC or its affiliates plus any other amount specified in a supplement to the Indenture,

         o TRC has delivered to the trustee an opinion of counsel that the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act and that following the deposit none of the trust, the Reserve Account, the Principal Funding Account or any other account established by the Master Trust Trustee to hold the outstanding principal balance of the Subordinated Interest will be considered to be an association, or publicly traded partnership, taxable as a corporation,

         o TRC has delivered to the trustee, a certificate of an officer of TRC stating that it believes that the deposit and termination of its obligations will not constitute an Event of Default or any event that would cause an Event of Default to occur, and

         o    the Rating Agency Condition has been satisfied,

         o then the collateral certificate will no longer be entitled to the security interest of the master trust in the receivables and, except those set forth in the first bullet point above, the other master trust assets, and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to the allocation to the collateral certificate of collections of Principal Receivables, Finance Charge Receivables and the Defaulted Amount will be reduced to zero.

Optional Termination

         The collateral certificate may be repurchased by TRC at its option on any Distribution Date on or after the Distribution Date on which the outstanding principal amount of the Class A notes is less than or equal to 10% of the highest outstanding principal amount of the Class A notes at any time. The purchase price for the collateral certificate will equal:

         o the outstanding principal balance of the collateral certificate, plus

         o any accrued and unpaid interest on the outstanding principal balance of the collateral certificate through the day preceding the Distribution Date on which the repurchase occurs.

Series Termination

         Target National Bank will solicit bids for the sale of some of the Principal Receivables together with the related Finance Charge Receivables if the Invested Amount of the collateral certificate is greater than zero on the Distribution Date two months before the Legal Maturity Date. The amount of receivables to be sold will not be more than 110% of the Invested Amount of the collateral certificate on the __________ Distribution Date. TRC will be allowed to participate in, and to receive a copy of, each bid submitted in connection with any bidding process. Target National Bank will determine:

         o    which bid is the highest cash purchase offer, and

         o the amount of collections that will be available in the Collection Account on the Legal Maturity Date for distribution on the collateral certificate.

         Target National Bank will sell these receivables on the Legal Maturity Date to the bidder who provided the highest cash bid and will deposit the proceeds in the Collection Account for allocation to the collateral certificate. You will incur a loss on your Class A notes if the proceeds of the sale, together with the amount of collections available in the Collection Account, are less than the outstanding principal amount of the Class A notes plus accrued and unpaid interest on the Class A notes.

                                  Underwriting

         TRC has agreed to sell to the underwriters listed below the amount of Class A notes indicated next to each underwriter's name. Each underwriter has agreed to purchase that amount of the Class A notes.

                                                                  Principal
                                                                  Amount of
Underwriters                                                    Class A Notes
-----------------                                             -----------------
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
                                                              -----------------
      Total.................................................  $
                                                              =================

         The purchase commitment of the underwriters may be increased or ended if any underwriter defaults. The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, each expressed as a percentage of the outstanding principal balance of the Class A notes, shall be as follows:

                                                                   Underwriting         Selling
                                                    Price to      Discounts and       Concessions        Reallowance
                                                     Public        Commissions       Not to Exceed      Not to Exceed
                                                  ------------  -----------------   ----------------  -----------------
Class A notes...............................                %                  %                  %                  %


         After the offering is completed, TRC will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                                                                 Proceeds to TRC
                                                                                  (as % of the
                                                                                   outstanding
                                                                                principal balance      Underwriting
                                                               Proceeds to           of the            Discounts and
                                                                   TRC           Class A Notes)         Commissions
                                                             ---------------  ---------------------  -----------------
Class A notes..........................................       $                                 %     $


         After the public offering, the public offering price and other selling terms may be changed by the underwriters. Additional offering expenses are estimated to be $________.

         Any underwriter may engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act:

         o over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

         o stabilizing transactions, which permit bids to purchase the Class A notes so long as the stabilizing bids do not exceed a specified maximum,

         o syndicate covering transactions, which involve purchases of the Class A notes in the open market after the distribution has been completed to cover syndicate short positions, and

         o penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by the syndicate member are purchased in a syndicate covering transaction.

         The use of the above transactions may cause the price of the Class A notes to be higher than it would otherwise be. These transactions, if or once commenced, may be stopped without notice.

         Each underwriter has represented and agreed that:

         o it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A notes, will not offer or sell any Class A notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

         o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A notes in, from or otherwise involving the United Kingdom, and

         o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Class A notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the owner trust.

         TRC may indemnify the underwriters against liabilities which include liabilities under the federal securities laws. TRC may also contribute to payments the underwriters may be required to make on these liabilities.

         The underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with TCC, TRC and their affiliates.

                       Other Series Issued and Outstanding

         The master trust has previously issued one other series that remains outstanding. The table below describes the principal characteristics of that series. For more specific information relating to any series, any prospective investor should contact TRC at (612) 696-3102. TRC will provide, without charge, to any prospective purchaser of the Class A notes, a copy of the disclosure documents for any previous publicly issued series.

Series 2002-1
1. Class A Certificates

Class A Initial Invested Amount..........   $750,000,000
Certificate Rate.........................   three-month LIBOR + 0.125% p.a.
Class A Controlled Accumulation Amount...   $62,500,000 (subject to adjustment)
Commencement of Accumulation Period......   May 27, 2006 (subject to adjustment)
Annual Servicing Fee Rate................   2%
Credit Support...........................   Subordination of the Series 2002-1
                                              Class B Certificates
Class A Expected Final Payment Date......   June 25, 2007
Scheduled Series Termination Date........   June 27, 2011
Series Issuance Date.....................   July 2, 2002

2. Class B Certificates

Class B Initial Invested Amount..........   $250,000,000
Annual Servicing Fee Rate................   2%
Scheduled Series Termination Date........   June 27, 2011
Series Issuance Date.....................   July 2, 2002

                   Glossary of Terms for Prospectus Supplement

         "Accumulation Period" means the period described under "Description of the Collateral Certificate--Application of Collections--Payment of Principal--Accumulation Period" during which collections of Principal Receivables and other available amounts are first accumulated in a Principal Funding Account for payment to Class A noteholders on the Class A Expected Final Payment Date and then applied to make principal payments to the holders of the Subordinated Interest.

         "Adjusted Invested Amount" means for any date of determination, an amount equal to:

         o    the Invested Amount of the collateral certificate, minus

         o the principal amount on deposit in the Principal Funding Account on that day.

         "Adjustment Payment" means any payment TRC must make into the Special Funding Account equal to the amount by which the servicer adjusts downward the Principal Receivables:

         o for which it received no collections and no charge-off has occurred, and

         o which causes the Required Retained Transferor Amount to exceed the Transferor Amount, excluding the interest represented by any Supplemental Certificate.

         "Available Reserve Account Amount" equals for any Transfer Date, the lesser of:

         o the amount on deposit in the Reserve Account, before any deposit or withdrawals made or to be made from that account on that date, and

         o    the Required Reserve Account Amount on that date.

         "Available Series 2005-1 Finance Charge Collections" means for any Distribution Date, the sum of:

         o the Floating Allocation Percentage of collections of Finance Charge Receivables from the preceding Monthly Period,

         o any Principal Funding Investment Proceeds and, if TRC, at its option, designates a Reserve Account Funding Date, available investment earnings on amounts on deposit in the Reserve Account,

         o the amount of Excess Transferor Finance Charge Collections needed to cover the Principal Funding Investment Shortfall, if any,

         o [the initial deposit to the Collection Account in the amount of $_____________ allocated for the first Distribution Date], and

         o any amount withdrawn from the Reserve Account-- if TRC, at its option, had designated a Reserve Account Funding Date-- and deposited into the Collection Account with respect to a Principal Funding Investment Shortfall or upon termination of the Reserve Account.

         "Available Series 2005-1 Principal Collections" means for any Distribution Date, the sum of:

         o the Principal Allocation Percentage of collections of Principal Receivables from the preceding Monthly Period minus Reallocated Principal Collections with respect to that Distribution Date, and

         o any amounts applied with respect to the Investor Defaulted Amount and Investor Charge-Offs and treated as Available Series 2005-1 Principal Collections as specified under "Description of the Collateral Certificate--Application of Collections--Payment of Interest, Fees and Other Items."

         "Base Rate" means for any Monthly Period, the sum of the annualized percentage equivalent of the weighted average Class A Interest Rate and the interest rate designated for the Subordinated Interest issued by the owner trust, both for the related Interest Period (weighted by the outstanding principal amount of the Class A notes and the Subordinated Interest, both as of the end of the last day of the Monthly Period, or in the case of the first Monthly Period, the Closing Date), and the Servicing Fee Rate.

         "Class A Carryover Interest" means for any Distribution Date:

         o any Class A Monthly Interest due but not paid to the Class A noteholders on any previous Distribution Date, plus

         o    an amount equal to the product of:

                  -- the excess, if any, of Class A Monthly Interest for the preceding Distribution Date over the amount available to pay interest to Class A noteholders on the preceding Distribution Date,

                  -- a fraction, whose numerator is the actual number of days in the related Interest Period and whose denominator is 360, and

                  --   the sum of the Class A Interest Rate plus 2% per annum.

         "Class A Controlled Accumulation Amount" means for any Distribution Date during the Accumulation Period, $_________; except if the servicer postpones the start of the Accumulation Period:

         o the Class A Controlled Accumulation Amount will exceed the amount stated above and will be determined by the servicer according to the Series 2005-1 Supplement, and

         o the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates for that modified Accumulation Period shall not be less than the outstanding principal amount of the Class A notes.

This amount will be increased if the master trust increases the principal balance of the collateral certificate.

         "Class A Controlled Deposit Amount" means for any Distribution Date during the Accumulation Period, an amount equal to:

         o    the Class A Controlled Accumulation Amount, plus

         o any Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date.

         "Class A Covered Amount" means for any Interest Period prior to the payment in full of the Class A notes, the product of:

         o    the Class A Interest Rate for that Interest Period,

         o a fraction, whose numerator is the actual number of days in that Interest Period and whose denominator is 360, and

         o the balance of the Principal Funding Account on the first day of that Interest Period.

         "Class A Deficit Controlled Accumulation Amount" means on each Distribution Date during the Accumulation Period, the excess, if any, of:

         o the Class A Controlled Deposit Amount for that Distribution Date, over

         o the amount distributed from the Collection Account as principal for the benefit of the Class A notes for that Distribution Date.

         "Class A Expected Final Payment Date" means the ______ Distribution
Date.

         "Class A Initial Principal Amount" means $_______.

         "Class A Interest Rate" means a rate equal to one-month LIBOR plus __% per annum.

         "Class A Monthly Interest" means for any Distribution Date, an amount equal to the product of:

         o    the Class A Interest Rate for the related Interest Period,

         o a fraction equal to the actual number of days in the related Interest Period divided by 360, and

         o the outstanding principal balance of the Class A notes at the end of the last day of the preceding Monthly Period or, with respect to the first Distribution Date, the Class A Initial Principal Amount.

         "Class A noteholder" means any holder of Class A notes.

         "Class A notes" means $[          ] Floating Rate Class A Asset Backed
Notes issued by the owner trust.

         "Closing Date" means _________.

         "Distribution Date" means _____________, and the 25th day of each month thereafter, or if the 25th day is not a business day, the next business day.

         "Early Amortization Event" means any of the events described under "Description of the Collateral Certificate--Early Amortization Events."

         "Early Amortization Period" means the period described under "Description of the Collateral Certificate--Application of Collections--Payment of Principal--Early Amortization Period" during which collections of Principal Receivables allocable to the collateral certificate will be paid to holders thereof on each Special Payment Date.

         "Floating Allocation Percentage" means for any Monthly Period, the percentage described under "Description of the Collateral
Certificate--Allocation Percentages."

         "Group I" means the group of series under the master trust to which the collateral certificate belongs for the purpose of sharing Excess Finance Charge Collections.

         "Initial Invested Amount" means $__________.

         "Interest Period" means in relation to any Distribution Date, the period from and including the previous Distribution Date to and excluding that Distribution Date, except the first Interest Period will begin on and include the Closing Date and end on but exclude the first Distribution Date.

         "Invested Amount" means, with respect to the collateral certificate and any date, an amount equal to:

         o    the Initial Invested Amount, plus

         o the amount of any increase in the principal amount of the collateral certificate after the Closing Date, minus

         o the total amount of principal paid to the holder of the collateral certificate before that date, minus

         o the total amount of unreimbursed Investor Charge-Offs allocable to the collateral certificate, minus

         o the amount of any reduction in the Invested Amount of the collateral certificate because of the purchase by TRC and subsequent cancellation of notes.

         "Investor Charge-Off" means for any Distribution Date, the amount by which the Invested Amount of the collateral certificate is reduced, as described under "Description of the Collateral Certificate--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs."

         "Investor Defaulted Amount" means for any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage for that Monthly Period.

         "Legal Maturity Date" means the [       ] Distribution Date.

         "LIBOR" means the London Interbank Offered Rate indexed to the offered rates for deposits in United States dollars, which for each Interest Period will be determined by the Indenture Trustee as follows:

         o On the LIBOR Determination Date, the trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date.

         o If that rate does not appear on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

         "LIBOR Determination Date" means (i) _________ for the first Interest Period and (ii) the second day prior to the commencement of the second and each subsequent Interest Period, provided that the day is other than (i) a Saturday or Sunday, (ii) any day on which national banking associations or state banking institutions in New York, New York, Minneapolis, Minnesota or Sioux Falls, South Dakota are authorized or obligated by law, executive order or governmental decree to be closed, or (iii) any other day on which banking institutions in London, England, trading in United States dollar deposits in the London interbank market, are authorized or obligated by law or executive order to be closed.

         "Monthly Servicing Fee" means for any Monthly Period, the amount described under "Description of the Collateral Certificate--Servicing Fees and Expenses."

         "Note Distribution Account" means the account established by the Indenture Trustee for the benefit of the noteholders for the purposes indicated under "Description of the Notes--Note Distribution Account."

         "Portfolio Yield" means for any Monthly Period, the annualized percentage equivalent of a fraction:

         o    whose numerator is the sum of:

                  -- the Floating Allocation Percentage of collections of Finance Charge Receivables for that Monthly Period, minus

                  -- if the Required Reserve Account Amount is greater than zero, the excess of the Principal Funding Investment Shortfall over the amount applied from the Reserve Account with respect to that shortfall, minus

                  -- the Investor Defaulted Amount for that Monthly Period, and

         o whose denominator is the Adjusted Invested Amount of the collateral certificate as of the last day of the preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date.

         [For the first Monthly Period, the initial deposit of $_____ made to the Collection Account on the Closing Date for application as Available Series 2005-1 Finance Charge Collections will be added to the numerator described above.]

         "Principal Allocation Percentage" means for any Monthly Period, the percentage described under "Description of the Collateral
Certificate----Allocation Percentages."

         "Principal Funding Account" means an Eligible Deposit Account held for the benefit of the holder of the collateral certificate in which collections of Principal Receivables allocated to the collateral certificate for payment to the Class A noteholders are accumulated during the Accumulation Period as described under "Description of the Collateral Certificate--Principal Funding Account."

         "Principal Funding Investment Proceeds" means on each Distribution Date during the Accumulation Period:

         o the investment earnings on funds in the Principal Funding Account, minus

         o    investment expenses and losses,

         o    for the related Interest Period.

         "Principal Funding Investment Shortfall" means on each Distribution Date during the Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds are less than the Class A Covered Amount for the related Interest Period.

         "Principal Sharing Series" means a series that, under the terms of its Series Supplement, is entitled to receive and has agreed to share Shared Principal Collections.

         "Reallocated Principal Collections" means for any Distribution Date, collections of Principal Receivables allocable to the collateral certificate for the related Monthly Period in an amount not to exceed the lesser of:

         o    the Subordinated Amount, and

         o    the amount applied to fund the Required Amount, if any.

         "Record Date" means for any Distribution Date, the last business day of the calendar month preceding the month in which that Distribution Date occurs which is the day a noteholder must be the registered holder of a note to receive a payment on that Distribution Date.

         "Reference Banks" shall mean four major banks in the London interbank market selected by the servicer.

         "Required Amount" means for any Distribution Date, the amount of any shortfall in amounts required to be paid from Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections as described under "Description of the Collateral Certificate--Collateral Certificate Interest Payments."

         "Required Reserve Account Amount" means for any Distribution Date on or after the Reserve Account Funding Date, an amount specified by TRC.

         "Required Retained Transferor's Percentage" means 2% as may be adjusted from time to time under the Series 2005-1 Supplement.

         "Reserve Account" means an Eligible Deposit Account in which the servicer will deposit the Required Reserve Account Amount on or after the Reserve Account Funding Date to provide additional funds from which to make payments of interest on the collateral certificate during the Accumulation Period.

         "Reserve Account Funding Date" means the date, if any, specified by TRC for the start of funding of the Reserve Account.

         "Revolving Period" means the period described under "Description of the Collateral Certificate--Application of Collections--Payment of
Principal--Revolving Period" during which collections of Principal Receivables allocable to Series 2005-1 are not paid to the collateral certificateholder or accumulated but are generally treated as Shared Principal Collections.

         "Series 2005-1 Allocation Percentage" means on any date of determination, the percentage equivalent of a fraction:

         o whose numerator is the Adjusted Invested Amount of the collateral certificate, and

         o whose denominator is the sum of the invested amounts, or adjusted invested amounts, as applicable, of all then outstanding series.

         "Series 2005-1 Supplement" means the supplement to the Pooling and Servicing Agreement relating to the collateral certificate.

         "Servicing Fee Rate" means 2.00% per annum.

         "Special Payment Date" means each Distribution Date following the Monthly Period in which an Early Amortization Event occurs that triggers the start of the Early Amortization Period.

         "Subordinated Additional Interest" means the amount, if any, distributable in respect of the Subordinated Interest as calculated pursuant to a supplemental agreement entered into in accordance with the Indenture.

         "Subordinated Amount" means for any date, an amount equal to the greater of:

         o the Invested Amount of the collateral certificate minus the outstanding principal amount of the Class A notes, and

         o    zero.

         "Subordinated Carryover Interest" means for any Distribution Date:

         o any Subordinated Monthly Interest due but not paid on any previous Distribution Date, plus

         o    any Subordinated Additional Interest due on that day.

         "Subordinated Interest" means the subordinated interest issued by the owner trust in connection with the issuance of the Class A notes having an initial principal balance of $[ ] .

         "Subordinated Monthly Interest" means, initially, zero, but may be increased by TRC after the Closing Date without the consent of Class A noteholders.

         "Telerate Page 3750" means the display designated as page "3750" by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service or a comparable service for the purpose of displaying London interbank offered rates of major banks).

         "Transfer Date" means the business day immediately before a Distribution Date.

PROSPECTUS
----------

                         TARGET CREDIT CARD MASTER TRUST
                         TARGET CREDIT CARD OWNER TRUSTS
                                     Issuers

                         Target Receivables Corporation
                          Transferor and Administrator

                              Target National Bank
                                    Servicer

                             Asset Backed Securities

|---------------------------------------------|
| A note is not a deposit and none of  the    |     The master trust--
| notes, nor the underlying accounts or       |        o     may periodically issue asset backed certificates in one
| receivables or collateral certificates are  |              or more series with one or more classes, and
| insured or guaranteed by the FDIC or any    |
| other governmental agency.                  |        o     will own--
|                                             |
| A collateral certificate will represent an  |              -- receivables in a portfolio of consumer open-end credit
| interest in the master trust only.  A note  |              card accounts,
| will be an obligation of an owner trust     |
| only.  The notes and collateral             |              -- payments due on those receivables, and
| certificates will not represent interests   |
| in or recourse obligations of Target        |              -- other property described in this prospectus and in the
| Corporation, Target National Bank, Target   |              prospectus supplement.
| Capital Corporation, Target Receivables     |
| Corporation or any of their affiliates.     |     The notes offered by this prospectus and the prospectus supplement--
|                                             |        o     will be obligations of an owner trust and will be
| This prospectus may be used to offer and    |              secured by the assets of that owner trust, including a
| sell any series of notes only if            |              collateral certificate,
| accompanied by the prospectus supplement    |
| for that series.                            |        o     will be rated in one of the four highest rating
|                                             |              categories by at least one nationally recognized rating
|                                             |              organization,
|                                             |
|                                             |        o     may have one or more forms of enhancement, and
|                                             |
|                                             |        o     will be issued as part of a designated series which
|                                             |              may include one or more classes of notes.
|                                             |
|                                             |     The noteholders will receive interest and principal as described in the
|                                             |     prospectus supplement. Each series of notes will be secured by a
|                                             |     collateral certificate issued by the master trust and purchased by the
|                                             |     owner trust that will issue the notes and any other assets described in
|                                             |     the prospectus supplement.
|---------------------------------------------|

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed on the adequacy or accuracy of the disclosures in this prospectus and the prospectus supplement.
Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is _______, 2005.



                                          Table of Contents


Important Notice About Information                  Interest Allocations........................19
Presented in this Prospectus and
the Prospectus Supplement.................1         Principal Allocations.......................20

The Target Credit Card Master Trust.......2         Early Amortization Events...................21

The Owner Trusts..........................2         Defaulted Receivables and the
                                                    Defaulted Amount............................21
Target Corporation........................3
                                                    Dilution....................................22
Target National Bank......................3
                                                    Sharing of Excess Finance Charge
Target Financial Services.................3         Collections and Excess Transferor
                                                    Finance Charge Collections..................22
Target Capital Corporation................3
                                                    Shared Principal Collections and Shared
Target Receivables Corporation............4         Transferor Principal Collections............23

The Master Trust Trustee..................4         New Issuances...............................24

Description of the Notes..................4         Collection Account..........................26

  General.................................4         Deposits in the Collection Account..........27

  Principal and Interest on the Notes.....5         Special Funding Account.....................27

  The Indentures..........................6         Paired Series...............................28

  Certain Covenants of the Owner Trust....8         Funding Period..............................28

  The Indenture Trustee...................9         Defeasance..................................28

  Certain Matters Regarding                       Enhancement...................................28
  the Administrator......................11
                                                    Specific Forms of Enhancement...............28
  Amendments to Trust Agreement
  and Deposit and Administration                  The Pooling and Servicing Agreement...........30
  Agreement..............................11
                                                    Conveyance of Receivables...................30
  Termination............................12
                                                    Addition of Master Trust Assets.............30
  Form of Your Notes.....................12
                                                    Removal of Accounts.........................33
  DTC....................................12
                                                    Eligible Accounts and Eligible
  Clearstream............................13         Receivables.................................34

  Euroclear..............................13         Representations and Warranties..............36

  Book-Entry Registration................13         Discount Option Receivables.................37

  Definitive Notes.......................15         Indemnification.............................38

  Initial Settlement.....................16         Collection and Other Servicing Procedures...39

  Secondary Market Trading...............16         Servicing Compensation and Payment
                                                    of Expenses.................................40
Description of the Certificates..........18
                                                    Servicer Covenants..........................40
  General................................18
                                                    Certain Matters Regarding the Servicer......41
  Allocation of Master Trust Assets......18
                                                    Servicer Default............................41
  The Transferor Certificate.............19
                                                    Evidence as to Compliance...................43
  Supplemental Certificates..............19

  Participations.........................19

                                                  i


  Amendments.............................43         Federal Income Tax Consequences.............56

  Termination of the Master Trust........44         Tax Characterization of the Master Trust....57

The Bank Receivables Purchase Agreement             Tax Characterization of an Owner Trust......57
and the Receivables Purchase Agreement...45
                                                    Tax Considerations Relating to Noteholders..57
  Sale of the Receivables................45
                                                    Non-U.S. Note Owners........................59
  Representations and Warranties.........46
                                                    Tax Consequences to Plans...................61
  Covenants..............................47
                                                    Information Reporting and Backup
  Transfer of Accounts and Assumption               Withholding.................................61
  of Target National Bank's, TCC's
  and TRC's Obligations..................47       ERISA Considerations..........................62

  Amendment..............................48         Plan Asset Issues for an Investment
                                                    in the Notes................................62
  Termination............................48
                                                    Potential Prohibited Transactions from
Legal Aspects of the Receivables.........48         Investment in Notes.........................63

  Transfer of Receivables................48         Investment by Plan Investors................63

  Matters Relating to Bankruptcy                    General Investment Considerations for
  or Receivership........................49         Prospective Plan Investors in the Notes.....63

  Certain Regulatory Matters.............51       Plan of Distribution for the Offered Notes....64

  Consumer Protection Laws...............52       Legal Matters.................................64

  Claims and Defenses of Cardholders              Reports to Noteholders........................65
  Against the Master Trust...............53
                                                  Forward-Looking Statements....................65
  Industry Litigation....................54
                                                  Where You Can Find More Information...........67
  Other Litigation.......................55
                                                  Glossary of Terms for Prospectus..............68


                                                 ii

         Important Notice About Information Presented in this Prospectus and the Prospectus Supplement

         We provide information to you about the notes in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and (2) the prospectus supplement for your series, which will describe the specific terms of your series of notes, including:

         o    the timing and amount of interest and principal payments,

         o    information about the receivables,

         o    information about enhancement for each offered class,

         o    credit ratings, and

         o    the method for selling the notes.

         We have included a description of some of the basic terms and characteristics of the notes that may be offered by this prospectus. We have also included a description of any collateral certificate sold to an owner trust to be pledged to secure notes. In addition, we have included a description summarizing the terms and provisions that would apply to all notes offered by this prospectus.

         You should review carefully the descriptions of the collateral certificates in this prospectus and the prospectus supplement. The primary asset of each owner trust will be a collateral certificate issued by the master trust and pledged to secure the notes of the owner trust. The terms and provisions of each collateral certificate will be reflected in the terms and provisions of the notes secured by that collateral certificate.

         You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

         We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which captions are located.

         You can find a glossary with definitions of important terms that appear in this document under the caption "Glossary of Terms for Prospectus" beginning on page 68 in this prospectus.

                       The Target Credit Card Master Trust

         The Target Credit Card Master Trust, referred to in this prospectus as the master trust, was formed when Target Receivables Corporation, as transferor of the receivables, Target National Bank, as servicer and originator of the receivables, and Wells Fargo Bank, National Association, as Master Trust Trustee, entered into the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is governed by the laws of the State of Delaware. The master trust was formed to issue series of certificates representing interests in a pool of credit card receivables held by the master trust. Collateral certificates issued by the master trust will be issued in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement.

         The master trust will only engage in the following business activities:

         o    acquiring and holding receivables,

         o issuing series of certificates and related enhancements that may be uncertificated interests in the master trust, Participations, Supplemental Certificates and a Transferor Certificate,

         o making payments on these certificates, related enhancements, Participations, Supplemental Certificates and the Transferor Certificate,

         o obtaining any credit enhancement or entering into any enhancement contract necessary to issue certificates, and

         o    engaging in related activities.

                                The Owner Trusts

         Each series of notes will be issued by an owner trust. Each owner trust will be formed as a statutory trust under the laws of the State of Delaware under a Trust Agreement. The master trust will issue a collateral certificate that will be deposited by Target Receivables Corporation in an owner trust under a Deposit and Administration Agreement. Target Receivables Corporation will be the administrator of each owner trust. Each owner trust will be the certificateholder of a collateral certificate. The descriptions of the collateral certificates in this prospectus and in the prospectus supplement are important to purchasers of notes because a collateral certificate will be the primary asset of each owner trust. The terms and provisions of a collateral certificate, including the payment terms, will be reflected in the terms and provisions of the notes secured thereby. Each series of notes will be issued under an Indenture between an owner trust and the related Indenture Trustee. Each series of notes will be secured by a collateral certificate and the other collateral pledged by the owner trust to secure those notes pursuant to the related Indenture, which may include a reserve account for the benefit of one or more classes of notes.

         The activities of each owner trust will be initially limited to:

         o    acquiring and holding a collateral certificate,

         o    issuing a single series of notes,

         o    making payments on the notes,

         o entering into swap agreements to convert specified cash flows from one form to another, and

         o engaging in other activities that are appropriate to accomplish those goals.

                               Target Corporation

         Target Corporation, referred to in this prospectus as Target, is one of America's largest general merchandise retailers with 1,351 Target stores in 47 states as of August 2005. It is a public company and is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol TGT.

         Target's revenues and net earnings from continuing operations for the past three fiscal years are as follows (in millions):

                                                    2004       2003       2002
                                                 ---------  ---------  ---------
         Revenues................................ $46,839    $42,025    $37,410
         Net Earnings............................  $1,885     $1,619     $1,376


                              Target National Bank

         Target National Bank, formerly known as Retailers National Bank, is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. Target National Bank is a wholly owned subsidiary of Target. It was formed on January 7, 1994 to streamline Target's credit operations by eliminating inefficiencies associated with the different retail credit regulations of the various states in which Target operates. Target National Bank issues and services the private label Target Card and Target VISA.

         For a detailed description of the Target National Bank credit card business and the master trust portfolio, see "Target National Bank's Credit Card Business" and "The Master Trust Portfolio" in the prospectus supplement.

                            Target Financial Services

         Target Financial Services, referred to herein as TFS, is a division of Target. TFS contracts to perform many of the services which Target National Bank, as servicer, and Target Receivables Corporation, as administrator, would typically perform. These services include:

         o    marketing,

         o    implementation of underwriting,

         o    implementation of transaction authorizations,

         o    guest services,

         o    collections, and

         o    systems support.

         Target National Bank has developed or adopted systems and specifications for underwriting and authorizations and determines the underwriting standards to which TFS must adhere.

         TFS operates out of its primary facility in Minneapolis, Minnesota and an additional facility in Tempe, Arizona.

                           Target Capital Corporation

         Target Capital Corporation, referred to herein as TCC, was formed in Minnesota on September 27, 1994, for general business purposes. TCC is a wholly owned subsidiary of Target.

                         Target Receivables Corporation

         Target Receivables Corporation, referred to herein as TRC, is a wholly owned subsidiary of TCC. It was formed in Minnesota on May 15, 1995 for limited purposes, including:

         o    buying, holding and selling receivables,

         o transferring receivables to one or more trusts pursuant to one or more pooling and servicing agreements, and

         o    engaging in other related activities.

         TCC's and TRC's respective boards of directors do not intend to change these business purposes.

                            The Master Trust Trustee

         Wells Fargo Bank, National Association is the Master Trust Trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of the Master Trust Trustee is located at Sixth and Marquette, MAC N9311-161, Minneapolis, Minnesota 55479.

         The Master Trust Trustee undertakes to perform the duties described in the Pooling and Servicing Agreement, including examining documents furnished to the Master Trust Trustee to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement, authenticating certificates, establishing and maintaining accounts for the master trust and providing notices to certificateholders.

         The Master Trust Trustee and its affiliates may:

         o enter into normal banking and trust relationships with the transferor, the servicer and their affiliates,

         o hold certificates of any series in its name but will not be allowed to participate in any decisions or instructions to be given to the master trust by certificateholders as a group,

         o appoint a co-trustee or separate trustees for all or any part of the master trust, or

         o    resign at any time.

         If the Master Trust Trustee appoints a co-trustee or separate trustees, all rights, powers, duties and obligations of the Master Trust Trustee will be conferred or imposed on the Master Trust Trustee and each separate trustee or co-trustee jointly. In any jurisdiction in which the Master Trust Trustee is incompetent or unqualified to perform some acts, those rights, powers, duties and obligations will be conferred or imposed on each separate trustee or co-trustee individually. If so, each separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations only at the direction of the Master Trust Trustee.

         If the Master Trust Trustee resigns, TRC will be required to appoint a successor trustee. The Master Trust Trustee may also be removed by the servicer if the Master Trust Trustee becomes ineligible to continue as a Master Trust Trustee under the Pooling and Servicing Agreement or if the Master Trust Trustee becomes insolvent. The servicer will then be required to appoint a successor trustee. Any resignation or removal of the Master Trust Trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

                            Description of the Notes

General

         The notes from each owner trust offered through this prospectus and the prospectus supplement will be issued in "series" consisting of one or more "classes," one or more of which may be senior notes, and one or more of which may be subordinated notes or other interests in the owner trust that provide enhancement for senior notes. Each series of notes will be an obligation of a specified owner trust, the primary asset of which will be a single collateral certificate issued by the master trust through the Pooling and Servicing Agreement and the related Series Supplement. Each series of notes of an owner trust will be issued under an Indenture, entered into by the owner trust and the Indenture Trustee. The prospectus supplement for a series of notes describes any provisions of the notes supplementing the information in this prospectus.

         Following is a summary describing the material provisions common to each series of notes. If you are purchasing notes, the prospectus supplement describes any series-specific provisions supplementing the information in this prospectus. This prospectus and the prospectus supplement do not contain all information about your notes. For a detailed description of the notes of your series, also read the related Indenture, the Trust Agreement, the Deposit and Administration Agreement, the Pooling and Servicing Agreement and the related Series Supplement.

         Each class of a series will have the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

         o    maturity date,

         o    interest rate, and

         o    availability and amount of enhancement.

         Notes offered through this prospectus and the prospectus supplement will be:

         o represented by global notes registered in the name of DTC or its nominee,

         o available for purchase in minimum denominations and integral multiples of $1,000, and

         o    available for purchase in book-entry form only.

         The notes in book-entry form, in which you will hold a beneficial interest, as described under "--Book-Entry Registration," are "global securities." The prospectus supplement will specify if:

         o one or more classes of your series may be issued in a different form, and

         o your notes have any other characteristics different from those listed above.

         Notes described in this prospectus and in the prospectus supplement may include uncertificated interests in the owner trust, such as an uncertificated subordinated class of notes, that provide enhancement for other classes of notes. The prospectus supplement will specify if any uncertificated interests are included in your series.

         The prospectus supplement may state that application will be made to list your notes on a stock exchange in Europe.

         Payments will be made to noteholders in whose names the notes were registered on the Record Date specified in the prospectus supplement.

Principal and Interest on the Notes

         The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of your series. Your right to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of notes of your series, as described in the prospectus supplement. Payments of interest on the class or classes of notes of your series specified in the prospectus supplement may be made prior to payments of principal. The dates for payments of interest and principal on the class or classes of notes of your series specified in the prospectus supplement may be different from the Transfer
Dates for the collateral certificate pledged to secure payment of your notes.

         Your notes may have fixed principal payment schedules. In that event, you would be entitled to receive on each specified Distribution Date the applicable amount of principal designated to be repaid, in the manner and to the extent described in the prospectus supplement.

         Payments to all the noteholders of each class will have the same priority. Under some circumstances, there may not be sufficient amounts available to pay the amount of interest which is required to be paid to all the noteholders of your class. In that event, you will receive a ratable share, based upon the aggregate amount of interest due to your class, of the aggregate amount available for distribution of interest on the class or classes of notes of your series specified in the prospectus supplement.

         If your series includes two or more classes of notes, the sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions for determining the amount of principal and interest of each class will be described in the prospectus supplement. Payments of principal and interest on any class of notes will be made equally among all the noteholders of that class based on the principal amount of notes held by each noteholder.

The Indentures

         Your owner trust will issue one or more classes of notes under an Indenture. A form of Indenture has been filed as an exhibit to the Registration Statement.

         Events of Default; Rights Upon Event of Default. With respect to the notes of a given series, "Events of Default" will be described in the prospectus supplement.

         Following the occurrence of an Event of Default, the Indenture Trustee or holders of a majority in principal amount of the class or classes of notes of your series may pursue remedies, including the sale of owner trust property as specified in the prospectus supplement. However, the Indenture Trustee is prohibited from selling the owner trust property following an Event of Default, unless:

         o the holders of all the notes with respect to which the Event of Default has occurred consent to the sale,

         o the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the affected notes at the date of the sale, or

         o there has been an Event of Default arising from a failure to make a required payment of principal or interest on the affected notes, and the Indenture Trustee:

              -- determines that the proceeds of the owner trust property would not be sufficient to make all payments on the notes when those payments would have become due if the obligations had not been declared due and payable, and

              -- obtains the consent of the holders of sixty-six and two-thirds percent of the outstanding principal amount of each affected class of notes.

         If an Event of Default occurs and is continuing, the Indenture Trustee for your series will not be obligated to exercise any of the rights or powers under the related Indenture at the request or direction of any noteholders of your series, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, a majority of the noteholders of your series:

         o will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and

         o may, in some cases, waive any default with respect to their notes, except a default:

              --   in the payment of principal or interest, or

              -- in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the class or classes of notes of your series specified in the Indenture.

         The Indenture Trustee's right to sell the related collateral certificate will be subject to restrictions on transferability described in the Series Supplement, including:

         o a requirement that no more than ninety-five persons hold interests in the master trust (including the collateral certificate) that have been issued without an opinion that for federal income tax purposes those interests would be treated as debt,

         o limitations on the nature of the potential purchasers of the collateral certificate, including, for example, that:

              -- any purchaser that is not a U.S. person must certify that its ownership of the collateral certificate is effectively connected with a trade or business within the United States,

              -- any potential purchaser that is a partnership, Subchapter S corporation or grantor trust for federal income tax purposes will be required to represent that its interest in the collateral certificate represents less than a specified percentage of the value of its assets, and

              -- a potential purchaser must not be an employee benefit plan, a Plan or any entity whose underlying assets include "plan assets," and

         o a requirement that each purchaser of an interest in the collateral certificate deliver to the Master Trust Trustee and TRC an investment letter relating to compliance with applicable securities laws and other restrictions described in the applicable Series Supplement.

         In general, the Indenture Trustee will enforce the rights and remedies of the holders of accelerated notes. However, holders of affected notes will have the right to institute any proceeding with respect to the Indenture if the following conditions are met:

         o a holder gives the Indenture Trustee written notice of a continuing Event of Default,

         o the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request of the Indenture Trustee to institute a proceeding as Indenture Trustee,

         o the holders offer indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities of instituting a proceeding,

         o the Indenture Trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification, and

         o the Indenture Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request.

         In addition, in all circumstances, if the owner trust fails to pay interest or principal when due and payable after specified cure periods, the holders of the notes will have the right to sue the owner trust to force payment to be made.

         The Indenture Trustee and the noteholders, by accepting the notes, will agree that they will not institute against the owner trust or the master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         The Indenture Trustee, the Owner Trustee, and TRC as owner of the equity interest in the owner trust will not be personally liable for the payment of the principal of or interest on the notes or for the agreements of the owner trust contained in the Indenture.

         Modification of Indenture. The owner trust and the Indenture Trustee may, with the consent of the holders of a majority of the notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the noteholders.

         The owner trust and the Indenture Trustee may, without the consent of the holders of any notes, enter into one or more supplemental indentures for any of the following purposes:

         o to correct the description of any property or to add to the property pledged to secure the notes,

         o to reflect the agreement of another person to assume the role of the owner trust,

         o to add to the covenants of the owner trust, for the benefit of the holders of the notes, or to surrender any right or power of the owner trust,

         o    to transfer or pledge any property to the Indenture Trustee,

         o to cure any ambiguity or supplement any provision in any Indenture that may be inconsistent with any other provision in that Indenture if that action would not materially and adversely affect the interests of the holders of the notes,

         o to appoint a successor Indenture Trustee with respect to the notes,

         o to modify, eliminate or add to the provisions of the Indenture as necessary to qualify the Indenture under the Trust Indenture Act of 1939, or

         o    to allow the issuance of additional series of notes.

         The owner trust and the Indenture Trustee will not enter into any supplemental indenture that would:

         o cause the owner trust or the master trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, or

         o cause a taxable event that would cause the beneficial owner of any outstanding notes to recognize gain or loss.

Certain Covenants of the Owner Trust

         The owner trust will not:

         o except as expressly permitted by the Indenture, the Deposit and Administration Agreement and the Trust Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the owner trust,

         o claim any credit on or make any deduction from the principal or interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed on the owner trust,

         o permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the Indenture except as permitted by the Indenture,

         o permit any lien, claim, or security interest to be created on the assets of the owner trust, or

         o permit the lien of the Indenture not to constitute a valid first priority security interest in the owner trust property.

         Annual Compliance Statement. The owner trust will be required to present to the Indenture Trustee each year a written statement as to the performance of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, the property and funds physically held by the Indenture Trustee and any action it took that materially affects the notes and that has not been previously reported.

         List of Noteholders. Upon the issuance of Definitive Notes, noteholders evidencing not less than 10% of the aggregate outstanding principal amount of the notes may obtain access to the list of noteholders the Indenture Trustee maintains for the purpose of communicating with other noteholders. The Indenture Trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

         Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the notes upon the delivery to the Indenture Trustee for cancellation of all the notes or, with specific limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

         The Indenture Trustee for your series is identified in the prospectus supplement. Under the terms of an Indenture, the owner trust agrees to cause the Administrator to pay to the Indenture Trustee reasonable compensation for performance of its duties under the related Indenture. The Indenture Trustee for your series has agreed to perform only those duties specifically set forth in the Indenture for your series. Many of the duties of the Indenture Trustee for your series are described throughout this prospectus and the prospectus supplement.

         Under the terms of each Indenture, the limited responsibilities of the related Indenture Trustee include the following:

         o to deliver to noteholders of record notices, reports and other documents received by the Indenture Trustee, as required under the Indenture;

         o to authenticate, deliver, cancel and otherwise administer the notes;

         o    to maintain custody of the related collateral certificate;

         o to maintain control of the owner trust accounts for the benefit of the noteholders and to maintain accurate records of activity in those accounts;

         o to invest funds on deposit in the owner trust accounts at the direction of the Administrator;

         o to represent the noteholders in interactions with clearing agencies and other similar organizations;

         o to distribute and transfer funds at the direction of the owner trust in accordance with the terms of the Indenture;

         o to periodically report on and notify noteholders of certain matters relating to actions taken by the Indenture Trustee, property and funds that are possessed by the Indenture Trustee, and other similar matters; and

         o to perform certain other administrative functions identified in the Indenture.

         In addition, the Indenture Trustee for your series has the discretion to institute and maintain suits to protect the interest of the noteholders in the related collateral certificate. An Indenture Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Indenture Trustee was not negligent. An Indenture Trustee is not responsible for any investment losses to the extent that they result from permitted investments. An Indenture Trustee may rely on any document it believes to be genuine and signed or presented by the proper person. An Indenture Trustee is not obligated to investigate any information in any document received by it.

         If an Event of Default occurs, in addition to the responsibilities described above, the related Indenture Trustee will exercise its rights and powers under the applicable Indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of that person's own affairs. If an Event of Default occurs and is continuing, the related Indenture Trustee will be responsible for enforcing the agreements and the rights of the noteholders.

         The Indenture Trustee for your series may, under certain limited circumstances, have the right or the obligation to do the following:

         o demand immediate payment by the owner trust of all principal and accrued interest on the notes issued thereunder;

         o    exercise remedies as a secured party;

         o    foreclose on the owner trust property;

         o protect the interests of the noteholders in the related collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

         o prepare and send timely notice to noteholders of an Event of Default; and

         o institute judicial proceedings for the collection of amounts due and unpaid.

         Following an Event of Default, the majority holders of any class or classes of notes specified in the prospectus supplement will have the right to direct the related Indenture Trustee to exercise certain remedies available to the Indenture Trustee under the related Indenture. In that case, the Indenture Trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action is unlawful or conflicts with the Indenture, (2) the action would involve the Indenture Trustee in liability, or (3) the action might adversely affect the rights of any noteholders who have a right to consent but have not consented to that action.

         An Indenture Trustee may resign at any time or the Administrator may remove the Indenture Trustee if it ceases to be eligible to continue as an Indenture Trustee under the related Indenture or if the Indenture Trustee becomes insolvent. The Administrator will then be obligated to appoint a successor Indenture Trustee for your series. If an Event of Default occurs under an Indenture and the prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or more of those classes of notes. In that case, a successor Indenture Trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the Indenture Trustee which are different from those of subordinated noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee for any series of notes will not become effective until the successor Indenture Trustee accepts its appointment for that series.

Certain Matters Regarding the Administrator

         The Administrator will, to the extent provided in the Deposit and Administration Agreement, provide the notices and perform on behalf of the owner trust other administrative obligations required by the Indenture to be performed by the owner trust.

Amendments to Trust Agreement and Deposit and Administration Agreement

         Parties to the Trust Agreement may amend the Trust Agreement, with notice to the rating agencies and without the consent of the Indenture Trustee or the noteholders, to cure any ambiguity or correct or supplement any of its provisions for the purpose of modifying the Trust Agreement or modifying the rights of the noteholders; provided, however, that an amendment will not:

         o as evidenced by an officer's certificate from TRC addressed and delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any noteholder, and

         o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

         Parties to the Deposit and Administration Agreement may amend the Deposit and Administration Agreement, with notice to the rating agencies and with the consent of the Indenture Trustee, but without the consent of the noteholders for the purpose of adding any provisions to or changing or eliminating any provisions of the Deposit and Administration Agreement or modifying the rights of the noteholders; provided, however, that such amendment will not:

         o as evidenced by an officer's certificate from TRC addressed and delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any noteholder, and

         o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

         In addition, the Trust Agreement or the Deposit and Administration Agreement may also be amended by the parties:

         o    with notice to the rating agencies,

         o    with the written consent of the Indenture Trustee, and

         o with the consent of the holders of notes evidencing at least a majority of the then outstanding principal amount of the notes,

for the purpose of adding any provisions or changing in any manner or eliminating any provisions or modifying in any manner the rights of the noteholders, provided, however, that in the case of either agreement, no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on a collateral certificate or distributions that are required to be made for the benefit of the noteholders or
(2) reduce the percentage of the holders of notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes.

Termination

         The obligations of the Administrator, TRC, the Owner Trustee and the Indenture Trustee under the related Indenture, Deposit and Administration Agreement and Trust Agreement will end upon the first to occur of:

         o the payment to noteholders of the note principal balance and all amounts required to be paid to them under the related Indenture, the Deposit and Administration Agreement or the Trust Agreement, and

         o    the Legal Maturity Date.

Form of Your Notes

         Following is a description of the form your notes will take. We also describe how your notes will be transferred and how payments will be made to you.

         DTC has informed TRC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. This means that you, as an owner of notes, will generally not be entitled to Definitive Notes representing your interest in the issued notes: you will own notes through a book-entry record maintained by DTC. References in this document to distributions, reports, notices and statements referred to in this document to be distributed to noteholders will be distributed to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this document to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

         You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

DTC

         DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants, referred to in this prospectus as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, referred to in this prospectus as DTCC. DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, the latter referred to in this prospectus as an Indirect Participant. DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtc.com and www.dtc.org.

Clearstream

         Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for Clearstream Customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of notes. Clearstream Customers in the U.S. are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank, S.A./N.V. as the operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear

         The Euroclear system was created in 1968 to hold securities of Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator, under contract with the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the series of notes offered through this document. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Book-Entry Registration

         Cede & Co., as DTC's nominee, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream Customers and Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures, and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of notes in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Customer or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Your purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. Your ownership interest is in turn recorded on the DTC participants' and indirect participants' records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the notes are accomplished by entries made on the books of DTC participants acting on behalf of you and other noteholders. You will not receive notes representing your ownership interest in the notes offered through this document, except in the event that use of the book-entry system for these notes is discontinued.

         To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual note owners. DTC participants remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to these notes. Under its usual procedures, DTC mails an omnibus proxy to TRC as soon as possible after the Record Date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts these notes are credited on the relevant Record Date.

         Principal and interest payments on these notes will be made to DTC. DTC's practice is to credit DTC participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC participant and not of DTC, the Master Trust
Trustee, the Indenture Trustee, the Owner Trustee or TRC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the paying agent, disbursement of these payments to DTC participants shall be the responsibility of DTC, and disbursement of such payments to noteholders shall be the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for these notes at any time by giving reasonable notice to TRC, the Master Trust Trustee or the Indenture Trustee. If this occurs, in the event that a successor securities depository is not obtained, Definitive Notes will be printed and delivered. TRC may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Definitive Notes will be delivered to each noteholder. See "--Definitive Notes" for a description of the circumstances under which Definitive Notes will be issued.

         Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations as described under "Federal Income Tax Consequences." Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the Indenture on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

         Although the prospectus supplement may indicate that this series of notes, or one or more classes of this series, may be issued in a different form, it is expected that notes offered through this document will be issued in book-entry form. If these notes are initially issued in book-entry form, Definitive Notes in fully registered, certificated form will not be issued to any party other than DTC or its nominee unless:

         o TRC advises the Indenture Trustee for this series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this series of notes, and the Indenture Trustee or TRC is unable to locate a qualified successor,

         o TRC, at its option, advises the Indenture Trustee for this series in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of a Servicer Default or an Event of Default, noteholders representing not less than 50% - or such other percentage specified in the related Indenture - of the outstanding principal amount of the notes advise the Indenture Trustee and DTC through DTC participants in writing of such Servicer Default or Event of Default and DTC notifies the Indenture Trustee that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the noteholders.

         If any of these events occur, DTC must notify all DTC participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive note representing these notes and instructions for re-registration, the Indenture Trustee will recognize the holders of these Definitive Notes as holders under the Indenture.

         The Indenture Trustee will make payments of interest and principal on notes that are Definitive Notes out of finance charge and principal collections that are allocated to the collateral certificate, deposited in the owner trust and received by the owner trust. Payments will be made directly to holders of Definitive Notes in accordance with the procedures set forth in this prospectus and any related Indenture. Payments on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the related Record Date. If you own Definitive Notes in an amount greater than a minimum level stated in the Indenture, payments of principal and interest will be sent to you via wire transfer. If you own less than this minimum level of Definitive Notes, payments will be made by check and mailed to you at an address maintained by the Indenture Trustee.

         The final payment on any note, whether a Definitive Note or the notes registered in the name of DTC or its nominee, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The Indenture Trustee will provide this notice to registered noteholders no later than the fifth day of the month in which the final distribution will occur. If the notes are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any note, may also be made at the offices of Banque Generale du Luxembourg, S.A.

         Definitive Notes will be transferable and exchangeable at the offices of any of the transfer agents and registrars, which shall initially be [ ] and the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of Definitive Notes for a period of fifteen days preceding the due date for any payment on the Definitive Notes.

Initial Settlement

         All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which will hold positions in accounts as DTC participants.

         Custody accounts of investors who elect to hold notes through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors who elect to hold notes through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global note and no "lock-up" or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC participants. Secondary market trading between investors holding notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between investors holding notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. The notes credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the notes will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending notes to the respective depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase notes from DTC participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day - until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts - in accordance with the clearing system's customary procedure,

         o borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade, or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.

                         Description of the Certificates

General

         The primary asset of each owner trust will be a collateral certificate issued by the master trust and pledged to secure the notes of that owner trust. Each collateral certificate will generally be a single class series of investor certificates representing an interest in the assets of the master trust which consists primarily of receivables in consumer open-end credit card accounts. References in this section to a series of certificates encompass a collateral certificate as well as a series comprised of classes of investor certificates sold publicly or privately directly to investors or retained by TRC. References herein to "your series of certificates" or "your collateral certificate" means the collateral certificate pledged to the owner trust to secure the payment obligations on your notes. Each series of certificates will represent an interest in the master trust distinct from the Transferor Certificate, the Participation held by Target National Bank and any other series of certificates issued by the master trust. Each series of certificates will be issued through the Pooling and Servicing Agreement and a Series Supplement.

Allocation of Master Trust Assets

         The assets of the master trust are allocated among:

         o    each series of certificates,

         o the holder of the Transferor Certificate and, if applicable, the holders of any Supplemental Certificates, and

         o    the holders of Participations.

         Each series of certificates represents interests in the assets of the master trust. Each series of certificates will receive varying amounts of collections of Principal Receivables and Finance Charge Receivables, and will also be allocated a varying portion of receivables in defaulted accounts written off during each month. The prospectus supplement describes how these amounts are allocated to your series of certificates.

         As a noteholder, your right to collections is limited to the amounts allocated to your series of certificates and received by or on behalf of the owner trust and available under the terms of your notes to make required payments to you. Collections allocated to your series of certificates might be shared with other series of certificates. The prospectus supplement, the Pooling and Servicing Agreement and the Series Supplement explain how collections will be allocated to, or reallocated from, your series of certificates.

         Each series of certificates may be included in a group of series. Each series in a group may share Excess Finance Charge Collections among themselves. The prospectus supplement will state if your series of certificates is in a group. In addition, the prospectus supplement will state whether your series of certificates is entitled to Shared Principal Collections, Shared Transferor Principal Collections or Excess Transferor Finance Charge Collections.

         Each series of certificates represents interests in the master trust only and does not represent interests in or recourse obligations of Target, Target National Bank, TCC, TRC or any of their affiliates. A note is not a deposit and none of the notes, the series of certificates, the underlying accounts or the receivables are insured or guaranteed by the FDIC or any other governmental agency.

The Transferor Certificate

         The Transferor's Interest in the master trust is evidenced by the Transferor Certificate and any Supplemental Certificates. The Transferor Certificate represents the undivided interest in the master trust not represented by any series of certificates or the rights of any enhancement providers to receive payments from the master trust or any Supplemental Certificate or Participation. The holder of the Transferor Certificate will be allocated a portion of all collections of Principal Receivables and Finance Charge Receivables. The holder of the Transferor Certificate will also receive Excess Finance Charge Collections, Shared Principal Collections and certain other amounts allocated to each series of certificates that are not applied to make payments to any series of certificates. TRC currently holds the Transferor Certificate.

Supplemental Certificates

         The Pooling and Servicing Agreement provides that the transferor may exchange a portion of the Transferor Certificate for one or more Supplemental Certificates representing an interest in the Transferor's Interest for transfer or assignment to a person named by the transferor after the execution and delivery of a supplement to the Pooling and Servicing Agreement, only if:

         o    the Rating Agency Condition is satisfied,

         o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount as of the date of the exchange, and

         o the transferor delivers to the Master Trust Trustee and each rating agency, with respect to any class of certificates or notes, a tax opinion.

Any Supplemental Certificates may be transferred or assigned upon satisfaction of the first and third bullet points above. Currently, no Supplemental Certificates have been issued.

Participations

         The Pooling and Servicing Agreement provides for one or more participation supplements under which the transferor may require the Master Trust Trustee to issue one or more Participations on behalf of the master trust. Each Participation will entitle its holder to a specified percentage of collections of Principal Receivables and Finance Charge Receivables and any other assets of the master trust that the holder of any Participation is entitled to under a participation supplement to the Pooling and Servicing Agreement.

         A Participation may be issued only upon the satisfaction of the following conditions:

         o    the Rating Agency Condition is satisfied,

         o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount, and

         o the transferor delivers to the Master Trust Trustee and each rating agency, with respect to any class of certificates or notes, a tax opinion, dated the date of the issuance.

Any Participation may be transferred or exchanged upon the satisfaction of the first and third bullet points above. The master trust has issued a Participation to Target National Bank.

Interest Allocations

         From the date of issuance of a series of certificates, interest will accrue on the related principal balance of the series of certificates, at the interest rate specified in the prospectus supplement. The interest rate may be a fixed, floating or variable rate as specified in the prospectus supplement.
Interest will be distributed to the owner trust on the Distribution Dates specified in the prospectus supplement.

         Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the applicable series of certificates during the previous Monthly Period. Interest payments on any Distribution Date may also be funded, to the extent specified in the prospectus supplement, from:

         o investment earnings on funds held in accounts of the master trust,

         o Excess Finance Charge Collections and Excess Transferor Finance Charge Collections,

         o    any applicable enhancement, if necessary, or

         o    other amounts as specified in the prospectus supplement.

         If the Distribution Date for payment of interest for a series of certificates occurs less frequently than monthly, any collections or other amounts may be deposited in one or more master trust accounts for distribution to that series of certificates.

Principal Allocations

         Principal payments for any series of certificates will be funded from collections of Principal Receivables allocated to the applicable series of certificates and, if that series of certificates has been designated as a principal sharing series, from Shared Principal Collections. In addition, at its option, the transferor as holder of the Transferor Certificate may elect to apply Shared Transferor Principal Collections to that series of certificates to the extent that required principal deposits or payments exceed collections of Principal Receivables allocable to that series of certificates, Shared Principal Collections, if applicable, and other sources as specified in the prospectus supplement.

         The revolving period for each series of certificates will begin on the closing date for that series of certificates and end upon the commencement of the accumulation period or amortization period for that series of certificates. No principal payments will be made to a series of certificates during its revolving period, except to the extent specified in the prospectus supplement.

         Following the revolving period, each series of certificates is expected to begin to accumulate principal or begin to distribute principal. The prospectus supplement describes the conditions under which the accumulation period or amortization period will begin for your series of certificates.

         Principal will accumulate in a principal funding account if your series of certificates features an accumulation period and this periods begins. During the accumulation period, collections of Principal Receivables and other amounts allocable to a series of certificates will be deposited in the principal funding account on each Distribution Date for payment on the expected final payment date for that series of certificates. If your series of certificates features a controlled accumulation period, the amount deposited in the principal funding account on each Distribution Date will be limited to a specified amount plus shortfalls in amounts specified to be deposited on prior Distribution Dates. If so specified in the prospectus supplement, the commencement of the accumulation period may be postponed and the accumulation period may be shortened.

         Funds on deposit in any principal funding account may be invested in Eligible Investments or may have the benefit of a guaranteed rate or investment agreement or other arrangement intended to assure a specific rate of return on the investment of the funds. The prospectus supplement will specify if investment earnings shortfalls associated with amounts on deposit in the principal funding account will be covered by Excess Transferor Finance Charge Collections. These shortfalls may also be covered by funds in a reserve account if the transferor designates a reserve account funding date and funds are available for that purpose. A principal guaranty or other similar arrangement may be used to enhance the likelihood of the payment in full of the principal amount of a series of certificates on its expected final payment date. The accumulation period will end on the first to occur of:

         o the day before the commencement of the early amortization period,

         o    the date the invested amount is reduced to zero, and

         o    the legal maturity date.

         If your series of certificates features a controlled amortization period and this period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. During the controlled amortization period, collections of Principal Receivables and other amounts allocable to a series of certificates, up to an amount specified in the prospectus supplement, will be paid to the owner trust that holds that series of certificates on each Distribution Date. The controlled amortization period will end on the first to occur of:

         o the day before the commencement of the early amortization period,

         o    the date the invested amount is reduced to zero, and

         o    the legal maturity date.

         If your series of certificates features a rapid accumulation period, certain events -- which may be referred to as rapid accumulation events -- will trigger the commencement of the rapid accumulation period for your series of certificates. If the rapid accumulation period begins for your series of certificates, the full amount of principal available to your series of certificates will be deposited in the principal funding account on each Distribution Date, up to the amount specified in the prospectus supplement. This accumulated principal will be paid to the owner trust that holds that series of certificates on the expected final payment date for your notes, or earlier if an event that is designated as an early amortization event occurs and the rapid accumulation period ends and an early amortization period begins.

         Your series of certificates will begin to pay principal to your owner trust if an early amortization event occurs and an early amortization period begins for your series of certificates as described in the prospectus supplement. The prospectus supplement for any series of certificates will specify the early amortization events that apply to that series of certificates. You may begin receiving distributions of principal earlier than expected if an early amortization period begins before the scheduled amortization period or accumulation period or before the expected final payment date for your notes. This may shorten the average life of your notes.

Early Amortization Events

         Early amortization events are comprised of events that will affect all series of certificates and notes and events that apply specifically to designated series of certificates and related notes. The prospectus supplement will describe the early amortization events for your series of certificates and indicate for each early amortization event whether it is an event which automatically triggers an early amortization period or an event which requires the vote of a majority of the affected noteholders or certificateholders or the Master Trust Trustee to trigger an early amortization period. If your series of certificates features a rapid accumulation period, certain events that may otherwise have been designated as early amortization events will be designated as rapid accumulation events and will cause the commencement of a rapid accumulation period rather than an early amortization period. See "Description of the Collateral Certificate--Early Amortization Events" in the prospectus supplement.

Defaulted Receivables and the Defaulted Amount

         The servicer will charge-off receivables in accounts in accordance with the Credit Card Guidelines. See "Target National Bank's Credit Card Business--Delinquency and Collections Procedures for Target National Bank Credit Cards" in the prospectus supplement. Defaulted Receivables are automatically removed from the master trust and may be sold after reconveyance to TRC.

         The Defaulted Amount for any Monthly Period will be an amount, not less than zero, equal to the amount of Defaulted Receivables for each day in that Monthly Period minus the sum of:

         o the amount of any Defaulted Receivables for which the Transferor Amount is reduced because of the assignment of a principal balance of zero for purposes of determining the total amount of Principal Receivables or for which the servicer becomes obligated to accept assignment during that Monthly Period, in either case because of a breach of a representation, warranty or covenant contained in the Pooling and Servicing Agreement,

         o the total amount of recoveries received in the Monthly Period for both Finance Charge Receivables and Principal Receivables which were previously charged-off as uncollectible, and

         o the excess, if any, for the immediately preceding Monthly Period of the total amount subtracted under the preceding two bullet points over the amount of Principal Receivables that became Defaulted Receivables.

         Each outstanding series of certificates issued by the master trust will be allocated a portion of the Defaulted Amount-- referred to as the investor defaulted amount.

Dilution

         The amount of the Principal Receivables in the master trust will be reduced if:

         o the servicer adjusts downward the amount of any Principal Receivable (except Ineligible Receivables that have been or are to be reassigned to the transferor), because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder,

         o the Principal Receivable was created with respect to merchandise that was refused or returned by a cardholder, or

         o the servicer adjusts downward the amount of any Principal Receivable without receiving collections or without charging off the amount as uncollectible.

         If the reduction of any Principal Receivables would cause the Transferor Amount, excluding the interest represented by any Supplemental Certificate, to be less than the Required Retained Transferor Amount, the transferor will be required to deposit an amount equal to such deficiency into the Special Funding Account.

Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections

         If your series of certificates is issued in a series designated as belonging to an Excess Finance Charge Collections sharing group, collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables in excess of the amount required to make deposits or payments for your series of certificates will be made available to other series of certificates included in the same group, whose allocations of collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables are not sufficient to make their required deposits or payments. These amounts are referred to as Excess Finance Charge Collections.

         Excess Finance Charge Collections will be distributed to each series of certificates in the same Excess Finance Charge Collections sharing group based on the amount of the shortfall, if any, for that series of certificates relative to the amount of the shortfalls, if any, for each other series of certificates in that group. While any series of certificates issued by the master trust may be included in a group that shares Excess Finance Charge Collections, there can be no assurance that any other series of certificates will be included in that group or that there will be any Excess Finance Charge Collections available to that group for any Monthly Period.

         Collections of Finance Charge Receivables allocable to the Transferor's Interest will first be used to make payments on any Supplemental Certificates and then treated as Excess Transferor Finance Charge Collections. Collections of Finance Charge Receivables allocated to each series of certificates but not used to make payments to any series of certificates will also be treated as Excess Transferor Finance Charge Collections. If so specified in the prospectus supplement, Excess Transferor Finance Charge Collections may then be applied to cover investment earnings shortfalls associated with amounts on deposit in the principal funding account during the accumulation period. In addition, if so specified in the prospectus supplement, Excess Transferor Finance Charge Collections may be applied to cover any shortfalls in amounts payable after application of collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables allocated to your series of certificates and Excess Finance Charge Collections allocated to your series of certificates from other series. Any Excess Transferor Finance Charge Collections remaining after covering shortfalls to all designated series of certificates will be treated as Shared Transferor Principal Collections.

         There can be no assurance that the transferor will use Excess Transferor Finance Charge Collections to cover any shortfalls for your series of certificates or that there will be any Excess Transferor Finance Charge Collections in any Monthly Period. The prospectus supplement for your notes will specify if the transferor, as holder of the Transferor Certificate, has elected to apply Excess Transferor Finance Charge Collections to cover such shortfalls for your series of certificates.

Shared Principal Collections and Shared Transferor Principal Collections

         The prospectus supplement will specify if collections of Principal Receivables and other amounts treated as collections of Principal Receivables allocated to a series of certificates for any Monthly Period, after required principal deposits or payments for that series of certificates, will be available to other series of certificates whose allocations of collections of Principal Receivables and other amounts treated as collections of Principal Receivables are not sufficient to make required principal deposits or payments for those series of certificates. Such shortfalls are referred to as Principal Shortfalls. These amounts plus any collections related to the purchase of or investments in a Participation are referred to as Shared Principal Collections. Shared Principal Collections permit coverage of Principal Shortfalls by using collections that would have otherwise been paid to the transferor. In some circumstances this sharing may allow the length of the accumulation period or amortization period for a series of certificates to be shorter than it otherwise would be.

         The servicer will allocate Shared Principal Collections to cover Principal Shortfalls. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated among the applicable series of certificates based on the respective Principal Shortfalls of each series of certificates. If Shared Principal Collections exceed Principal Shortfalls for all series of certificates entitled to receive Shared Principal Collections, the balance will be distributed to the holder of the Transferor Certificate to the extent that the Transferor Amount-- excluding the interest represented by any Supplemental Certificate-- exceeds the Required Retained Transferor Amount. Otherwise, it will be deposited into the Special Funding Account.

         Any reallocation of collections of Principal Receivables as Shared Principal Collections will not result in a reduction in the Invested Amount of the series of certificates to which collections were initially allocated.

         There can be no assurance that Shared Principal Collections will be available to cover Principal Shortfalls for your series of certificates or that there will be any Shared Principal Collections in any Monthly Period.

         The servicer will determine the amount of any Shared Transferor Principal Collections. Shared Transferor Principal Collections consist of:

         o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest remaining after payments are made to the holders of any Supplemental Certificates,

o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to each series of certificates that are not applied to make required principal deposits or payments for any outstanding series of certificates, and

o the amount of Excess Transferor Finance Charge Collections remaining after being applied as specified in the applicable Series Supplement for each outstanding series of certificates.

         As specified in the prospectus supplement for your notes, the transferor may elect to allocate Shared Transferor Principal Collections to cover any Principal Shortfalls for your series of certificates that have not been covered out of Shared Principal Collections. In some circumstances this sharing may allow the length of the accumulation period or amortization period for a series of certificates to be shorter than it otherwise would be. If Principal Shortfalls remaining after the application of Shared Principal Collections for all series of certificates to which the transferor has elected to allocate Shared Transferor Principal Collections exceed the amount of Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated among these series of certificates based on the respective Principal Shortfalls of each series of certificates for that date.

         To the extent that Shared Transferor Principal Collections exceed Principal Shortfalls remaining after application of Shared Principal Collections for all series of certificates to which the transferor has elected to allocate Shared Transferor Principal Collections, the excess will be paid to the holder of the Transferor Certificate.

         As described in the prospectus supplement for your notes, use of Shared Transferor Principal Collections to cover Principal Shortfalls for your series of certificates is at the discretion of the transferor as holder of the Transferor Certificate and there can be no assurance that the transferor will elect to use Shared Transferor Principal Collections to cover Principal Shortfalls for your series of certificates or that there will be any Shared Transferor Principal Collections in any Monthly Period.

New Issuances

         The Pooling and Servicing Agreement allows the transferor to direct the Master Trust Trustee to issue a new series of certificates. There is no limit to the number of new issuances the transferor may issue under the Pooling and Servicing Agreement. Each new issuance will have the effect of decreasing the Transferor Amount by the initial Invested Amount of such series of certificates.

         For each series of certificates, the Invested Amount on any date generally will be equal to the initial principal amount for that series of certificates reduced by:

         o the amount of principal paid to the holders of that series of certificates,

         o the amount of unreimbursed Investor Charge-Offs as defined in the prospectus supplement for that series of certificates, and

         o the amount of any reduction in the Invested Amount because of the purchase by TRC and later cancellation of any portion of that series of certificates and related notes.

         The Invested Amount may further be adjusted by:

         o    the amount of principal on deposit in any specified account, and

         o    any other amount stated in the prospectus supplement.

         During each series of certificates' revolving period, the Invested Amount is expected to remain constant to the extent noted in the prospectus supplement unless the certificates and the related notes are purchased by TRC.

         The transferor, the servicer, the Master Trust Trustee and the master trust are not required to and do not intend to obtain the consent of, or allow prior review by, any holder of any outstanding series of certificates to issue any additional series of certificates. There can be no assurance that the terms of any series of certificates might not have an impact on the timing and amount of payments received by another series of certificates.

         Under the Pooling and Servicing Agreement, the transferor will designate the terms of each series of certificates. The prospectus supplement will specify whether collections of Principal Receivables and other amounts otherwise allocable to a series of certificates that is not amortizing or accumulating principal or that exceeds the designated amounts of deposits or payments of principal for that series of certificates may be treated as Shared Principal Collections and reallocated to a series of certificates that is amortizing or accumulating principal. The prospectus supplement will also specify whether a series of certificates will be part of a group that shares Excess Finance Charge Collections. In addition, the prospectus supplement will specify whether collections of Principal Receivables and collections of Finance Charge Receivables otherwise payable to the transferor may be paid to a series of certificates. Each series of certificates may have the benefits of enhancement issued by enhancement providers different from the enhancement providers used in any other series of certificates. Under the Pooling and Servicing Agreement, the Master Trust Trustee will hold any enhancement only on behalf of the series of certificates designated to receive the benefit of that enhancement.

         A new issuance may only be issued after the satisfaction of the conditions specified in the Pooling and Servicing Agreement and under the related Series Supplement. The obligation of the Master Trust Trustee to authenticate the certificates of each new series and to execute and deliver the Series Supplement is subject to the prior satisfaction of the following conditions:

         o the transferor gives the Master Trust Trustee, the servicer and each rating agency, with respect to notes and certificates, written notice of the new issuance and its date of issuance, at least five business days before the date of the new issuance,

         o the transferor delivers to the Master Trust Trustee the Series Supplement, in a form satisfactory to the Master Trust Trustee, executed by each party to the Pooling and Servicing Agreement except the Master Trust Trustee,

         o the transferor delivers to the Master Trust Trustee the related enhancement agreement, if any, executed by each party to that agreement,

         o the transferor, the servicer and the Master Trust Trustee receive confirmation that the Rating Agency Condition is satisfied,

         o the transferor delivers to the Master Trust Trustee and enhancement providers, if any, a certificate of an authorized officer, dated the date of the new issuance, stating that the transferor reasonably believes that the issuance will not, based on the facts known to the officer at the time of the certification, cause an early amortization event to occur for any series of certificates,

         o the transferor delivers to the Master Trust Trustee and each rating agency an opinion of counsel acceptable to the Master Trust Trustee that for federal income tax purposes the new issuance will not:

              -- adversely affect the tax characterization as debt of any outstanding series or class of certificates, with respect to which an opinion was delivered at the time of issuance that they would be characterized as debt,

              -- cause the master trust to be classified as an association or publicly traded partnership taxable as a corporation, and

              -- constitute an event in which gain or loss would be recognized by an existing certificateholder.

         o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount on the date of the new issuance, and

         o any other conditions specified in any Series Supplement for each outstanding series of certificates.

         After satisfaction of these conditions, the Master Trust Trustee will execute the Series Supplement and issue to the transferor the certificates of the new series for execution and redelivery to the Master Trust Trustee for authentication.

         The transferor also has the option under the Pooling and Servicing Agreement to vary among series of certificates the terms on which a series of certificates may be repurchased by the transferor or remarketed to other investors.

Collection Account

         The servicer has established in the name of the master trust and for the benefit of the certificateholders of each series, an Eligible Deposit Account called the Collection Account. An Eligible Deposit Account is either:

         o a segregated account with a United States depository institution or any other institution that is acceptable to each rating agency, or

         o a segregated trust account with the corporate trust department of a depository institution or any domestic branch of a foreign bank having securities rated as investment grade from each rating agency.

         The Collection Account will initially be maintained with the Master Trust Trustee. If at any time the Collection Account cannot be maintained as an Eligible Deposit Account, the Collection Account will be moved so that it will again be qualified as an Eligible Deposit Account.

         Funds on deposit in the Collection Account will be invested in the following Eligible Investments:

         o    obligations fully guaranteed by the United States,

         o demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having, at the time of investment, the highest short-term debt rating from Moody's and Standard & Poor's,

         o commercial paper, or other short-term obligations, having, at the time of the master trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's,

         o demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with an entity the commercial paper of which is rated in the highest rating category from Moody's and Standard & Poor's,

         o notes or bankers' acceptances issued by any depository institution or trust company having the highest rating from Moody's and Standard & Poor's,

         o time deposits with an entity having the highest rating from Moody's and Standard & Poor's,

         o [investments in money market funds having, at the time of the master trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's or otherwise approved in writing by Moody's and Standard & Poor's,] and

         o any other investments approved in writing by each rating agency which would not cause the master trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Any earnings, net of losses and investment expenses, on funds on deposit in the Collection Account will be treated as collections of Finance Charge Receivables for the related Monthly Period. The servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Master Trust Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement for each outstanding series of certificates. In addition, under the Pooling and Servicing Agreement a paying agent will be appointed having the revocable power to withdraw funds from the Collection Account to make distributions to each series of certificates. The paying agent will initially be the Master Trust Trustee.

Deposits in the Collection Account

         The servicer will make the deposits and payments to the accounts and parties as described in the applicable Series Supplement for each series of certificates. Target National Bank, as servicer, may use for its own benefit all collections received from the receivables in each Monthly Period until the business day preceding the related Distribution Date as long as one of the following two conditions is met:

         o Target National Bank gives the Master Trust Trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency, or

         o Target has and maintains a commercial paper rating of at least "A-1" by Standard & Poor's and at least "Prime-1" by Moody's.

         Except as provided below, if neither of the above conditions is met, then the servicer will deposit all collections received from the receivables in each Monthly Period into the Collection Account not later than two business days after the date of processing. Target currently maintains the required rating for use of the collections received during each Monthly Period.

         If so specified in the applicable Series Supplement for any outstanding series of certificates, the servicer will only be required to deposit collections into the Collection Account up to the total amount of collections required to be deposited into an account established for that series of certificates, or, without duplication, distributed on the related Distribution Date or payment date to holders of each class of that series of certificates as described in the Series Supplement or such other amount satisfactory to the rating agencies. If at any time before the Distribution Date or payment date the amount of collections deposited in the Collection Account exceeds the amount required to be so deposited, the servicer will be permitted to withdraw the excess from the Collection Account.

Special Funding Account

         The servicer has established and will maintain in the name of the master trust, for the benefit of the certificateholders of all series, a Special Funding Account which is an Eligible Deposit Account. Whenever the Transferor Amount, excluding the interest represented by any Supplemental Certificate, would otherwise be less than the Required Retained Transferor Amount, funds otherwise payable to the transferor will be deposited in the Special Funding Account on each business day until the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is at least equal to the Required Retained Transferor Amount. Deposits into and withdrawals from the Special Funding Account may be made on any business day.

         Funds on deposit in the Special Funding Account may be withdrawn on any business day and paid to the transferor provided that following the payment, the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will equal or continue to exceed the Required Retained Transferor Amount.

         If one or more series of certificates is in an amortization period or accumulation period and has a Principal Shortfall, the servicer will allocate principal amounts on deposit in the Special Funding Account to the applicable series of certificates based on their Principal Shortfalls.

         Funds on deposit in the Special Funding Account will be invested by the Master Trust Trustee at the direction of the servicer in Eligible Investments selected by the servicer. All net investment income earned on amounts in the Special Funding Account will be withdrawn from the Special Funding Account on each Distribution Date and treated as collections of Finance Charge Receivables for the preceding Monthly Period.

Paired Series

         A series may be paired with another series if so specified in the prospectus supplement for that series. A paired series is a series which has been paired with a previously issued series and has an Invested Amount that increases as the Invested Amount of the previously issued series decreases, or any series designated as a paired series in the prospectus supplement. The prospectus supplement for that series will specify the relationship between the paired series.

Funding Period

         The prospectus supplement will specify if there will be a funding period for any series of certificates. During the funding period, the outstanding principal balance of a pre-funded series of certificates may be greater than the investment of that series of certificates in the receivables in the master trust and an amount equal to this difference will be held in a pre-funding account for the benefit of that series of certificates.

         During the funding period, funds on deposit in the pre-funding account for a series of certificates will be withdrawn and paid to the transferor to the extent there are any increases in the Invested Amount of that series of certificates. The Invested Amount will increase as receivables are delivered to the master trust or as the Invested Amounts of other series of certificates are reduced. The prospectus supplement for a series of certificates will specify the applicable terms for the funding period and the pre-funding account.

Defeasance

         If so specified for any series of certificates in the prospectus supplement, the transferor may, at its option, be discharged from its obligations on that series of certificates after satisfying the conditions described in the prospectus supplement. The transferor may then cause collections from the defeased series of certificates to be used to buy Eligible Investments rather than additional receivables.

                                   Enhancement

         The prospectus supplement will state if the master trust or the owner trust provides enhancement for the series of certificates or one or more classes of notes, including your notes. If so, any form of enhancement may be structured so as to be utilized by more than one class to the extent described in that prospectus supplement.

         Enhancement will not provide protection against all risks of loss or guarantee repayment of the entire outstanding principal balance of the notes and/or payment of interest. If losses occur which exceed the amount covered by enhancement or which are not covered by enhancement, noteholders will bear their allocable share of deficiencies.

Specific Forms of Enhancement

         The prospectus supplement will specify the manner and to what extent the following forms of enhancement or other enhancement applies to your series of certificates or any class of notes, including your notes:

     Subordination

         One or more classes of notes of any series may be subordinated as described in the prospectus supplement to the extent necessary to fund payments on the senior notes. The rights of the holders of any subordinated notes to receive distributions of principal and/or interest on any Distribution Date for that series will be subordinated in right or priority to the rights of the holders of senior notes, but only to the extent described in the prospectus supplement. The prospectus supplement may specify if subordination may apply only for some types of losses not covered by another enhancement.

         If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the prospectus supplement will specify the manner and conditions for applying this cross-support feature.

     Overcollateralization

         If so specified in the prospectus supplement, support for one or more classes of notes of any series will be provided by a subordinated interest, which may be held by the transferor, in collateral not allocable to other series. The rights of the holders of this overcollateralization to receive distributions of principal and/or interest on any Distribution Date for that series will be subordinate in right or priority to the rights of holders of senior notes within that series, but only to the extent set forth in the prospectus supplement.

     Cash Collateral Guaranty or Account

         Enhancement for one or more classes of notes may be provided by:

         o a cash collateral guaranty secured by the deposit of cash or some eligible investments in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty, or

         o    a cash collateral account.

         The amount available from the cash collateral guaranty or the cash collateral account will be the lesser of (1) amounts on deposit in the cash collateral account and (2) an amount specified in the prospectus supplement. The prospectus supplement will describe the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

     Letter of Credit

         One or more letters of credit may provide enhancement for one or more classes of notes. The letter of credit may be used in conjunction with other forms of enhancement to provide limited protection against some losses. The issuer of the letter of credit will be obligated to honor demands as to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and under the conditions specified in the prospectus supplement.

     Surety Bond or Insurance Policy

         A surety bond may be purchased for the benefit of the noteholders of any class to assure distributions of interest or principal for that class of notes in the manner and amount specified in the prospectus supplement.

         One or more insurance companies may provide insurance, to a series of certificates or one or more classes of notes, to guarantee, for one or more classes, distributions of interest or principal in the manner and amount specified in the prospectus supplement.

     Spread Account

         Support for one or more classes of notes may be provided by the periodic deposit of available excess cash from the master trust assets or the owner trust assets into a spread account, intended to assist with subsequent distribution of interest and principal on that series of certificates or those notes in the manner specified in the prospectus supplement.

     Reserve Account

         The establishment of a reserve account may provide support for one or more classes of notes. The reserve account may be funded, to the extent provided in the prospectus supplement, by:

         o    an initial cash deposit,

         o    the retention of available excess cash,

         o periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including subordinated notes,

         o the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

         o    any combination of these items.

         The reserve account may assist with the subsequent distribution of principal or interest on those notes in the manner provided in the prospectus supplement.

                       The Pooling and Servicing Agreement

Conveyance of Receivables

         Under the Pooling and Servicing Agreement, TRC has transferred to the master trust its interest in:

         o all receivables and proceeds existing on and after the Cut-Off Date in the initial accounts and all receivables and proceeds existing on and after each Addition Date in any Automatic Additional Accounts,

         o    any Merchant Fees and deferred billing fees,

         o    the Receivables Purchase Agreement, and

         o    the Bank Receivables Purchase Agreement.

         TRC must file all UCC (Uniform Commercial Code) financing statements necessary to perfect the security interest of the Master Trust Trustee, for the benefit of the certificateholders, in the receivables.

         If TRC elects to suspend the inclusion of Automatic Additional Accounts or designates an Automatic Addition Termination Date, those accounts designated to have their receivables transferred to the master trust will be marked on Target National Bank's computer records to differentiate them from other Target National Bank credit card accounts. TRC will then provide the Master Trust Trustee with a computer file, microfiche list or printed list containing an accurate and complete list of each initial account and Additional Account.

         The physical documentation relating to the accounts or the receivables will not be stamped or marked to show the transfer of receivables to the master trust. Target National Bank will retain all other records or agreements about the accounts and the receivables.

Addition of Master Trust Assets

         Since the inception of the master trust, all new accounts originated by Target National Bank have been designated as Automatic Additional Accounts. The receivables in these accounts are immediately sold by Target National Bank to TCC. These receivables are then sold by TCC to TRC and then transferred by TRC to the master trust. Each Automatic Additional Account will be included as an account from the date it is created, and all existing and future receivables in these accounts will be transferred to the master trust after being purchased by TRC to the extent they are not removed at a later date.

         TRC will be permitted to continue designating Automatic Additional Accounts if the Aggregate Addition Limit would not be exceeded because of the inclusion of the Automatic Additional Accounts as accounts. The Aggregate Addition Limit is the limit on the number of accounts which may be included as Automatic Additional Accounts without confirmation from each rating agency that such action will satisfy the Rating Agency Condition and which may be designated as Supplemental Accounts without prior notice to the rating agencies.

         The Aggregate Addition Limit means a number of accounts which either:

         o for any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year, may not exceed 15% of the number of accounts as of the first day of the calendar year during which those Monthly Periods begin, or

         o for any twelve-month period, equals 20% of the number of accounts as of the first day of that twelve-month period.

         If the Aggregate Addition Limit would be exceeded, TRC will be permitted to continue designating Automatic Additional Accounts without rating agency consent, provided:

         o    the three-month average default rate is less than 10.5%,

         o the three-month average payment rate is greater than or equal to 10.0%, and

         o the three-month average Trust Portfolio Yield, less the three-month average of the weighted average base rates for each outstanding series, is greater than or equal to 1.5%.

         In addition, if any of the conditions set forth above are not met and if the Aggregate Addition Limit would be exceeded, the designation of Automatic Additional Accounts will be permitted to continue if the designation satisfies the Rating Agency Condition.

         In any event, the number of accounts to be included as Automatic Additional Accounts for the related six-month period must be less than or equal to 30% of the number of accounts as of the first day of the six-month period, unless the inclusion satisfies the Rating Agency Condition.

         TRC intends to continue automatically adding accounts. However, TRC may elect at any time to end or suspend the inclusion of accounts that would otherwise be Automatic Additional Accounts by delivering to the Master Trust Trustee, the rating agencies and the servicer, 10 days' written notice of this election. If TRC stops the automatic designation of new accounts, TRC will not restart designating Automatic Additional Accounts until a date specified in a written notice given by TRC to the Master Trust Trustee. TRC will specify in the notice that on the Restart Date the conditions described above will be satisfied on the Restart Date.

         TRC must make an addition to the master trust on the required designation date if, on the last business day of any Monthly Period, either:

         o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is less than the Required Retained Transferor Amount, or

         o the total amount of Principal Receivables is less than the Required Principal Balance.

         TRC will not be required to add receivables in Additional Accounts if the Transferor Amount, excluding the interest represented by any Supplemental Certificate, equals or exceeds the Required Retained Transferor Amount or the total amount of Principal Receivables equals or exceeds the Required Principal Balance before the proposed Addition Date.

         The receivables to be added will be generated from accounts owned by Target National Bank or another Credit Card Originator. Alternatively, Participation Interests or certificates of undivided interests in a pool of assets primarily from open-end credit card receivables originated by Target National Bank or another Credit Card Originator may be added to the master trust. These Participation Interests may, for example, include rights in TRC's interests in other trusts which have as their primary assets open-end credit card receivables originated by Target National Bank or another Credit Card Originator. Any Participation Interests transferred to the master trust must be registered under the Securities Act of 1933, as amended, or held for at least the Securities Act Rule 144(k) holding period before transfer to the master trust. Participation Interests can be added to the master trust only upon satisfaction of the conditions specified in the Pooling and Servicing Agreement. There are currently no Participation Interests held by the master trust.

         In connection with an addition of a Supplemental Account or Participation Interest, Target National Bank or another Credit Card Originator may sell to TCC or TRC, and TCC if it has purchased will then sell to TRC and TRC will then transfer to the master trust the receivables from these accounts or Participation Interests on the following conditions:

         o on or before the tenth business day before any addition, TRC has given the Master Trust Trustee, the servicer, each rating agency and the enhancement providers, if any, written notice that the receivables from Supplemental Accounts or Participation Interests will be included as master trust assets,

         o for Supplemental Accounts, on or before the date the receivables are added to the master trust, TRC has delivered to the Master Trust Trustee a written assignment and a computer file, microfiche list or printed list containing an accurate and complete list of these Supplemental Accounts specifying for each account its account number, the aggregate amount outstanding in the account and the aggregate amount of Principal Receivables outstanding in the account,

         o for an addition of Supplemental Accounts or Participation Interests other than a required addition, TRC has received confirmation that the Rating Agency Condition has been satisfied,

         o for a required addition of Supplemental Accounts which exceeds the Aggregate Addition Limit, TRC has provided Standard & Poor's at least 10 business days' written notice of each addition and Standard & Poor's has notified TRC that the addition will not result in the lowering or withdrawal of its then existing rating of the certificates of any series or the rating of any notes issued by an owner trust, and

         o on or before the date any receivables in Supplemental Accounts or Participation Interests are added to the master trust, TRC has delivered to the Master Trust Trustee and any enhancement providers entitled to receive it under any Series Supplement a certificate of an authorized officer stating that:

              --   the Supplemental Accounts are eligible accounts, and

              --   TRC reasonably believes that:

                   + the addition will not cause an early amortization event for any series of certificates based on the facts known to the officer at the time of the certification, and

                   + no selection procedure was used by TRC that would result in a selection of Supplemental Accounts, from the available eligible accounts owned by Target National Bank, that would have a result that would be materially less favorable to the interests of the certificateholders of any series on the date of the addition than a random selection.

         TRC may direct that the Principal Receivables in the Additional Accounts be treated as outstanding on the last day of the Monthly Period preceding the Monthly Period in which the addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages. This direction may be made on the Addition Date only if all collections from the Additional Accounts for the current Monthly Period are deposited in the Collection Account.

         Target National Bank or its affiliates may originate or acquire portfolios of open-end credit card accounts. The receivables in an acquired portfolio, or a Participation Interest, may be sold to TCC, and later sold to TRC and then transferred to the master trust. These sales must meet the conditions for additions of Supplemental Accounts or Participation Interests.

         Additional Accounts or Participation Interests may include accounts originated using criteria different from those that were applied to the initial accounts. These accounts may have been originated at a later date or may have been part of a portfolio of open-end credit card accounts that were not part of the master trust portfolio as of the Cut-Off Date. For example, Additional Accounts have included new Target VISA accounts which were not included on the Cut-Off Date and which were not converted from existing Target Card accounts. Some Additional Accounts may have been acquired from other institutions. Additional Accounts and accounts included in Participation Interests may not be of the same type as those previously included in the master trust. Additional Accounts may contain receivables which consist of fees, charges and amounts that are different from the fees, charges and amounts described in the prospectus supplement. Additional Accounts may also have different credit limits, balances and ages. For these reasons, there can be no assurance that the Additional Accounts or Participation Interests will be of the same credit quality or have the same payment characteristics as the initial accounts or the Additional Accounts previously included in the master trust.

         Additional Accounts and accounts included in Participation Interests may contain receivables which consist of fees, charges and amounts that are different from the Finance Charge Receivables and Principal Receivables in the initial master trust portfolio. The servicer will designate the portions of funds collected or to be collected for these receivables or Participation Interests to be treated for purposes of the Pooling and Servicing Agreement as Principal Receivables and Finance Charge Receivables.

         Target Card accounts that were converted to Target VISA accounts remained designated to the master trust and were not treated as new Additional Accounts at the time of conversion. Target Card accounts that are converted to Target VISA accounts in the future will not be treated as new Additional Accounts at the time of conversion. In addition, Target Card accounts and Target VISA accounts may be converted to other payment networks in the future. To the extent that accounts are converted to other payment networks, it is expected that the accounts will remain designated to the master trust and will not be treated as new Additional Accounts upon conversion.

Removal of Accounts

         TRC has the right to require reassignment to itself, or another company designated by it, of all of the master trust's rights in and to the receivables from Removed Accounts or Participation Interests under the following conditions:

         o at least ten business days before the removal date, TRC gives the Master Trust Trustee, the servicer, each rating agency and any enhancement provider written notice of the removal including the date for removal of the Removed Accounts and Participation Interests,

         o on or before ten business days after the removal date, TRC delivers to the Master Trust Trustee a computer file, microfiche list or printed list containing an accurate and complete list of the Removed Accounts specifying the account number, the receivables outstanding in the account and Principal Receivables outstanding in the account,

         o TRC will represent and warrant that as of the removal date the list of Removed Accounts delivered to the Master Trust Trustee is accurate and complete in all material respects,

         o TRC receives confirmation that the Rating Agency Condition has been satisfied,

         o TRC delivers to the Master Trust Trustee and any enhancement provider entitled to receive it under any Series Supplement a certificate of an authorized officer, dated the removal date, stating that TRC reasonably believes that:

              -- the removal will not cause an early amortization event to occur for any series of certificates based on the facts then known to such officer, and

              -- no selection procedure materially adverse to the interests of the certificateholders has been used in removing Removed Accounts from any pool of accounts or Participation Interests of a similar type, and

         o TRC pays the fair market value of the receivables in the Removed Accounts to the master trust.

         The removal can occur for a number of reasons including a determination by TRC that the master trust contains more receivables than TRC is obligated to retain in the master trust under the Pooling and Servicing Agreement and any Series Supplements and a determination that TRC does not desire to obtain additional financing through the master trust at that time.

         After satisfying the above conditions, the Master Trust Trustee will execute and deliver to TRC or its designee a written reassignment. The Master Trust Trustee will then be considered to sell, transfer, assign, set over and otherwise convey to TRC or its designee, all of its rights in the receivables arising in the Removed Accounts or Participation Interests.

         In addition, on the date when any receivable in an account becomes a Defaulted Receivable, the Master Trust Trustee will automatically transfer to TRC, all of its rights to the Defaulted Receivables, any Finance Charge Receivables which have been charged off as uncollectible in that account, and all monies due or to become due and proceeds in that account. Each account with a Defaulted Receivable will be a Removed Account and the date for removal will be the first date that any receivable in that account became a Defaulted Receivable. Collections received from the cardholder or from the sale of the defaulted account will be treated as recoveries. See "Description of the Certificates--Defaulted Receivables and Defaulted Amount."

Eligible Accounts and Eligible Receivables

         An eligible account is an open-end credit card account, which is not a commercial account, owned by the Credit Card Originator as of the Cut-Off Date for the initial account, on the date of creation for an Automatic Additional Account, or as of any date TRC designates any Supplemental Account for inclusion in the master trust, and:

         o is in existence and serviced at the facilities of the Credit Card Originator or any of its affiliates,

         o    is payable in United States dollars,

         o has not been identified as an account where the credit cards were reported to the Credit Card Originator as lost or stolen,

         o has not been, and does not have any receivables that have been, sold, pledged, assigned or otherwise conveyed to any person unless the pledge or assignment is released on or before the date of issuance of a series or the Addition Date,

         o    does not have any receivables that are Defaulted Receivables,

         o does not have any receivables that have been identified as having been incurred because of fraudulent use of any related credit card, and

         o has a cardholder who has provided as his or her billing address, an address located in the United States or its territories or possessions or a United States military address, except, as of any date of determination, up to 4% of the number of accounts in the master trust portfolio may have cardholders who have provided addresses outside of that jurisdiction.

         An Eligible Receivable is a receivable:

         o    which was created in an eligible account,

         o which was created under the Credit Card Guidelines and all requirements of law, and under a cardholder agreement which follows all requirements of law applicable to the Credit Card Originator, the failure to comply with which would have a material adverse effect on certificateholders,

         o which has obtained or received all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required for the creation of the receivable or the execution, delivery and performance by the Credit Card Originator of the related cardholder agreement and such items are in full force and effect as of the date of the creation of the receivable,

         o to which TRC or the master trust has good title free and clear of all liens and security interests at the time of its transfer to the master trust, other than any lien for municipal or other local taxes,

         o which has been validly transferred and assigned from TRC to the master trust or was granted a security interest,

         o which is the legal, valid and binding payment obligation of the cardholder at and after the time of transfer to the master trust, legally enforceable against the cardholder under its terms,

         o which is recognized as an "account," a "general intangible" or "chattel paper" as defined in Article 9 of the UCC,

         o which has not been waived or modified at the time of its transfer to the master trust, except as permitted by the Pooling and Servicing Agreement,

         o which is not under any right of rescission, setoff, counterclaim or other defense of the cardholder at the time of its transfer to the master trust, including the defense of usury, other than bankruptcy or other debtor relief and equity-related defenses and adjustments permitted by the Pooling and Servicing Agreement to be made by the servicer,

         o for which TRC has satisfied all obligations to be fulfilled at the time it is transferred to the master trust, and

         o for which TRC has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the master trust, impair the rights of the master trust or the certificateholders.

         It is not required or anticipated that the Master Trust Trustee will make any initial or periodic general examination of any documents or records of the receivables or the accounts for the purpose of:

         o    establishing the presence or absence of defects,

         o ensuring compliance with TRC's representations and warranties, or

         o    for any other purpose.

         In addition, it is not anticipated or required that the Master Trust Trustee make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the Pooling and Servicing Agreement or for any other purpose. The servicer, however, will deliver to the Master Trust Trustee on or before March 31 of each calendar year an opinion of counsel as to the validity of the interest of the master trust in and to the receivables.

Representations and Warranties

         On the date of issuance of a series of certificates, TRC will represent and warrant to the Master Trust Trustee on behalf of the master trust that:

         o on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the master trust, each account that TRC classifies as an "eligible account" satisfied or will satisfy the requirements of an eligible account,

         o on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the master trust, each receivable that TRC classifies as an "eligible receivable" satisfied or will satisfy the requirements of an Eligible Receivable, and

         o on the date of creation of any new receivable, that receivable will be an Eligible Receivable.

         Receivables will be designated as Ineligible Receivables and will be assigned a principal balance of zero for the purpose of determining the total amount of Principal Receivables if any representation or warranty of TRC is not true and correct in any material respect for those receivables transferred to the master trust by TRC and, as a result:

         o    the receivables become Defaulted Receivables, or

         o the master trust's rights in and to those receivables or the proceeds of those receivables are impaired or are not available to the master trust free and clear of any lien.

         TRC may cure any breach of a representation or warranty of eligibility within 60 days after the earlier to occur of the discovery by TRC or the receipt by TRC of written notice given by the Master Trust Trustee of the breach. These receivables will not be considered Ineligible Receivables and these Principal Receivables will be included in determining the total Principal Receivables in the master trust if, on any day before the end of the period:

         o the relevant representation and warranty is true and correct in all material respects as if made on that day, and

         o TRC has delivered to the Master Trust Trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the representation and warranty became true and correct.

         On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable will not be given credit in determining the total amount of Principal Receivables used to calculate the Transferor Amount, the Floating Allocation Percentage and the Principal Allocation Percentage. If, following the exclusion of Principal Receivables that are Ineligible Receivables from the calculation of the Transferor Amount, the Transferor Amount, exclusive of the interest represented by any Supplemental Certificate, would be less than the Required Retained Transferor Amount, TRC will deposit into the Special Funding Account an amount, not to exceed the amount of those Principal Receivables, equal to the Required Retained Transferor Amount less the Transferor Amount as reduced by the amount of the Ineligible Receivable and exclusive of the interest represented by any Supplemental Certificate. The obligation of TRC to make these deposits is the sole remedy for any breach of the representations and warranties for the receivable available to certificateholders of any series, the Master Trust Trustee on behalf of certificateholders, or any enhancement provider.

         TRC will also make representations and warranties to the master trust that as of the date of issuance of a series of certificates:

         o it is a corporation validly existing and in good standing under the laws of the State of Minnesota,

         o it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Series Supplement and each of these agreements constitutes a valid, binding and enforceable agreement of TRC,

         o the transfer of receivables by it to the master trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the master trust of all right, title and interest of TRC in and to the receivables and the proceeds or the grant of a security interest under the UCC in the receivables, and

         o the transfer of the proceeds for each receivable then existing on the date of its transfer to the master trust or, for each receivable arising later, upon its creation, is either:

              -- a valid transfer and assignment to the master trust of all right, title and interest of TRC in and to the proceeds, or

              -- the grant of a security interest under the UCC in the proceeds,

which will be enforceable in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the enforcement of creditors' rights and by general principles of equity, whether considered in a suit at law or in equity.

         If TRC breaches these representations and warranties and that breach has a material adverse effect on the certificateholders' interest in the receivables, either:

         o the Master Trust Trustee or the holders of certificates evidencing not less than 50% of the total unpaid principal amount of the certificates of all series, by written notice to TRC and the servicer and to the Master Trust Trustee, may direct TRC to accept the reassignment of the receivables transferred to the master trust by TRC within 60 days of the notice, or within a longer period not in excess of 150 days specified in the notice, or

         o the receivables will not be reassigned to TRC if, on any day before the end of a 60-day or longer period:

              -- the relevant representation and warranty is true and correct in all material respects as if made on that day, and

              -- TRC has delivered to the Master Trust Trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

         TRC must accept the reassignment of these receivables on the first Distribution Date following the Monthly Period in which the reassignment obligation arises.

         The payment of the reassignment price, which will generally be equal to the outstanding principal amount of the certificates plus accrued and unpaid interest on the certificates, will be considered a payment in full of the receivables and those funds will be deposited into the Collection Account. The obligation of TRC to make any deposit will be the only remedy for a breach of the representations and warranties available to certificateholders of all series, the Master Trust Trustee on behalf of these certificateholders, or any enhancement provider.

Discount Option Receivables

         TRC may designate a specified fixed or floating percentage of the amount of Principal Receivables from the accounts to be treated as Finance Charge Receivables. The circumstances under which TRC may exercise its option to discount Principal Receivables may include a time when the Trust Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for discounting.

         TRC may increase, reduce or eliminate the percentage used to calculate Discount Option Receivables without notice to or consent of the certificateholders or noteholders in accordance with the Pooling and Servicing Agreement. For the increase, reduction or elimination to become effective, TRC must give 30 days' notice in writing to the servicer, the Master Trust Trustee and each rating agency specifying the effective date of the change and deliver to the Master Trust Trustee a certificate of an authorized officer stating that the increase, reduction or elimination will not cause an early amortization event or an event which with notice or the lapse of time would cause an early amortization event to occur. If TRC intends to increase this percentage above 3%, TRC, the servicer and the Master Trust Trustee must also receive confirmation that the Rating Agency Condition is satisfied.

         Collections on the date of processing during the time Discount Option Receivables are effective will be considered collections of Finance Charge Receivables in an amount equal to the product of:

         o a fraction whose numerator is the amount of Discount Option Receivables and whose denominator is the amount of all Principal Receivables, including Discount Option Receivables, at the end of the previous Monthly Period, and

         o collections of Principal Receivables, before any reduction for Finance Charge Receivables which are Discount Option Receivables.

         Any designation of Discount Option Receivables would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the portfolio yield for each series of certificates and a reduction in the amount of Principal Receivables. For this reason, the effect on certificateholders and noteholders will be to:

         o decrease the likelihood of an early amortization event based on a reduction of the average portfolio yield for any designated period to a rate below the average base rate,

         o increase the likelihood that the transferor will be required to add Principal Receivables to the master trust, and

         o increase the likelihood of an early amortization event if additional Principal Receivables are not available.

Indemnification

         The Pooling and Servicing Agreement provides that the servicer will indemnify the master trust and the Master Trust Trustee from and against any loss, liability, expense, damage or injury suffered or sustained, from the servicer's actions or omissions relating to the master trust.

         Under the Pooling and Servicing Agreement, TRC and any holder of the Transferor Certificate have agreed to be liable directly to an indemnitee for the entire amount of any losses, claims, damages or liabilities relating to or based on:

         o the arrangement created by the Pooling and Servicing Agreement, or

         o the actions of the servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Revised Uniform Partnership Act in which TRC and any other holder of the Transferor Certificate were general partners, to the extent that the master trust assets that would remain after the certificateholders and enhancement providers, if any, were paid in full would be insufficient to pay those amounts.

         This liability for losses, claims, damages or liabilities excludes those incurred by a certificateholder in the capacity of an investor in the certificates of any series because of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of certificates. The servicer will indemnify and hold harmless TRC and any holder of a Transferor Certificate, but not any Supplemental Certificate or Participation, for any losses, claims, damages and liabilities of TRC and the holder relating to the actions or omissions of the servicer.

         Except as already mentioned, none of TRC, any holder of the Transferor Certificate, the servicer or any of their directors, officers, employees or agents will be under any other liability to the master trust, the Master Trust Trustee, the holders of certificates of any series, any enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith under the Pooling and Servicing Agreement. However, none of TRC, any holder of the Transferor Certificate, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any person in the performance of the person's duties or by reason of reckless disregard of the person's obligations and duties under the Pooling and Servicing Agreement.

         The servicer is also not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The servicer may, in its own discretion, undertake any legal action which it may believe is necessary or desirable for the benefit of holders of certificates of any series relating to the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interest of those certificateholders.

Collection and Other Servicing Procedures

         The servicer is responsible for servicing, collecting, enforcing and administering the receivables under the Credit Card Guidelines.

         Servicing activities to be performed by the servicer include:

         o    collecting and recording payments,

         o    communicating with cardholders,

         o    collection activities for delinquent accounts,

         o evaluating the increase of credit limits and the issuance of credit cards,

         o    providing billing and tax records, if any, to cardholders, and

         o    maintaining internal records for each account.

         Managerial and custodial services performed by the servicer on behalf of the master trust include:

         o providing assistance in any inspections of the documents and records relating to the accounts and receivables by the Master Trust Trustee under the Pooling and Servicing Agreement,

         o maintaining the agreements, documents and files relating to the accounts and receivables under the Credit Card Guidelines as custodian for the master trust, and

         o providing data processing and reporting services for certificateholders of any series and on behalf of the Master Trust Trustee.

         TFS performs many of the services that the servicer is responsible for providing. See "Target Financial Services" for more information about TFS and the services it performs for the servicer. Under the Pooling and Servicing Agreement, Target National Bank, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any of its affiliates and to any third-party service providers that agree to conduct Target National Bank's servicing duties under the Pooling and Servicing Agreement and the Credit Card Guidelines.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing activities and as reimbursement for its expenses for any Monthly Period, the servicer will receive a servicing fee payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of:

         o the weighted average of the servicing fee rates as specified in the applicable Series Supplements, and

         o the amount of Principal Receivables in the master trust at the end of the last day of the prior Monthly Period.

         The share of the servicing fee for any particular series of certificates, if any, will be determined by the provisions of the applicable Series Supplement. The share of the servicing fee for any Monthly Period not allocated to a particular series of certificates will be paid from amounts allocated to the holder of the Transferor Certificate and any holder of a Participation on that Distribution Date. None of the master trust, the Master Trust Trustee, the certificateholders of any series or any enhancement provider will be directly liable to pay the share of the servicing fee for any Monthly Period to be paid by any holder of the Transferor Certificate or any holder of a Participation.

         Each month, the servicer will pay from its servicing compensation any expenses incurred in connection with servicing the receivables including:

         o    expenses related to the enforcement of the receivables,

         o payment of the fees and disbursements of the Master Trust Trustee and independent accountants, and

         o other fees that are not expressly stated in the Pooling and Servicing Agreement to be payable by the master trust, the certificateholders of a series or TRC (except federal, state, local and foreign income, franchise or other taxes or any interest or penalties imposed upon the master trust).

         If Target National Bank is acting as servicer and fails to pay the fees and disbursements of the Master Trust Trustee, the Master Trust Trustee will be entitled to receive the portion of the servicing fee that is equal to the unpaid amounts. Certificateholders will not be liable to the Master Trust Trustee for the servicer's failure to pay those amounts, and any amounts so paid to the Master Trust Trustee will be treated as paid to the servicer for all other purposes of the Pooling and Servicing Agreement.

Servicer Covenants

         In the Pooling and Servicing Agreement, the servicer covenants that:

         o it will duly fulfill all obligations on its part to be fulfilled under or relating to the receivables and the related accounts, and will maintain in effect all qualifications required by law to service the receivables and the related accounts, the failure to comply with which would have a material adverse effect on the interests of the certificateholders,

         o under the Pooling and Servicing Agreement, it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and under the Credit Card Guidelines,

         o it will not do, or omit to do, anything that would substantially impair the rights of the certificateholders in any receivable or account,

         o it will not reschedule, revise or defer payments due on the receivables except in the ordinary course of its business and under the Credit Card Guidelines, and

         o except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instrument, except an instrument that, together with one or more other writings, constitutes chattel paper, and if any receivable is so evidenced, it will be reassigned or assigned to the servicer.

         If any of the representations, warranties or covenants of the servicer for any receivable or the related account are breached, the servicer can cure the breach within 60 days of the earlier to occur of the discovery of that breach by the servicer or receipt by the servicer of written notice of that breach given by the Master Trust Trustee. The Master Trust Trustee, however, may agree to a cure period of up to 150 days. If the breach is not cured, all receivables in the account or accounts to which the breach relates will be reassigned or assigned to the servicer if because of the breach the master trust's rights in and to any of the receivables are impaired or the proceeds are not available to the master trust free and clear of any lien.

         Receivables will not be reassigned or assigned to the servicer if the breach is cured such that the relevant representation and warranty is true and correct, or the relevant covenant has been complied with, in all material respects. The servicer must deliver to the Master Trust Trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the breach was cured.

         Any assignment and transfer will be made when the servicer deposits an amount equal to the amount of the receivables in the Collection Account on the business day before the Distribution Date after the Monthly Period during which the obligation arises. The amount of the deposit will be treated as Shared Principal Collections. This reassignment or transfer and assignment to the servicer is the only remedy available to the certificateholders of any series if a covenant or warranty of the servicer is not satisfied. The master trust's interest in any reassigned receivables will be automatically assigned to the servicer. See "Description of the Certificates--Shared Principal Collections and Shared Transferor Principal Collections" for more information about these collections.

Certain Matters Regarding the Servicer

         The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except:

         o on the determination that its duties are no longer permissible under applicable law, or

         o as may be required for any merger or consolidation of the servicer or the conveyance or transfer of all or substantially all of the servicer's assets.

         No resignation will become effective until the Master Trust Trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Pooling and Servicing Agreement. Target National Bank may also transfer its servicing obligations to an affiliate and be relieved of its obligations and duties under the Pooling and Servicing Agreement.

         Any person with whom the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.

Servicer Default

         A Servicer Default refers to:

         o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the Master Trust Trustee as required by the Pooling and Servicing Agreement or any Series

              Supplement on or before the date occurring five business days after the date the payment, transfer or deposit or instruction or notice is required to be made or given,

         o failure by the servicer to observe or perform any other covenants or agreements of the servicer as described in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the interests of the certificateholders of any series, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied,

         o delegation by the servicer of its duties under the Pooling and Servicing Agreement in a manner not permitted by the Pooling and Servicing Agreement, which delegation continues unremedied for 15 days after the date written notice was given to the servicer requiring that the situation be remedied,

         o any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered under the Pooling and Servicing Agreement or any Series Supplement which proves to have been incorrect when made, and has a material adverse effect on the rights of certificateholders of any series or class, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied, or

         o the occurrence of some events of bankruptcy, insolvency or receivership of the servicer.

         If the delay or failure was caused by an act of God or other similar occurrence and could not be prevented by the use of reasonable diligence, the servicer is allowed an additional 60 days to remedy the situation. However, in the case of a failure to make payment, transfer or deposit or to give instruction or notice, the servicer is allowed an additional five business days to remedy the situation before a Servicer Default occurs.

         The servicer agrees to provide the Master Trust Trustee, each rating agency, enhancement providers, if any, the holder of the Transferor Certificate and the certificateholders of each series with a description of any failure or delay by it to perform its obligation, together with its notice to the Master Trust Trustee. The servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner after a Servicer Default occurs.

         If a Servicer Default occurs, the Master Trust Trustee may end all of the rights and obligations of the servicer under the Pooling and Servicing Agreement by sending a termination notice, in writing, to the servicer. Certificateholders holding certificates comprising more than 50% of the total unpaid principal amount of all outstanding series may also end all the rights and obligations of the servicer under the Pooling and Servicing Agreement by sending termination notices, in writing, to the servicer, the Master Trust Trustee and to any enhancement providers. If the Master Trust Trustee within 60 days of receipt of a termination notice is unable to obtain any bids from eligible successor servicers and the servicer delivers an officer's certificate stating that the servicer cannot in good faith cure the Servicer Default that gave rise to the termination notice, then the Master Trust Trustee will offer TRC the right at its option to purchase the certificateholders' interest for all series. The purchase price will be paid on the Distribution Date occurring in the month after receipt of the termination notice and will equal, after allowing for any deposits and distributions to be made on that Distribution Date, the Portfolio Reassignment Price.

         The Master Trust Trustee will appoint a successor servicer after giving a termination notice. All rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement will pass to and be vested in the Master Trust Trustee if:

         o no successor servicer is appointed by the Master Trust Trustee, or

         o no successor servicer has accepted the appointment by the time the servicer stops acting as servicer.

         Before any successor servicer is appointed, the Master Trust Trustee will seek to obtain bids from potential servicers meeting eligibility requirements described in the Pooling and Servicing Agreement to serve as a successor servicer for servicing compensation not more than the servicing fee. The rights and interest of TRC as holder of the Transferor Certificate will not be affected by any termination notice or appointment of a successor servicer.

Evidence as to Compliance

         The Pooling and Servicing Agreement requires the servicer to furnish an annual report prepared by a firm of nationally recognized independent public accountants stating:

         o that the firm has applied some procedures agreed upon with the servicer and examined specified documents and records relating to the servicing of the accounts during the servicer's preceding fiscal year, and

         o that, on the basis of the agreed upon procedures, nothing came to the attention of the firm that caused them to believe that the servicing was not conducted in compliance with the Pooling and Servicing Agreement and the applicable provisions of each Series Supplement, except for exceptions or errors as the firm believes to be immaterial and any other exceptions as described in the report.

         The Pooling and Servicing Agreement requires TRC to deliver to the Master Trust Trustee, each rating agency and enhancement providers, if any, an annual statement stating that the servicer has performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding fiscal year. If there has been a default in the performance of any obligation during the preceding year, the annual statement will specify the nature and status of the default.

         Both the report and the statement are expected to be provided within ninety days after the end of each fiscal year. Copies of all statements, certificates and reports furnished to the Master Trust Trustee may be obtained by a request in writing delivered to the Master Trust Trustee.

Amendments

         The Pooling and Servicing Agreement and each Series Supplement may be amended without the consent of the certificateholders of any series to:

         o add covenants, restrictions or conditions of the transferor as considered by TRC's board of directors and the Master Trust Trustee to be for the benefit or protection of the certificateholders,

         o make the occurrence, or the occurrence and continuance, of a default in any additional covenants, restrictions or conditions a default or early amortization event and to provide for grace periods, immediate enforcement or limits on available remedies to the added default,

         o fix any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provision,

         o    surrender any right or power of the transferor,

         o    issue a Supplemental Certificate or Participation,

         o    add a Participation Interest to the master trust,

         o    designate an additional transferor,

         o provide additional enhancement for the benefit of certificateholders of any series,

         o enable the master trust or a portion of the master trust to elect to qualify as a financial asset securitization investment trust or comparable tax entity for the securitization of financial assets, or

         o add, change or eliminate any provisions or modify in any manner the rights of certificateholders of any series then issued and outstanding, only if:

              -- the transferor delivers to the Master Trust Trustee a certificate of an authorized officer stating that the transferor reasonably believes based on facts then known that the amendment will not adversely affect in any material respect the interests of any certificateholder,

              -- except for adding covenants, restrictions or conditions and fixing any ambiguity or correcting or supplementing a provision or surrendering any right or power of the transferor, the amendment satisfies the Rating Agency Condition, and

              --   a tax opinion is provided.

         The Pooling and Servicing Agreement and each Series Supplement may also be amended at any time by the transferor, the servicer and the Master Trust Trustee with the consent of the holders of certificates that represent at least 66 2/3% of the total unpaid principal amount of the certificates of all adversely affected series. Any amendment may add any provisions, change or eliminate any provisions, or modify in any manner the rights of the certificateholders in the affected series.

         However, without the consent of each affected certificateholder, no amendment may:

         o reduce the amount of or delay the timing of any distributions to be made to certificateholders or deposits of amounts to be so distributed or the amount available under any enhancement except to amend the terms of an early amortization event,

         o change the definition of or the manner of calculating the interest on any certificate, or

         o    reduce the percentage required to consent to any amendment.

         The Master Trust Trustee will provide written notice of the substance of any amendment requiring the consent of certificateholders. The notice will be sent to each certificateholder as soon as possible after any amendment becomes effective.

Termination of the Master Trust

         Unless TRC instructs the Master Trust Trustee otherwise, the master trust will terminate on the earlier to occur of:

         o the day following the Distribution Date on which the Invested Amount, and any subordinated interest, of each series of certificates is zero, provided that TRC has delivered a written notice to the Master Trust Trustee electing to terminate the master trust, and

         o    September 30, 2095.

         Once the master trust has ended, all right, title and interest in and to the receivables and other funds of the master trust will be conveyed and transferred to the holder of the Transferor Certificate, any Supplemental Certificate and any Participation except for amounts in accounts maintained by the master trust for the final payment of principal and interest to certificateholders.

                     The Bank Receivables Purchase Agreement
                     and the Receivables Purchase Agreement

         The receivables are transferred from Target National Bank to TCC and from TCC to TRC before being transferred to the master trust. The Bank Receivables Purchase Agreement governs the transfer of the receivables from Target National Bank to TCC. The Receivables Purchase Agreement governs the transfer of the receivables from TCC to TRC. TRC could also enter into other purchase agreements directly with Credit Card Originators.

Sale of the Receivables

         Under the Purchase Agreements, Target National Bank as seller to TCC or TCC as seller to TRC, each referred to in that capacity as the seller, sold to TCC or TRC, referred to in that capacity as the purchaser, all of its right, title and interest in and to:

         o the receivables existing at the close of business on the Cut-Off Date and later created at any time from the initial accounts until the end of the master trust,

         o the receivables existing on each Addition Date and later created at any time from any Automatic Additional Accounts until the end of the master trust,

         o    any Merchant Fees and deferred billing fees,

         o all recoveries from the initial accounts and from the Automatic Additional Accounts,

         o    all recoveries from specific Defaulted Receivables, and

         o all monies due or to become due, all amounts received, and all proceeds under the applicable Purchase Agreement.

         In addition, under the Receivables Purchase Agreement TCC has sold to TRC all of TCC's rights under the Bank Receivables Purchase Agreement.

         In connection with any sale of the receivables after the Automatic Addition Termination Date or the date TRC determines to suspend the inclusion of Automatic Additional Accounts and before the Restart Date, the seller will indicate in its computer files or other relevant microfiche or printed records that the receivables were sold to the purchaser and subsequently transferred to the master trust. Additionally, the seller will provide to the purchaser a computer file, a microfiche list or a printed list containing an accurate and complete list showing each account identified by account number and by total outstanding balance in each account as of the Automatic Addition Termination Date, the date TRC determines to suspend the inclusion of Automatic Additional Accounts or on any date TRC designates any Supplemental Account for inclusion in the master trust.

         The seller will also indicate in its computer files or other records that receivables in Removed Accounts have been repurchased by the seller. The records and agreements of the accounts and receivables are not segregated by either seller from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the receivables to the purchaser. The computer records, other relevant microfiche or printed records of each seller will be marked to evidence the sale or transfer after the Automatic Addition Termination Date or the date TRC determines to suspend the inclusion of Automatic Additional Accounts and before the Restart Date. TCC has filed one or more UCC financing statements meeting the requirements of state law in the jurisdictions which are necessary to perfect the transfer of the receivables. See "Legal Aspects of the Receivables" for more discussion.

         Under each Purchase Agreement, the seller will be required in specified circumstances to, and the purchaser is required to cause the seller to, designate Supplemental Accounts under the Pooling and Servicing

Agreement to be included as master trust accounts. See "The Pooling and Servicing Agreement--Addition of Master Trust Assets" for information on the conditions to any addition of accounts.

Representations and Warranties

         In each Purchase Agreement, the seller represents and warrants to the purchaser as of the date of issuance of a series of certificates and on each Addition Date that, among other things:

         o the seller has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Purchase Agreement,

         o the Purchase Agreement constitutes a valid and binding obligation of the seller, enforceable against the seller under its terms, according to customary bankruptcy- and equity-related exceptions,

         o the seller is the legal and beneficial owner of all right, title and interest in and to each receivable,

         o the seller has the full right, power and authority to transfer the receivables under the Purchase Agreement,

         o the Purchase Agreement, or the supplement to the Purchase Agreement for Supplemental Accounts, to be delivered by the seller, forms a valid transfer and assignment to the purchaser of all right, title and interest of the seller in and to:

              --   the receivables,

              --   all monies due or to become due, and

              --   all related proceeds, and

         o on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the master trust:

              -- each account classified as an "eligible account" by the seller in any document or report delivered under the Purchase Agreement will satisfy the requirements for an eligible account, and

              -- each receivable classified as an "eligible receivable" by the seller in any document or report delivered under the Purchase Agreement will satisfy the requirements for an Eligible Receivable.

         In addition, Target National Bank represents and warrants to TCC that it is validly existing and in good standing as a national banking association under the laws of the United States and TCC represents and warrants to TRC that it is validly existing and in good standing as a corporation under the laws of the State of Minnesota.

         If any representation or warranty is not true and correct in any material way as of the date specified in the Purchase Agreement and, as a result, the value of the receivable used to determine the total Principal Receivables in the master trust is reduced to zero, then, the principal balance of that receivable under the Purchase Agreement will be changed to show that the receivable was an Ineligible Receivable when sold. If so, the seller will repay to the purchaser the amount of the purchase price originally paid to the seller less the amount of any collections already received from that receivable.

         If any representation or warranty described above is not true and correct in any material way on the date specified in the Purchase Agreement and, as a result, the purchaser is required to accept a reassignment of all of the receivables transferred to the master trust by paying the Portfolio Reassignment Price, the seller will be required to accept a reassignment of the purchaser's interest in those receivables. The seller will also be required to deposit into the Collection Account an amount equal to the Portfolio Reassignment Price on the next Distribution Date.

Covenants

         It is the intention of the parties to each Purchase Agreement that the transfer of the receivables by the seller to the purchaser under that Purchase Agreement be viewed as an absolute sale of the receivables. Each transfer is not intended to be a pledge of the receivables by the seller to the purchaser to secure a debt or other obligation of the seller. Each Purchase Agreement will also be considered a security agreement within the meaning of Article 9 of the UCC and the conveyance described in that Purchase Agreement will be considered a grant by the seller to the purchaser of a "security interest" within the meaning of Article 9 of the UCC in all of the seller's right, title and interest in and to the receivables.

         Target National Bank continues to be the owner of the accounts and, under the Bank Receivables Purchase Agreement, is permitted to reduce the annual percentage rates of the periodic finance charges assessed on the receivables, reduce other fees charged on any of the accounts or change the other terms of the accounts as required by law or as Target National Bank may determine to be appropriate. However, Target National Bank may not otherwise take these actions if, either:

         o as a result of a reduction or change it is reasonably expected that the reduction or change will cause an early amortization event to occur for the related series of certificates, or

         o    a reduction or change:

              -- when Target National Bank owns a comparable segment of receivables, is not applied to the comparable segment of consumer open-end credit card accounts owned by Target National Bank with the same characteristics as the receivables that are being reduced or changed, and

              -- when Target National Bank does not own a comparable segment of receivables, will be made with the intent to benefit TRC over the certificateholders or to materially adversely affect the certificateholders, unless restricted by an endorsement, sponsorship, or other agreement between TRC and an unrelated third party or by the terms of the accounts.

Transfer of Accounts and Assumption of Target National Bank's, TCC's and TRC's Obligations

         The Purchase Agreements and the Pooling and Servicing Agreement allow Target National Bank, TCC and TRC to assign, convey and transfer all or a portion of Target National Bank's consumer open-end credit card accounts and the receivables arising under those accounts and all servicing functions and other obligations to an assuming entity, without the consent or approval of certificateholders if the following conditions are met:

         o the assuming entity, the Master Trust Trustee and any of Target National Bank, TCC or TRC have entered into an assumption agreement providing for the assuming entity to assume all servicing functions and other obligations, including the obligations under the Purchase Agreements and the Pooling and Servicing Agreement, to transfer the receivables generated by the accounts to any of TCC, TRC or the master trust, as the case may be,

         o all filings required to perfect the interest of TCC, TRC or the Master Trust Trustee in the receivables generated by the accounts were made and copies have been delivered to the Master Trust Trustee,

         o TCC, TRC or the Master Trust Trustee, as the case may be, has received confirmation that the Rating Agency Condition is satisfied, and copies of the confirmation notice were sent to the servicer and the Master Trust Trustee,

         o TCC, the transferor, or the Master Trust Trustee, as the case may be, has received an opinion of counsel as to matters specified by TCC, TRC or the Master Trust Trustee, and

         o    the Master Trust Trustee has received a tax opinion.

         The Purchase Agreements and the Pooling and Servicing Agreement provide that the parties to each document may enter into amendments to that document to permit a transfer and assumption without the consent of the certificateholders. After any permitted transfer and assumption, Target National Bank and TCC will have no further liability or obligation under the Purchase Agreements and the Pooling and Servicing Agreement, other than any liabilities that existed before the transfer. Target National Bank and TCC will remain liable for all representations, warranties and covenants made by them before the transfer.

Amendment

         The Purchase Agreements may be amended without the consent of the certificateholders or noteholders. No amendment to either Purchase Agreement will be allowed unless the Rating Agency Condition is satisfied.

Termination

         The Bank Receivables Purchase Agreement will end upon the mutual agreement of the parties to that agreement. The Receivables Purchase Agreement will end immediately after the master trust has ended. Additionally, if a bankruptcy trustee or receiver is appointed for the seller under either Purchase Agreement, the seller will immediately stop selling Principal Receivables to the purchaser and promptly give notice of the event to the purchaser and to the Master Trust Trustee.

                        Legal Aspects of the Receivables

Transfer of Receivables

         The transfer of the receivables by TRC to the master trust constitutes either a valid transfer and assignment of all of TRC's interest in and to the receivables or a grant of a security interest in the receivables. See "The Pooling and Servicing Agreement--Representations and Warranties."

         The receivables are accounts, general intangibles or chattel paper for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest. The filing of a financing statement is required to perfect the master trust's interest. If a transfer of general intangibles is considered the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more financing statements is also required to perfect the master trust's security interest. Financing statements covering the receivables of the master trust will be filed under the UCC.

         If a transfer of general intangibles is treated as a sale, the UCC is not applicable and no further action is required to protect the master trust's interest. Although the priority of general intangibles that come into existence after the date of issuance of the initial series in this case is not as clear, Target National Bank, TCC and TRC believe that it would not be consistent for a court to give the master trust less favorable treatment if the transfer of the receivables is considered to be a sale than if it were considered to be creating a security interest.

         There are some limited circumstances under the UCC in which an earlier or later transferee of receivables could have an interest in the receivables with priority over the master trust's interest. Under the Pooling and Servicing Agreement, TRC will represent and warrant that it has transferred the receivables to the master trust free and clear of all liens and security interests other than tax liens and the interest of TRC as holder of the Transferor Certificate. In addition, TRC will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any receivable except to the master trust or in connection with any transfer of the accounts selected for the master trust. A tax or other governmental lien on TRC's property arising before a receivable comes into existence also may have priority over the interest of the master trust in the receivable. There is a good possibility that the master trust may not have a perfected security interest in any of the receivables created after the filing of a petition for relief by or against TCC or TRC under the U.S. bankruptcy code or after the appointment of a receiver or conservator for Target National Bank. It is anticipated that the master trust will either own or have a perfected security interest in receivables existing on the date of filing a petition by or against TCC or

TRC under the U.S. bankruptcy code or after the date of appointment of a receiver or conservator for Target National Bank and will be able to make payments of principal and interest on the series of certificates permitting payments of principal and interest on the notes, although there can be no assurance that any of these payments would be timely.

         Because the owner trust's interest in the receivables is dependent upon the master trust's interest in the receivables, and the master trust's interest is dependent upon TRC's interest in the receivables, which is dependent upon TCC's interest in the receivables, any negative change in the priority or perfection of the master trust's, TRC's or TCC's security interest would correspondingly affect the owner trust's interest in the affected receivables. In addition, if a receiver or conservator were appointed for Target National Bank, some administrative expenses of the receiver or conservator also may have priority over the interest of the master trust in those receivables. While Target National Bank is the servicer, some cash collections on the receivables may be held by Target National Bank and commingled with its funds for brief periods, and if an insolvency event occurs, the master trust may not have a perfected interest in the commingled collections.

Matters Relating to Bankruptcy or Receivership

         Target National Bank has represented and warranted to TCC, and TCC has represented and warranted to TRC that the conveyance of the receivables is a valid sale. In addition, Target National Bank, TCC and TRC have treated and will treat the conveyances of the receivables from Target National Bank to TCC and from TCC to TRC as sales. TCC has taken or will take all actions that are required by the UCC to perfect TCC's and TRC's ownership interest in the receivables. If TCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that the sale of receivables from TCC to TRC should be recharacterized as a pledge of the receivables to secure a borrowing from that debtor, then delays in payments of collections of receivables to TRC, to the master trust and to noteholders could occur and reductions in the amount of those payments could result.

         Target National Bank is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Target National Bank becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for Target National Bank, then an early amortization event will occur for all outstanding series and new principal receivables will cease to be transferred to the master trust. The FDIC, as conservator or receiver, may nonetheless have the power, regardless of the terms of the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement, or the Pooling and Servicing Agreement, to prevent the beginning of an early amortization period, to require new principal receivables to continue to be sold by Target National Bank to TCC, or to prohibit the continued transfer of receivables to TCC.

         The FDIC, as conservator or receiver, is authorized by statute to repudiate any contract of Target National Bank within a reasonable time following the date of receivership and limit the master trust's resulting claim to "actual direct compensatory damages"-- not including lost profits or opportunity-- measured as of the date of receivership, not the date of payment. This authority may permit the FDIC to repudiate the transfer of receivables by Target National Bank to TCC under the Bank Receivables Purchase Agreement. In addition, this authority may affect the transfer of receivables from TCC to TRC and from TRC to the master trust, and it might affect the granting of a security interest from Target National Bank to TCC, from TCC to TRC, from TRC to the master trust, and from the master trust to the owner trust in the transferred receivables. Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the receivables, transferred by a bank if certain conditions are met. These conditions include transfers that qualify for sale accounting treatment, were made for adequate consideration, and were not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Target National Bank believes that the transfer of the receivables from Target National Bank to TCC qualifies for sale accounting treatment, that this FDIC regulation applies to the transfer of receivables under the Bank

Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement and that the conditions of the regulation have been satisfied.

         The FDIC has the right to require the Master Trust Trustee to establish its right to payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The conservator or receiver has the right to request a stay of proceedings as to Target National Bank. This could result in delays in payments on the notes and possible losses to you.

         In addition, if TCC is a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself requests a court to order TCC substantively consolidated with TRC, an early amortization event will occur and payments on the notes may be accelerated or delayed. If the bankruptcy court rules in favor of any creditor, trustee-in-bankruptcy or debtor, reductions in payments may result.

         TRC has taken or will take all actions that are required under the UCC to perfect the master trust's interest in the receivables. TRC has also warranted to the master trust that the master trust will have a first priority interest in the receivables and, with some exceptions, in the proceeds as well. However, a tax or other government lien on property of Target National Bank, TCC or TRC which predates the time a receivable is conveyed to the master trust may have priority over the interest of the master trust in that receivable. TRC's articles of incorporation state that it shall not file a voluntary petition for relief under the U.S. bankruptcy code without the unanimous affirmative vote of all of its directors, including the independent directors. The Master Trust Trustee and the Indenture Trustee will each covenant that it will not at any time institute against TRC any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps have been or will be taken to avoid TRC's becoming a debtor in a bankruptcy case. Aside from these steps, if TRC is a debtor in a bankruptcy case, and a bankruptcy trustee for TRC or a creditor of TRC takes the position that the transfer of the receivables from TRC to the master trust should be recharacterized as a pledge of the receivables, then delays in payments on the notes and, should the court rule in favor of the bankruptcy trustee or any creditor, reductions in the amount of the payments could result.

         TRC has been structured in a manner intended to reduce the likelihood of the voluntary or involuntary application for relief under the U.S. bankruptcy code or similar applicable state laws. TRC is also structured to avoid the substantive consolidation of TRC with TCC. TRC is a separate, special purpose subsidiary, whose articles of incorporation contain limitations on the nature of TRC's business and restrictions on the ability of TRC to commence voluntary or involuntary cases or proceedings under these laws without the unanimous vote of all its directors. Additionally, TRC does not intend to file, and TCC has agreed that it will not file, a voluntary petition for relief under the U.S. bankruptcy code or any similar state laws as to TRC.

         If TRC is a debtor in a bankruptcy case causing an early amortization event to occur, then, under the Pooling and Servicing Agreement, additional Principal Receivables will not be transferred to the master trust. On the occurrence of some events of bankruptcy, insolvency or receivership, if no early amortization event except the commencement of the bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require TRC to transfer new receivables to the master trust and to prevent the commencement of an early amortization period or, if applicable for any series of certificates as specified in the prospectus supplement, the rapid accumulation period.

         The Pooling and Servicing Agreement provides that, upon the appointment of a conservator or receiver, with respect to Target National Bank, an early amortization event will occur with respect to all series of certificates then outstanding and a Servicer Default will occur. Pursuant to the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, newly created Principal Receivables will not be transferred from Target National Bank to TCC, from TCC to TRC, or from TRC to the master trust on and after the appointment of a conservator or receiver for Target National Bank. The FDIC, as conservator or receiver, however, may have the power, regardless of the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement to prevent the commencement of an early amortization period with respect to any series of certificates in the master trust or to require new assets to continue to be transferred to TCC. In addition, the FDIC, as conservator or receiver, may have the power to prohibit the continued transfer of assets. The FDIC as conservator or receiver for the servicer may have the power to prevent the termination of Target National Bank as servicer and may have the power to prevent the Master Trust Trustee or the certificateholders from appointing a successor servicer under the Pooling and Servicing Agreement if no Servicer Default exists except the commencement of a receivership or similar event.

         Payments made on repurchases of receivables by TCC or TRC may be recoverable by TCC or TRC, or by a creditor, conservator, receiver or a trustee-in-bankruptcy of TCC or TRC, as a preferential transfer from TCC or TRC if these payments are made within one year before the filing of a bankruptcy case as to TCC or TRC.

Certain Regulatory Matters

         The operations and financial condition of Target National Bank are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate banking agencies have broad enforcement powers over Target National Bank. These enforcement powers may adversely affect the operation of the master trust and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

         If the appropriate banking agency were to find that any securitization agreement of Target National Bank, the master trust or the owner trust, or the performance of any obligation under such an agreement, or any activity of Target National Bank that is related to the operation of its credit card business or its obligations under the related securitization agreements, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement, that banking agency has the power to order Target National Bank, among other things, to rescind that agreement, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. Target National Bank may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

         On March 14, 2003, the Office of the Comptroller of the Currency, referred to in this prospectus as the OCC, issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

         o cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

         o withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust's perfected security interest in those funds; and

         o withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

         The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank's securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank's actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

         In the event that Target National Bank was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Target National Bank for its actual servicing costs, a federal banking regulatory authority might order Target National Bank to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the agency. In addition, the appropriate banking agency would have the power to order Target National Bank to cease extending new credit to its credit card customers. While Target National Bank has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Target National Bank acting as servicer or the payment of a servicing fee to Target National Bank, or any other obligation of Target National Bank under any securitization agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Target National Bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

         The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. For credit cards issued by Target National Bank, the most significant laws include:

         o    the Truth-in-Lending Act,

         o    the Fair Credit Billing Act,

         o    the Fair Debt Collection Practices Act,

         o    the Equal Credit Opportunity Act,

         o    the Fair Credit Reporting Act,

         o    the Electronic Funds Transfer Act,

         o    the National Banking Act, and

         o    applicable state laws.

         Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers:

         o    the interest rates,

         o    cardholder fees,

         o    grace periods, and

         o    balance calculation methods.

         In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

         Some laws, including the laws described above, may limit Target National Bank's ability to collect amounts owing on the receivables regardless of any act or omission on the part of Target National Bank. For example, under the Fair Credit Billing Act, a credit card issuer is open to all claims, other than tort claims, and defenses arising out of transactions in which a credit card is used as a method of payment or extension of credit, if:

         o the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and

         o except in cases where there is a relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address.

         These statutes further provide that in some cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

         Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the accounts. If the portfolio yield is reduced, an early amortization event may occur, and the early amortization period or, if applicable for any series of certificates as specified in the prospectus supplement, the rapid accumulation period would commence. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with those requirements could adversely affect the servicer's ability to enforce the receivables.

         Some jurisdictions may attempt to require out-of-state credit card issuers to comply with their consumer protection laws in connection with their operations in those jurisdictions. These laws may include a limitation on the charges imposed by credit card issuers. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, those actions could have an adverse impact on Target National Bank's credit card operations. Application of federal and state bankruptcy and debtor relief laws, including the Servicemembers Civil Relief Act, would affect the interests of the holders of the notes if the protection provided to debtors under those laws result in any receivables of the master trust being written off as uncollectible.

         The master trust may be liable for violations of consumer protection laws that apply to the receivables transferred to it, either as assignee from TRC for obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert these violations by way of set-off against his or her obligation to pay the amount of receivables owing. TRC will warrant to the master trust in the Pooling and Servicing Agreement that all receivables transferred to the master trust have been and will be created in compliance with the requirements of these laws. See "The Pooling and Servicing Agreement--Representations and Warranties" for additional discussion.

Claims and Defenses of Cardholders Against the Master Trust

         The UCC provides that unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the master trust are limited by:

         o all the terms of the cardholder agreement between Target National Bank and the cardholder,

         o    any defense or claim of the cardholder,

         o    rights of set-off, and

         o any other defense or claim of the cardholder against Target National Bank that accrues before the cardholder receives notification of the assignment.

         The UCC also provides that any cardholder is authorized to continue to pay Target National Bank until:

         o the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Master Trust Trustee or successor servicer, and

         o if requested by the cardholders, the Master Trust Trustee or successor servicer has furnished reasonable proof of assignment.

         No agreement as to defenses has been entered into and no notice of the assignment of the receivables to the master trust will be sent to the cardholders obligated on the accounts in connection with the transfer of the receivables to the master trust.

Industry Litigation

         In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York (the "District Court"). The suit asserted that the rules of both associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. During January 2003, both sides argued motions for summary judgment. On April 1, 2003, the District Court denied all summary judgment motions made by VISA and MasterCard while granting several of the retailers' motions for summary judgment. In April 2003, MasterCard and VISA each agreed to settle the suit before the District Court. MasterCard agreed to pay into a settlement fund approximately $1 billion over ten years and VISA agreed to pay approximately $2 billion over ten years. The associations also agreed to certain reductions in Interchange rate for debit cards and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards. On December 19, 2003, the U.S. District Court granted final approval of the settlement. The court interpreted the release provided by the merchant class as encompassing any possible suit by class members with respect to debit or credit card Interchange fees or with respect to exclusionary rules barring issuance of American Express or Discover cards by member banks and as prohibiting such suits against the member banks as well as against the networks. On January 4, 2005, the U.S. Court of Appeals for the Second Circuit affirmed the U.S. District Court's order approving the settlement in all respects. However, certain merchants have previously opted out of the settlement and have filed separate lawsuits that are currently pending. Target National Bank cannot predict with any degree of certainty the final outcome of the litigation described above or their effect on the competitive environment in the credit card industry.

         In 1998, the U.S. Department of Justice filed suit against VISA U.S.A., Inc., VISA International, Inc. and MasterCard International Incorporated alleging that VISA by-law 2.10(e) and MasterCard's Competitive Programs Policy, both of which preclude any member of either association from issuing credit cards and debit cards over the Discover or American Express network (or any other competitive network), violate the antitrust laws and are anticompetitive. The district court found in favor of the DOJ holding that the exclusionary rules had substantial adverse impact on competition and could not be enforced by the associations. The 2nd Circuit affirmed. Defendants moved for permission to appeal to the Supreme Court and permission was denied on October 4, 2004, resulting in the stay of the district court's injunctive relief order being lifted. The result of the denial of Supreme Court review is that these rules are repealed and member banks are no longer prohibited from issuing American Express or Discover cards. After the U.S. Supreme Court denied the certiorari petition, Discover Financial Services, Inc. commenced an action against the associations in the District Court for the Southern District of New York, alleging among other things, damages stemming from the exclusionary rules. Target National Bank cannot predict with any degree of certainty the final outcome of the litigation described above or their effect on the competitive environment in the credit card industry.

         On November 15, 2004, American Express filed suit against VISA, MasterCard, Chase Bank USA, National Association, Bank of America, Capital One, Household, U.S. Bank, Wells Fargo, Providian and USAA Federal Savings Bank in the Southern District of New York. This action arises out of the same course of conduct as the Department of Justice case. American Express claims that in addition to VISA and MasterCard, member banks were instrumental in adopting and carrying out the associations' exclusionary rules and that the exclusionary rules were restrictions by and for the member banks; that the member banks agreed not to compete by means of offering American Express cards; and that the motives of the member banks were to restrict competition to enhance member bank profitability. Target National
Bank cannot predict with any degree of certainty the final outcome of the litigation described above, its effect on the competitive environment in the credit card industry or the effect of the American Express action on Target National Bank's credit card business.

         In February 2000, plaintiff Adam A. Schwartz filed a lawsuit in California Superior Court against VISA International Corp., VISA International Service Association, Inc., VISA U.S.A., Inc. and MasterCard International Incorporated alleging that VISA and MasterCard have unlawfully concealed the fact that each increases by 1% the rate at which it converts foreign currency to United States dollars for credit card purchases made in foreign currencies by United States cardholders. (Schwartz v. VISA International Corp., et al.) The case was brought under the California unfair business practices statute. On April 7, 2003, the court issued a decision in favor of the plaintiff and against VISA and MasterCard, holding that the networks' disclosures of the 1% currency conversion fee were inadequate under California law. VISA and MasterCard are appealing the decision. Target National Bank cannot predict with any degree of certainty the ultimate outcome of the appeal, or the effect of this action on Target National Bank's credit card business.

         Beginning in or around February 2001, more than twenty individual credit cardholders filed putative class actions against VISA International Service Association, Inc., VISA U.S.A., Inc., MasterCard International Incorporated and seven credit card issuing banks and their parent companies, alleging that VISA and MasterCard, together with their members banks, had conspired to fix the price of currency conversion services for credit card purchases made in a foreign currency by United States cardholders. On August 17, 2001, the Judicial Panel for Multidistrict Litigation consolidated the actions for pretrial purposes before the Honorable William H. Pauley III of the United States District Court for the Southern District of New York. On January 22, 2002, the plaintiffs filed a Consolidated Amended Class Action Complaint, alleging that VISA and MasterCard and their member banks, had violated the federal antitrust law and the Truth-in-Lending Act by conspiring to fix the price of currency conversion services for credit card purchases made in foreign currency by United States cardholders, and by failing to comply with the disclosure requirements of the Truth-in-Lending Act and the regulations promulgated thereunder with respect to the price of such currency conversion services (In re Currency Conversion Fee Antitrust Litigation). On July 3, 2003, the court denied in principal part the defendants' motion to dismiss the consolidated complaint. On November 12, 2003, the plaintiffs moved for an order certifying the action as a class action, and the oral argument for the motion was held on May 7, 2004. By Order dated October 15, 2004, the court granted class certification. Target National Bank cannot predict with any degree of certainty the outcome of the consolidated action, or the effect of this action on Target National Bank's credit card business.

         Since approximately June 2005, a number of actions, including some putative class actions, have been filed in various federal courts by merchants alleging that VISA, MasterCard and certain member banks, as well as unnamed people and entities, unlawfully conspired to set the price of Interchange, unlawfully tied or bundled charges for separate and distinct services, entered into unlawful exclusive dealing arrangements, and unlawfully prohibited merchants from surcharging cardholders. Target National Bank cannot predict with any degree of certainty the final outcome of these actions, their effects on the competitive environment in the credit card industry or their effects on Target National Bank's credit card business.

Other Litigation

         From time to time, Target National Bank is subject to various pending or threatened lawsuits, including certain class actions, arising out of the normal course of business. These lawsuits have challenged certain policies and practices of Target National Bank's credit card business. Target National Bank has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, Target National Bank believes that any liability which might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.

                         Federal Income Tax Consequences

         The following general discussion summarizes the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a note. This discussion applies only to notes offered under this prospectus and the prospectus supplement. This summary deals primarily with U.S. Note Owners who acquire their notes at their original issue price in the original issuance of those notes and who hold their notes as capital assets.

         This discussion is based on present provisions of the Code, the proposed, temporary and final Treasury regulations under the Code, administrative rulings or pronouncements and judicial decisions:

         o    all as in effect on the date of this prospectus, and

         o all of which are subject to change, possibly with retroactive effect.

         This discussion does not address all of the U.S. federal tax consequences that may be relevant to a noteholder because of that noteholder's particular circumstances. It does not address the U.S. federal income tax consequences that may be relevant to some types of noteholders that are subject to special treatment under the Code, including:

         o    dealers in securities or currencies,

         o    financial institutions,

         o    tax-exempt entities,

         o    regulated investment companies,

         o    real estate investment trusts,

         o traders in securities who elect to mark their securities holdings to market,

         o    insurance companies,

         o persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

         o persons whose functional currency is not the United States dollar, or

         o    partnerships and partners in such partnerships.

Also, the following discussion does not consider the alternative minimum tax consequences, if any, of an investment in the notes, or the state, local or foreign tax consequences of an investment. Each prospective noteholder is urged to consult its own tax advisor in determining the U.S. federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a note.

         No ruling will be sought from the IRS regarding any of the U.S. federal income tax consequences discussed in this prospectus. Furthermore, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP described below are not binding on the IRS or the courts. As a result, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, such opinions are based on the representations and assumptions described in those opinions, including, but not limited to, the assumption that all of the relevant parties will comply with all terms of the Indenture, the Deposit and Administration Agreement, the Trust Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the other related documents. The conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences in this prospectus may not be accurate:

         o    if those representations are inaccurate, and/or

         o if the relevant parties fail to comply with the terms of these agreements.

Tax Characterization of the Master Trust

         The transferor anticipates that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion to the transferor, in relation to the issuance of notes of any series offered by this prospectus, that the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The opinion will be based on the assumptions and qualifications described in that opinion and on certain representations or covenants. As discussed in the previous paragraph, however, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. If the master trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the master trust would be subject to U.S. federal income tax at the marginal corporate income rates applicable to such income. This entity-level tax could result in reduced distributions to an owner trust and, therefore, to noteholders.

Tax Characterization of an Owner Trust

         The transferor anticipates that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion to the transferor, in relation to the issuance of notes offered by this prospectus and prospectus supplement, that the owner trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The opinion will be based on the assumptions and qualifications described in that opinion and on certain representations or covenants. As discussed above, however, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See the last two paragraphs of this subsection for a discussion of possible alternative characterizations of the owner trust.

         If other interests in an owner trust, excluding the notes, for which no opinion will be rendered that those interests would constitute debt for U.S. federal income tax purposes, are characterized as equity interests in a partnership, or if all or part of an owner trust were treated as a partnership in which some or all holders of one or more series of notes were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Unless specified exceptions apply, a partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests in that partnership:

         o    are traded on an "established securities market," or

         o are "readily tradable" on a "secondary market" or its "substantial equivalent."

         If an owner trust were classified as a publicly traded partnership taxable as a corporation, the taxable income of the owner trust would be subject to U.S. federal income tax at the applicable corporate income tax rates. This entity-level tax could result in reduced distributions to noteholders. In addition, the distributions from the owner trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that:

         o    any notes were treated as debt of the corporation, and

         o distributions to the related noteholders were treated as payments of interest on the notes.

Furthermore, distributions to noteholders not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the owner trust.

Tax Considerations Relating to Noteholders

     Tax Characterization of the Notes as Debt

         The transferor will express in the Indenture its intent that the notes will be treated as debt for all U.S. tax purposes. The transferor, by entering into the Indenture, and each noteholder, by the acceptance of a beneficial interest in a note, will agree to treat the notes as debt for U.S. tax purposes.

         It is anticipated that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion, in relation to the issuance of notes offered by this prospectus and prospectus supplement, that such notes will be properly characterized as indebtedness for U.S. federal income tax purposes. The discussion below assumes that the notes will be considered debt for U.S. federal income tax purposes.

     Taxation of Interest Income on the Notes

         General. The transferor intends to take the position that a U.S. Note Owner generally will include the stated interest on a note in gross income when that interest is received or accrued according to that U.S. Note Owner's regular method of tax accounting. This conclusion is based on the transferor's position that the stated interest on a note is "unconditionally payable," as that term is defined in the applicable Treasury regulations.

         Under the applicable Treasury regulations, the stated interest on the notes will be considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms and conditions of the notes make the likelihood of late payment or non-payment of the stated interest a remote contingency. The transferor believes that the late payment or non-payment of stated interest on the notes is a remote contingency:

         o because an owner trust and the Owner Trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the notes, if an owner trust has sufficient cash on hand to allow the Owner Trustee to make those interest payments, and

         o    based on the ratings of the notes.

         If, however, the stated interest on the notes is not considered to be unconditionally payable:

         o the stated interest on the notes will be considered original issue discount, and

         o a U.S. Note Owner will be required to include that stated interest in income in the manner described below in "--Original Issue Discount Obligations."

         Original Issue Discount Obligations. Assuming that the stated interest on the notes is considered to be "unconditionally payable," a series of notes will not be considered to have been issued with original issue discount unless:

         o a substantial amount of that series of notes is sold, in the original issuance of those notes, to investors at a price that is less than the stated principal amount of those notes, and

         o the amount of such discount exceeds a statutory de minimis amount of original issue discount.

Under applicable regulations, a holder of a note issued with de minimis original issue discount must include the original issue discount in income proportionately as principal payments are made on a class of notes.

         If a note is considered to have been issued with original issue discount, a U.S. Note Owner of such note must include the amount of the original issue discount in income on a daily economic accrual basis without regard to that person's method of accounting and without regard to receipt of cash related to that income. Receipt of cash representing original issue discount that has been reported will not give rise to additional income. The relevant prospectus supplement will disclose whether the transferor believes that any series of notes issued pursuant to such prospectus supplement is issued with original issue discount.

         Market Discount or Premium. A noteholder who purchases a note at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. The relevant provisions of these rules generally provide:

         o for gain equal to accrued market discount to be treated as ordinary income when the note is sold or disposed of,

         o for partial principal payments to be treated as ordinary income to the extent of accrued market discount, and

         o for certain interest deductions related to any debt incurred to acquire or carry the market discount note to be deferred.

         A noteholder that purchases a note for an amount greater than the sum of all amounts payable on that note after the purchase date other than payments of "qualified stated interest," will be considered to have purchased the note at a premium. That noteholder may generally choose to amortize the premium as an offset to interest income using a constant yield method over the remaining term of the note.

     Sale, Exchange or Retirement of Notes

         Upon a sale or other taxable exchange, retirement or disposition of a note, a U.S. Note Owner will generally recognize gain or loss equal to the difference between:

         o the amount realized on that sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest), and

         o    the U.S. Note Owner's adjusted tax basis in that note:

              -- as increased by any original issue discount or market discount previously included in income by the holder, and

              -- as decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or original issue discount received for that note.

This gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. Note Owner held the note for more than one year at the time of the sale, exchange, retirement or other disposition (subject to the market discount provisions of the Code described above). The long-term capital gains of individuals, estates, and trusts generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Note Owners

     Taxation of Interest Income on the Notes

         Assuming that all of the notes issued to Non-U.S. Note Owners are considered to be debt for U.S. federal income tax purposes, and the interest on the notes is not "contingent interest," under present U.S. federal income and estate tax law, and subject to the discussion on backup withholding below under "--Information Reporting and Backup Withholding":

         o no withholding of U.S. federal income tax will be required on the payment by the transferor or any withholding agent of principal or interest on a note owned by a Non-U.S. Note Owner if:

              -- the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations under the Code,

              -- the beneficial owner is not a controlled foreign corporation that is related to the transferor through stock ownership,

              -- the beneficial owner is not a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

              --   the beneficial owner satisfies the statement requirements.

         To satisfy the statement requirements referred to above, the noteholder or a financial institution holding the note on behalf of the owner, must provide, in accordance with specified procedures, the transferor or any withholding agent with a statement to the effect that the noteholder is not a U.S. Note Owner. Currently, these requirements will be met if:

         o the noteholder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. Note Owner, which certification may be made on an IRS Form W-8BEN or successor form, and

         o a financial institution holding the note on behalf of a noteholder certifies, under penalties of perjury, that the statement has been received by it and furnishes any withholding agent with a copy.

         If a Non-U.S. Note Owner cannot satisfy the requirements described above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the transferor or any withholding agent with a properly executed:

         o IRS Form W-8BEN, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

         o IRS Form W-8ECI, or successor form, stating that the interest paid on the note is not subject to that withholding tax because it is effectively connected with the noteholder's conduct of a trade or business in the United States.

         The Non-U.S. Note Owner, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. Note Owner if:

         o    it is engaged in a trade or business in the United States, and

         o the interest on its notes is effectively connected with the conduct of that trade or business.

In addition, if that Non-U.S. Note Owner is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or any lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income will be included in that corporation's earnings and profits.

     Sale, Exchange or Retirement of Notes

         Any gain realized by a Non-U.S. Note Owner upon the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income or withholding tax unless:

         o the gain is effectively connected with a U.S. trade or business of the Non-U.S. Note Owner in the United States, or

         o for a Non-U.S. Note Owner who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met.

     Alternative Characterizations

         If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, a Non-U.S. Note Owner may be treated as engaged in a trade or business in the United States as a result of owning a note. In such case, the Non-U.S. Note Owner:

         o    would be required to file a U.S. federal income tax return, and

         o generally, would be subject to U.S. federal income tax, including, for a Non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from the partnership.

Furthermore, withholding may apply to partnership income that is allocable to a Non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding would be imposed on the holder's deemed share of the owner trust's income at a rate equal to the highest marginal U.S. federal income tax rate applicable to the Non-U.S. Note Owner. Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a Non-U.S. Note Owner generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See the last two paragraphs of "--Tax Characterization of an Owner Trust" above for discussion of possible alternative characterizations of an owner trust.

         Special rules may apply for Non-U.S. Note Owners who:

         o    have an office or other fixed place of business in the U.S.,

         o    are former U.S. citizens,

         o are engaged in a banking, financing, insurance or similar business in the U.S., or

         o are "controlled foreign corporations," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the notes.

Tax Consequences to Plans

         In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to Plans that are tax-exempt under the Code, unless the notes were "debt-financed property" because of borrowings by the Plan itself. However, if, contrary to the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for federal income tax purposes, the notes are equity interests in a partnership and the owner trust or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Plan as "debt-financed income." Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Information Reporting and Backup Withholding

         Information returns will be required to be filed with the IRS reporting payments made to certain U.S. Note Owners. In addition, certain U.S. Note Owners may be subject to U.S. backup withholding tax in respect of such payments if such a holder does not provide its taxpayer identification number to the transferor or if the IRS notifies the transferor that such a holder is subject to backup withholding due to a failure to report certain interest or dividend income. Certain U.S. Note Owners may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of notes. Generally, the transferor must report annually to the IRS and to a Non-U.S. Note Owner the amount of interest paid to such Non-U.S. Note Owner on a note and the amount of tax, if any, that the transferor withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such Non-U.S. Note Owner resides under the provisions of an applicable income tax treaty. Non-U.S. Note

Owners may be required to comply with applicable certification procedures to establish that they are not U.S. persons in order to avoid the application of other U.S. information reporting requirements and backup withholding.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                              ERISA Considerations

         The Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus as ERISA, and Section 4975 of the Code impose restrictions on:

         o employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

         o plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

         o any entities whose underlying assets include plan assets by reason of a plan's investment in these entities - each of the entities described in the two preceding clauses and this clause are referred to in this prospectus as a "Plan"; and

         o persons who have specified relationships to Plans which are "parties in interest" under ERISA and "disqualified persons" under the Code, which collectively are referred to in this prospectus as "Parties in Interest."

         In addition, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of that investment.

         However, governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of
Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

Plan Asset Issues for an Investment in the Notes

         The Plan Asset Regulation is a regulation issued by the United States Department of Labor, which states that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan unless one or more of the exceptions set forth in the regulation apply.

         Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as indebtedness, rather than equity, for federal tax purposes and (2) should not be deemed to have any "substantial equity features," the notes should not be treated as an equity interest for purposes of the Plan Asset Regulation. These conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Accordingly, the assets of the owner trust should not be treated as the assets of Plans investing in the notes. It should be noted that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance, in other words, they could be treated as equity, if, for instance, the owner trust or master trust incur losses or there is a change in the ratings of the notes.

Potential Prohibited Transactions from Investment in Notes

         A prohibited transaction could arise if:

         o    a Plan acquires notes, and

         o under the Plan Asset Regulation, the assets of the owner trust are treated as if they were plan assets of the Plan.

         Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Investment by Plan Investors

         Prior to making an investment in the notes, each Plan investor and each fiduciary causing the notes to be purchased by, on behalf of or using "plan assets" of a Plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the I Code.

         Any purchaser that is an insurance company using the assets of an insurance company general account should note that regulations promulgated under
Section 401(c) of ERISA established that assets held by an insurance company general account will not constitute plan assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts or policies issued to Plans on or before December 31, 1988, provided the insurer complies with the specified conditions. The plan asset status of insurance company separate accounts is unaffected by
Section 401(c) of ERISA, and separate account assets continue to be treated as plan assets of any Plan invested in a separate account.

General Investment Considerations for Prospective Plan Investors in the Notes

         Prior to making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

         o    whether the fiduciary has the authority to make the investment;

         o whether the investment constitutes a direct or indirect transaction with a Party in Interest;

         o the composition of the Plan's portfolio with respect to diversification by type of asset;

         o    the Plan's funding objectives;

         o    the tax effects of the investment; and

         o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of notes to a Plan will not be deemed a representation by TRC or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

                   Plan of Distribution for the Offered Notes

         The place and time of delivery for any offered series of notes will be described in the prospectus supplement for that series. TRC may sell notes:

         o    through underwriters or dealers,

         o    directly to one or more purchasers, or

         o    through agents.

         The prospectus supplement for any offered series will describe the terms of the offering of the offered notes, including:

         o    the name or names of any underwriters for the notes,

         o    the purchase price of the notes,

         o    the proceeds to TRC from the sale,

         o    any underwriting discounts and commissions,

         o    any other compensation of the underwriters,

         o    the initial offering price, and

         o any discounts or concessions allowed or reallowed or paid to dealers.

         Under each underwriting agreement, TRC will agree to sell to each of the underwriters in the prospectus supplement the principal amount of the offered notes. In turn, each of those underwriters will agree to purchase from TRC the principal amount of notes described in the underwriting agreement and in the prospectus supplement. The underwriting agreement may allow for a proportional adjustment in the event of an increase or decrease in the full amount of the offered notes. If there is a default by any underwriter, the underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be ended.

         Each underwriting agreement will provide that TRC may indemnify the related underwriters against some liabilities, including liabilities under the federal securities laws.

                                  Legal Matters

         Legal matters relating to the issuance of notes will be passed upon for Target National Bank, TCC, TRC, the master trust and the owner trust by Timothy
R. Baer, Senior Vice President, General Counsel and Corporate Secretary of Target. Legal matters relating to the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Baer owns or has the right to acquire a number of shares of common stock of Target which total less than 1% of the outstanding common stock of Target. Federal income tax matters will be passed upon for TRC by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                             Reports to Noteholders

         On or before January 31 of each calendar year, the Indenture Trustee will provide to any noteholder of record during the preceding year a statement containing the information required to be given by an issuer of debt under the Code along with any other customary information which is necessary to allow the noteholders to prepare their tax returns. See "Federal Income Tax Consequences" for a detailed discussion.

         Unless and until Definitive Notes are issued, monthly and annual reports, which contain unaudited information concerning the master trust and which are prepared by the servicer, will be sent on behalf of the master trust to Cede & Co., as nominee of DTC and registered holder of the related notes. These reports will not constitute financial statements prepared under generally accepted accounting principles. TRC does not intend to send any of its financial reports to registered holders of notes or to owners of beneficial interests in the notes. TRC will file with the SEC the periodic reports relating to the owner trust and the master trust that are required under federal securities laws. TRC may suspend the filing of periodic reports to the extent the filings are no longer required of TRC. See "Description of the Notes--Book-Entry Registration" and "The Pooling and Servicing Agreement--Evidence as to Compliance."

                           Forward-Looking Statements

         This prospectus and the prospectus supplement, including information included or incorporated by reference in this prospectus and the prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by TRC, in press releases and in oral and written statements made by or with TRC's approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, the performance of the master trust portfolio, Target National Bank's, TCC's or TRC's financial condition, results of operations, plans, objectives, future performance or business.

         Words such as "believes," "anticipates," "expects," "intends," "plans," "estimates" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

         Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference -many of which are beyond TRC's control - include the following, without limitation:

         o Changes in credit card use, payment patterns and default rates as well as Target National Bank's ability to extend credit and collect payments may be different than anticipated,

         o Local, regional and national business, political or economic conditions may differ from those expected,

         o The effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Target National Bank's, TCC's and TRC's business and the performance of the master trust portfolio,

         o The effects of changes in interest rates, recession, inflation, deflation, consumer credit availability, consumer debt levels, tax rates and policy, unemployment trends, energy costs and other matters that influence consumer confidence and spending may differ from those expected,

         o The timely development of new products and services by Target National Bank and Target, and acceptance by consumers of these products and services, may be different than anticipated,

         o The ability to increase market share by Target National Bank and Target may be more difficult than anticipated,

         o Competitive pressures among retailers and issuers of credit cards and charge cards may increase significantly,

         o Changes in laws and regulations may adversely affect Target National Bank, TCC and TRC and their business and the performance of the master trust portfolio,

         o The costs, effects and outcomes of litigation may adversely affect Target National Bank, TCC and TRC or their business and the performance of the master trust portfolio, and

         o Target National Bank, TCC and TRC may not manage the risks involved in each of the foregoing factors as well as anticipated.

         Forward-looking statements speak only as of the date they are made. TRC undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

                       Where You Can Find More Information

         TRC filed a registration statement on Form S-1 relating to the notes with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC.

         Copies of the registration statement and other related filings can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

                        Glossary of Terms for Prospectus

         "Addition Date" means the date TRC, under the conditions specified in the Pooling and Servicing Agreement, adds the following to the master trust:

         o receivables arising in designated accounts owned by Target National Bank or another Credit Card Originator, or

         o    any Participation Interest.

         "Additional Account" means each Automatic Additional Account and Supplemental Account.

         "Administrator" means Target Receivables Corporation as the administrator of an owner trust under a Deposit and Administration Agreement.

         "Aggregate Addition Limit" means the limit on the number of accounts which may be included as Automatic Additional Accounts without confirmation from each rating agency that such action will satisfy the Rating Agency Condition and which may be designated as Supplemental Accounts without prior notice to the rating agencies, as described under "The Pooling and Servicing Agreement--Addition of Master Trust Assets."

         "Automatic Addition Termination Date" means the date on which new open-end credit card accounts owned by the Credit Card Originators will cease to become Automatic Additional Accounts.

         "Automatic Additional Accounts" means each open-end credit card account established under a credit card agreement with a Credit Card Originator arising:

         o after the Cut-Off Date and before the first to occur of the date TRC determines to suspend the inclusion of Automatic Additional Accounts or the Automatic Addition Termination Date, and

         o after a Restart Date and before any subsequent date TRC determines to suspend the inclusion of Automatic Additional Accounts or the Automatic Addition Termination Date,

provided, with respect to any accounts initially originated by an entity other than Target National Bank or any transferees of accounts from Target National Bank, that account will be deemed to be an Automatic Additional Account only upon satisfaction of the Rating Agency Condition.

         "Bank Receivables Purchase Agreement" means the Amended and Restated Bank Receivables Purchase Agreement, dated as of April 28, 2000, between TCC, as purchaser of the receivables, and Target National Bank, as seller of the receivables, as may be amended from time to time.

         "Clearstream" means Clearstream Banking, societe anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.

         "Clearstream Customers" means organizations participating in Clearstream's book-entry system.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means an Eligible Deposit Account for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

         "Cooperative" means the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "Credit Card Guidelines" means the written policies and procedures of the Credit Card Originator relating to the operation of its consumer revolving lending business, including:

         o    determining the creditworthiness of credit card customers,

         o    the extension of credit to credit card customers, and

         o the maintenance of credit card accounts and collection of receivables,

as these policies and procedures may be modified in accordance with requirements of law, the failure to comply with which would have a material adverse effect on the interests of the certificateholders.

         "Credit Card Originator" means Target National Bank and any transferee, successor or assign of Target National Bank or any other originator of consumer open-end credit card accounts designated to have their receivables included in the master trust.

         "Cut-Off Date" means June 30, 1995.

         "Defaulted Amount" means the amount of receivables described under "Description of the Certificates--Defaulted Receivables and the Defaulted Amount."

         "Defaulted Receivables" means for any date of determination, Principal Receivables that are charged-off as uncollectible on that day.

         "Definitive Notes" means notes in fully registered, certificated form that are only issued to noteholders under the circumstances described under "Description of the Notes--Definitive Notes."

         "Deposit and Administration Agreement" means an agreement between Target Receivables Corporation and an owner trust as specified in the prospectus supplement under which a collateral certificate is deposited with the owner trust and Target Receivables Corporation agrees to act as Administrator of the owner trust.

         "Discount Option Receivables" means those receivables that otherwise would have been treated as Principal Receivables that are to be treated as Finance Charge Receivables at TRC's option.

         "Distribution Date" means, with respect to any Series, the date specified in the related Series Supplement.

         "Eligible Deposit Account" means any bank account satisfying the requirements listed in "Description of the Certificates--Collection Account."

         "Eligible Investments" means those investments described under "Description of the Certificates--Collection Account."

         "Eligible Receivable" means each receivable satisfying the requirements listed in "The Pooling and Servicing Agreement--Eligible Accounts and Eligible Receivables."

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means the system operated by Euroclear Bank, S.A./N.V. under contract with the Cooperative.

         "Euroclear Participants" means participants of the Euroclear system.

         "Events of Default" means, with respect to the notes, those events described under "Description of the Notes--The Indentures--Events of Default; Rights Upon Event of Default."

         "Excess Finance Charge Collections" means those collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables described under "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections."

         "Excess Transferor Finance Charge Collections" means those collections of Finance Charge Receivables described under "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections."

         "FDIC" refers to the Federal Deposit Insurance Corporation.

         "Finance Charge Receivables" means, with respect to any Monthly Period:

         o all amounts billed to the obligors at the beginning of that Monthly Period for periodic finance charges,

         o fees and charges, including late fees, overlimit fees, return check fees, deferred billing fees and Merchant Fees,

         o    the amount of any Discount Option Receivables, and

         o    other amounts billed for receivables that are not Eligible
              Receivables.

         "Floating Allocation Percentage" means for each Monthly Period, the percentage used to allocate to your series of certificates the Defaulted Amount and collections of Finance Charge Receivables as described in the prospectus supplement.

         "Indenture" means an agreement between an Owner Trustee on behalf of an owner trust and the applicable Indenture Trustee under which notes are issued.

         "Indenture Trustee" means the trustee acting on behalf of the noteholders under an Indenture.

         "Ineligible Receivables" means receivables not satisfying the requirements of Eligible Receivables.

         "Interchange" means fees received by creditors participating in the VISA and MasterCard associations as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing.

         "Invested Amount" means with respect to any series of certificates, the outstanding principal balance of that series minus the amount of any unreimbursed investor charge-offs for that series, subject to any additional adjustments as specified in the applicable Series Supplement for that series.

         "IRS" means the United States Internal Revenue Service.

         "Legal Maturity Date" means the final date on which principal and accrued interest on the notes are due as specified in the prospectus supplement.

         "Master Trust Trustee" means Wells Fargo Bank, National Association, as trustee acting on behalf of the master trust.

         "Merchant Fees" means the fees paid with respect to the Target Card by Target stores, and with respect to the Target VISA accounts by merchants accepting Target VISA, to Target National Bank, in its capacity as Credit Card Originator, in connection with obligor charges for goods and services.

         "Monthly Period" means a fiscal month of TRC.

         "Non-U.S. Note Owner" means a beneficial owner of a note that is not a U.S. Note Owner.

         "Owner Trustee" means the trustee acting on behalf of the owner trust identified in the prospectus supplement.

         "Participation" means an interest in the assets of the master trust entitling its holder to a specified percentage of collections of Principal Receivables and Finance Charge Receivables and any other assets of the master trust.

         "Participation Interest" means any participation or certificate representing an undivided interest in a pool of assets primarily consisting of open-end credit card receivables originated by Target National Bank or another Credit Card Originator and collections on those receivables and other assets.

         "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, among TRC, as transferor of the receivables to the master trust, Target National Bank, as servicer and originator of the receivables, and Wells Fargo Bank, National Association, as Master Trust Trustee, as may be amended from time to time.

         "Portfolio Reassignment Price" means the amount TRC deposits into the Collection Account to satisfy its reassignment obligations equal to:

         o the total Invested Amount for all outstanding series of certificates,

         o outstanding amounts invested by enhancement providers, if any, of all series of certificates,

         o interest payable to each series of certificates on that Distribution Date,

         o any interest amounts that were due but not paid on an earlier Distribution Date, and

         o interest on the overdue interest amounts, if the applicable Series Supplement so provides, at the applicable rates through the day before that Distribution Date.

         "Principal Allocation Percentage" means for each Monthly Period, and for each series of certificates, the percentage used to allocate collections of Principal Receivables to that series of certificates as described in the prospectus supplement.

         "Principal Receivables" means all Eligible Receivables included in the master trust that are not Finance Charge Receivables or Defaulted Receivables, reduced by the aggregate amount of credit balances in the accounts on the date of determination.

         "Principal Shortfall" means for any series of certificates, the deficiency that occurs when collections of Principal Receivables allocated to that series of certificates and other amounts are insufficient to cover required principal deposits or payments.

         "Purchase Agreement" means individually, the Bank Receivables Purchase Agreement and the Receivables Purchase Agreement and in the plural, means both the Bank Receivables Purchase Agreement and the Receivables Purchase Agreement.

         "Rating Agency Condition" means, for any action requiring rating agency approval or consent, that each rating agency notifies TRC, Target National Bank and the Master Trust Trustee in writing that such action will not result in a reduction or withdrawal of the rating of the certificates or notes of any outstanding series or class for which it is a rating agency.

         "Receivables Purchase Agreement" means the Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2000, between TRC, as purchaser of the receivables, and TCC, as seller of the receivables, as may be amended from time to time.

         "Record Date" means with respect to any payment to noteholders, the date specified in the prospectus supplement as of which a noteholder must be the registered holder of a note to receive a payment on the following Distribution Date.

         "Removed Accounts" means accounts designated by TRC to have their receivables conveyed from the master trust to TRC and which will no longer constitute master trust accounts if TRC satisfies the conditions specified in the Pooling and Servicing Agreement.

         "Required Principal Balance" means on any date of determination, an amount equal to:

         o    the sum of the numerators used to calculate:

              -- the Principal Allocation Percentages with respect to Principal Receivables for all series of certificates then outstanding, and

              -- the amount, equal to a percentage of all collections, that each holder of a Participation is entitled to for all Participations then outstanding, minus

         o the amount on deposit in the Special Funding Account as of that date.

         "Required Retained Transferor Amount" means on any date of determination, the product of:

         o    the sum of:

              --   the total amount of Principal Receivables, and

              -- the amount on deposit in the Special Funding Account and the amount of other specified master trust assets, including any other accounts specified in the prospectus supplement, and

         o the highest of the Required Retained Transferor's Percentages specified in the prospectus supplement for each series of certificates outstanding.

         "Restart Date" means the date TRC specifies in a written notice to the Master Trust Trustee that it will start redesignating Automatic Additional Accounts to the master trust only if:

         o the conditions described under "The Pooling and Servicing Agreement--Addition of Master Trust Assets" are satisfied, and

         o all accounts of the Credit Card Originators have been designated either as Automatic Additional Accounts or as Supplemental Accounts.

         "Series Supplement" means the supplement to the Pooling and Servicing Agreement relating to a particular series of certificates.

         "Servicer Default" means any failure of the servicer under the Pooling and Servicing Agreement and any Series Supplement:

         o to perform its duties or fulfill its obligations (each, a "breach") which has a material adverse impact on certificateholders, and

         o to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach,

and the occurrence of some events of bankruptcy, insolvency or receivership. See "The Pooling and Servicing Agreement--Servicer Default" for a description of the specific events that could result in a Servicer Default.

         "Shared Principal Collections" means those collections of Principal Receivables and other amounts treated as collections of Principal Receivables described under "Description of the Certificates--Shared Principal Collections and Shared Transferor Principal Collections."

         "Shared Transferor Principal Collections" means those collections of Principal Receivables and other amounts (and, in specified circumstances, Excess Transferor Finance Charge Collections) described under "Description of the Certificates--Shared Principal Collections and Shared Transferor Principal Collections."

         "Similar Law" means any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

         "Special Funding Account" means the Eligible Deposit Account for the benefit of each series of certificates in which collections of Principal Receivables, and other amounts treated as collections of Principal Receivables, are held as collateral if the Transferor Amount, excluding the interest representing any Supplemental Certificate, is less than the Required Retained Transferor Amount.

         "Supplemental Accounts" means after the Cut-Off Date, those accounts (other than Automatic Additional Accounts) TRC designates to be added to the master trust only if they are eligible accounts.

         "Supplemental Certificate" means a certificate evidencing the interest in the Transferor's Interest not represented by the Transferor Certificate.

         "Transfer Date" means the business day immediately prior to a Distribution Date.

         "Transferor Amount" means, on any date of determination, the sum of:

         o the aggregate amount of Principal Receivables in the master trust, plus

         o the amounts on deposit in the Special Funding Account and other trust accounts specified in any Series Supplement, minus

         o the Invested Amount of each outstanding series of certificates, minus

         o    the amount of any Participation.

         "Transferor Certificate" means a certificate evidencing the interest in the Transferor's Interest not represented by any Supplemental Certificate.

         "Transferor's Interest" means the ownership interest of TRC, its transferees and any holder of a Supplemental Certificate in the master trust.

         "Trust Agreement" means the agreement under which the owner trust will be established to be entered into by TRC, as the Depositor and the applicable Owner Trustee.

         "Trust Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

         o whose numerator equals the total collections of Finance Charge Receivables for that Monthly Period, and

         o whose denominator is the total amount of Principal Receivables as of the first day of that Monthly Period.

         "UCC" refers to the Uniform Commercial Code as in effect in the relevant jurisdiction.

         "U.S. Note Owner" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

         o    a citizen or resident of the United States,

         o a corporation created or organized in the United States or under the laws of the United States, any state of the United States or the District of Columbia,

         o an estate whose income is subject to United States federal income taxation regardless of its source, or

         o    a trust:

              -- the primary supervision over the administration of which is exercisable by a court within the United States, and

              -- all substantial decisions of which are subject to the control of one or more United States persons as described in section 7701(a)(30) of the Code, or

              -- that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

                                  SERIES 2005-1

                                  $_____________
                              Floating Rate Class A
                               Asset Backed Notes




                         TARGET CREDIT CARD MASTER TRUST
                      TARGET CREDIT CARD OWNER TRUST 2005-1
                                     Issuers


                         TARGET RECEIVABLES CORPORATION
                          Transferor and Administrator




                              TARGET NATIONAL BANK
                                    Servicer

                            ------------------------
                              PROSPECTUS SUPPLEMENT
                            ------------------------




         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these notes in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these notes will deliver a prospectus supplement and prospectus until __________.

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee..................................................... $ 117.70
Printing and Engraving...............................................    *
Trustee's Fees.......................................................    *
Legal Fees and Expenses..............................................    *
Blue Sky Fees and Expenses...........................................    *
Accountants' Fees and Expenses.......................................    *
Rating Agency Fees...................................................    *
Miscellaneous Fees...................................................    *
                                                                     -----------
Total................................................................ $  *
                                                                     ===========
-----------------
* To be provided by amendment.

Item 15.  Indemnification of Directors and Officers

         Article VII of the By-laws of Target Receivables Corporation, a Minnesota corporation, provides for indemnification of all persons who are serving or have served at the request of Target Receivables Corporation to the extent permitted under Minnesota law. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         Pursuant to agreements which the Transferor may enter into with underwriters or agents (forms of which are included as exhibits to this Registration Statement), officers and directors of the Transferor, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished to the Transferor by such underwriters or agents that appears in the Registration Statement or any Prospectus.

Item 16.  Exhibits

     (a) Exhibits

     1 Form of Underwriting Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(a) Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(b)   Form of Series Supplement*

     4(c) Amended and Restated Bank Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(d) Amended and Restated Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(e)   Form of Indenture**

     4(f)   Form of Trust Agreement**

     4(g)   Form of Deposit and Administration Agreement**

     5      Opinion of Timothy R. Baer, with respect to legality**

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters**

     23(a) Consent of Timothy R. Baer (included in his opinion to be filed as Exhibit 5)**

     23(b) Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)**

     24     Power of Attorney

     25 Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture**
--------------
     *  Previously filed.

     ** To be filed by amendment.

     (b) Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To provide to the underwriters at the closing specified in the underwriting agreements, notes in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (7) That, for purposes of determining any liability under the Securities Act of 1933:

         (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 26, 2005.

                          TARGET CREDIT CARD MASTER TRUST
                          By: TARGET RECEIVABLES CORPORATION
                              as originator of the Trust


                          By: /s/ Douglas A. Scovanner
                              ------------------------
                              Douglas A. Scovanner, President

                          TARGET RECEIVABLES CORPORATION
                              as Co-Registrant


                          By: /s/ Douglas A. Scovanner
                              ------------------------
                              Douglas A. Scovanner, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         TARGET RECEIVABLES CORPORATION

Signature                                        Title

Principal Executive Officer:

/s/ Douglas A. Scovanner                         President
-------------------------
Douglas A. Scovanner
August 26, 2005

Principal Financial Officer:

Sara J. Ross*                                    Vice President and Treasurer
-----------------------
Sara J. Ross

Principal Accounting Officer:

Terrence J. Scully*                              Vice President
-----------------------
Terrence J. Scully

Directors:

Martin R. Rosenbaum *                            Director
------------------------
Martin R. Rosenbaum

Sara J. Ross*                                    Director
------------------------
Sara J. Ross

/s/ Douglas A. Scovanner                         Director
-------------------------
Douglas A. Scovanner

Sandra Sponem*                                   Director
------------------------
Sandra Sponem

Terrence J. Scully*                              Director
------------------------
Terrence J. Scully

* By: /s/ Douglas A. Scovanner
      -------------------------
      Douglas A. Scovanner,
      Attorney-in-Fact
      August 26, 2005

                                  EXHIBIT INDEX

Exhibits
-------------------------------------------------------------------------------
     1 Form of Underwriting Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(a) Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(b)   Form of Series Supplement*

     4(c) Amended and Restated Bank Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(d) Amended and Restated Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*

     4(e)   Form of Indenture**

     4(f)   Form of Trust Agreement**

     4(g)   Form of Deposit and Administration Agreement**

     5      Opinion of Timothy R. Baer, with respect to legality**

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters**

     23(a) Consent of Timothy R. Baer (included in his opinion to be filed as Exhibit 5)**

     23(b) Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)**

     24     Power of Attorney

     25 Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture**

     ------------------------
     *  Previously filed.

     ** To be filed by amendment.